                                                FILED PURSUANT TO RULE 424(b)(2)
                                                     REGISTRATION NO. 333-109143
Prospectus
November 24, 2003
                                                            (CITIFINANCIAL LOGO)

CitiFinancial Mortgage Securities Inc.
300 St. Paul Place
Baltimore, Maryland 21202

$911,360,000 (approximate)
REMIC Pass-Through Certificates
Series 2003-4
--------------------------------------------------------------------------------

consisting of seven subclasses of senior class A Certificates.

The Trust will consist primarily of fixed and adjustable rate sub-prime mortgage loans secured by first priority liens on residential property.

The purchase price for the Certificates offered by each underwriter will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale. Total proceeds to the issuer (net of expenses) will be approximately 99.68766% of the aggregate initial principal balance of the offered Certificates, plus accrued interest from November 1, 2003 to the closing date.

CitiFinancial Mortgage Securities Inc. does not intend to list the Certificates on a national securities exchange or the Nasdaq Stock Market.

    You should read "General risk factors," beginning on page 2 of the core prospectus, and "Series risk factors," beginning on page S-6 of this supplement, before you purchase any Certificates.

CITIGROUP
                         BANC ONE CAPITAL MARKETS, INC.
                                                           RBS GREENWICH CAPITAL
--------------------------------------------------------------------------------
     The Certificates are not insured or guaranteed by the Federal Deposit
            Insurance Corporation or any other governmental agency.

          Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or
            determined that this prospectus is accurate or complete.
           Any representation to the contrary is a criminal offense.

How to read this prospectus
This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all Series of Certificates. The supplement gives specific information about this Series of Certificates. You should carefully read both the core prospectus and this supplement before investing.
  This supplement may update or modify information in the core prospectus. Whenever information in this supplement differs from information in the core prospectus, you should rely on the information in this supplement.
  In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

Forward-looking statements
In this prospectus we make certain forward-looking statements. These statements are found in the discussions (including the tables) set forth under "Series risk factors", "General risk factors" and "Sensitivity of Certificates to prepayment". Forward-looking statements are also found elsewhere in this prospectus and include words such as "expects", "intends", "anticipates" and similar words. Forward-looking statements are inherently subject to a variety of risks and uncertainties. Actual results may diverge substantially from those we anticipate or assume. Such divergence may be caused by, among other things,
  - economic conditions and industry competition,
  - political, social and economic conditions,
  - legal and governmental regulatory initiatives and
  - prevailing interest rates and fluctuations in interest rates.
We will not update or revise any forward-looking statements to reflect changes in our assumptions or to reflect changes in the conditions or circumstances on which such statements were originally based.

Contents

PROSPECTUS SUPPLEMENT
Summary S-3
Series risk factors S-6
Credit enhancement S-12
Payment priorities S-16
Distributions of interest S-18
Distributions of principal S-20
Losses S-26
Sensitivity of Certificates to prepayment S-26
Delinquency and foreclosure experience S-33
Voting rights S-34
Additional ERISA considerations S-34
Legal investment S-35
Federal income tax consequences S-35
Plan of distribution S-35
Legal opinions S-36
Incorporation of additional SEC filings S-36
Appendix 1: Description of the loans S-37
CORE PROSPECTUS
Summary 1
General risk factors 2
Distributions on the Certificates 6
The mortgage loans 12
Defective mortgage loans 16
Insurance and other credit support 16
Mortgage documents 18
CFMSI and its affiliates 18
Mortgage loan underwriting 19
Servicing 23
Default by CFMC 26
The Trustee 26
The pooling agreement 27
Book-entry and physical Certificates 29
ERISA considerations 31
Legal investment considerations 33
Taxation of Certificate holders 34
Taxation of the Trust 43
Legal aspects of mortgage loans 44
Use of proceeds 56
Plan of distribution 56
Additional information 56
Index 58

Prospectus supplement

November 24, 2003

Summary

Series overview--the Certificates

Offered by this prospectus

             Principal balance                                      Expected
             at cut-off date,      Interest                          ratings
   CLASS       +/- UP TO 5%         RATE(1)      SPECIAL FEATURES  S&P/MOODY'S
------------------------------------------------------------------------------
AF-1           $288,050,000        Variable(2)       Group 1        AAA/Aaa
AF-2           $ 69,670,000          2.664%          Group 1        AAA/Aaa
AF-3           $108,273,000          3.221%          Group 1        AAA/Aaa
AF-4           $ 45,392,000          4.427%          Group 1        AAA/Aaa
AF-5           $ 43,083,000          5.326%          Group 1        AAA/Aaa
AF-6           $ 73,439,000          4.493%        Group 1, NAS     AAA/Aaa
AV-1           $283,453,000        Variable(3)       Group 2        AAA/Aaa

---------------
(1) Increases after clean-up call date. See "Distributions of interest".

(2) Adjusts monthly based on LIBOR plus a margin of 0.17%, subject to an interest rate cap. See "Distributions of interest". The interest rate for the first accrual period is 1.28875% per annum.

(3) Adjusts monthly based on LIBOR plus a margin of 0.30%, subject to an interest rate cap. See "Distributions of interest". The interest rate for the first accrual period is 1.41875% per annum.

Not offered by this prospectus

                  Principal balance
                  at cut-off date,      Interest                       Expected ratings
        CLASS       +/- UP TO 5%         RATE(1)     SPECIAL FEATURES    S&P/MOODY'S
     ----------------------------------------------------------------------------------
     MF-1            $23,867,000          4.80%          Group 1           AA+/Aa1
     MF-2            $16,524,000          5.04%          Group 1            AA/Aa2
     MF-3            $11,016,000          5.09%          Group 1           AA-/Aa3
     MF-4            $12,852,000          5.19%          Group 1            A+/A1
     MF-5            $ 9,180,000          5.44%          Group 1             A/A2
     MF-6            $ 9,180,000          5.59%          Group 1            A-/A3
     MF-7            $12,852,000          5.79%          Group 1          BBB+/Baa1
     MF-8            $ 7,344,000          6.25%          Group 1           BBB/Baa2
     MV-1            $22,983,000       Variable(2)       Group 2           AA+/Aa1
     MV-2            $ 5,958,000       Variable(2)       Group 2           AA-/Aa3
     MV-3            $ 5,959,000       Variable(2)       Group 2            A+/A1
     MV-4            $ 5,958,000       Variable(2)       Group 2             A/A2
     MV-5            $ 5,108,000       Variable(2)       Group 2            A-/A3
     MV-6            $ 6,809,000       Variable(2)       Group 2          BBB+/Baa1
     MV-7            $ 4,256,000       Variable(2)       Group 2           BBB/Baa2

---------------

  The class MF subclasses are subordinated to the Group 1 class A subclasses and to each class MF subclass bearing a lower numerical designation. The class MV subclasses are subordinated to class AV-1 and to each class MV subclass bearing a lower numerical designation.

(1) Increases after clean-up call date. See "Distributions of interest".

(2) Adjusts monthly based on LIBOR plus a margin, subject to an interest rate cap. See "Distributions of interest".

Trustee                        U.S. Bank National Association
                               Corporate Trust Services
                               One Federal Street - 3rd floor
                               Boston, Massachusetts 02110
                               Phone: (617) 603-6407
                               Fax: (617) 603-6638
                               Website: http://www.usbank.com/abs

Paying agent, transfer agent
and certificate registrar      Citibank, N.A.
                               Agency & Trust
                               111 Wall Street, 14th Floor/Zone 3
                               New York, New York 10005
                               Attn: Structured Finance Group
                               Phone: (212) 657-7781
                               Fax: (212) 657-4009
                               Website: http://www.sf.citidirect.com

Servicer                       CitiFinancial Mortgage Company, Inc.

Ratings The offered Certificates will not be sold unless Standard & Poor's Ratings Group (S&P) and Moody's Investors Service, Inc. (Moody's) rate the offered Certificates as shown above.

                               You should evaluate these ratings independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. S&P or Moody's may revise or withdraw a rating at any time.

Targeted
overcollateralization
levels 3.50% of the initial mortgage loan balance of Pool 1, or approximately $25,703,803 for Pool 1, and 3.50% of the initial mortgage loan balance of Pool 2, or approximately $11,916,971 for Pool 2. On the closing date, the amount of overcollateralization will be $3,672,364 for Pool 1 and will be essentially zero for Pool 2.

Denominations                  $25,000 and any whole dollar amount above $25,000
                               except that one Certificate of each class may be in a different denomination.

Distribution days              25th day of each month (or, if not a business
                               day, the next following business day), beginning
                               December 26, 2003.

Stated final maturity          October 25, 2033.

Clean-up call                  Permitted when the aggregate principal balance of
                               mortgage loans is less than 10% of the aggregate principal balance on the cut-off date.

Prepayment rates assumed in
structuring Series             23% HEP (Pool 1); 28% CPR (Pool 2).

"Mortgage related
securities" under SMMEA        Class A Certificates.

Record date                    For a distribution day, for the Group 1 class A
                               Certificates (other than the class AF-1
                               certificates), the last business day of the calendar month preceding that distribution day;
                               for class AF-1 and AV-1, the close of business on the business day immediately preceding that distribution day.

Closing date                   November 25, 2003.

Conditions to closing          The Certificates offered by this prospectus will
                               not be sold unless each class A subclass has received the ratings set forth above on the closing date.

                               The underwriters have agreed to purchase the offered Certificates on the closing date, subject to the satisfaction of customary closing conditions.

SERIES OVERVIEW--THE MORTGAGE LOANS AT NOVEMBER 1, 2003 (THE CUT-OFF DATE)

  The mortgage loans have been divided into two pools. The mortgage loans in Pool 1 are all fixed rate loans with original maturities of 10 to 30 years. The mortgage loans in Pool 2 are all adjustable rate loans with original maturities of 30 years. The index interest rate for the Pool 2 loans is six-month LIBOR. None of the Pool 2 loans are convertible into fixed rate loans.

  The percentages and amounts in the table below are approximate; for more precise data, see Appendix 1 to this supplement.

                                                               POOL 1             POOL 2
---------------------------------------------------------------------------------------------
Number                                                    5,803              2,515
Scheduled principal balance (+/- up to 5%)                $734,394,364       $340,484,893
  $100,000 or less                                        23.11%             17.49%
  $200,000 or less                                        75.37%             77.11%
  greater than $322,700                                   4.49%              3.42%
---------------------------------------------------------------------------------------------
Residential properties, of which single family dwellings  94.90%             94.27%
  condominiums, townhouses or rowhouses                   2.82%              3.84%
  investment properties                                   Less than 1%       Less than 1%
  stated by homeowner to be primary residence             99.19%             99.73%
---------------------------------------------------------------------------------------------
Loan-to-value ratios at origination
  greater than 80%                                        66.24%             82.23%
  greater than 90%                                        37.47%             57.34%
  greater than 95%                                        23.05%             38.17%
  greater than 100%                                       0%                 0%
  weighted average LTV                                    85.68%             91.49%
---------------------------------------------------------------------------------------------
Range of current interest rates on mortgage loans
  (before deduction of servicing fee)                     6.00% to 12.15%    6.00% to 11.10%
Weighted average current mortgage interest rate (before
  deduction of servicing fee)                             7.50%              7.64%
Weighted average gross margin                             Not applicable     7.14%
---------------------------------------------------------------------------------------------
Weighted average subsequent periodic rate cap             Not applicable     1.08%
---------------------------------------------------------------------------------------------
Weighted average minimum interest rate                    Not applicable     7.59%
---------------------------------------------------------------------------------------------
Weighted average maximum interest rate                    Not applicable     14.04%
---------------------------------------------------------------------------------------------

                                                               POOL 1             POOL 2
---------------------------------------------------------------------------------------------
Administration fee plus servicing fee                     0.52%              0.52%
---------------------------------------------------------------------------------------------
Range of original maturities                              10 to 30 years     30 years
Weighted average remaining term to stated maturity        317 months         354 months
Weighted average original term to maturity                324 months         360 months
Mortgage loans originated using loan underwriting
  policies that require full documentation                94.39%             94.68%
---------------------------------------------------------------------------------------------

Additional information

Information on the mortgage loans expected to be included in the Trust on the closing date is set forth on Appendix 1 to this supplement. The mortgage loans actually included in the Trust may differ from the description in the Summary and Appendix 1, but the differences will not be material. In addition, the certificate administrator, CitiMortgage, Inc., maintains an internet site at http://www.citimortgagembs.com that will contain payment statements, pool data and other information on this Series of Certificates.

Series risk factors

You should consider the following risk factors for this Series, as well as the general risk factors for the Certificates discussed in the core prospectus, before you purchase any Certificates.

Credit enhancement may be inadequate to protect Certificates against all losses or shortfalls

Overcollateralization. Part of credit enhancement for the Certificates is overcollateralization, which exists when the total principal balance of the mortgage loans in a Pool is greater than the total principal balance of the Certificates of the related Group. The existence of overcollateralization will provide additional security for the Certificates of the related Group against realized losses and shortfalls, in addition to that provided by subordination. Overcollateralization may be achieved for a Group because the weighted average net mortgage rate of the mortgage loans in each Pool is expected to be higher than the weighted average of the interest rates on the Certificates of the related Group. This excess interest will not be needed to pay accrued interest on the Certificates of the related Group on a distribution day and will be applied to absorb realized losses on the mortgage loans in such Pool and to attain or maintain the required level of overcollateralization. If the amount of excess interest for a Pool on a distribution day exceeds the amount needed to cover current interest shortfalls on the class A Certificates of the related Group, all or a part of that excess will be applied as an extra principal payment on the Certificates of the related Group in order to attain the targeted level of overcollateralization, or to maintain the current required level of overcollateralization, as described below under "Credit enhancement". Under certain circumstances, excess interest from one Pool may be applied to attain or maintain the required level of overcollateralization for the Certificates related to the other Pool, as described below under "--Crosscollateralization."

  Excess interest is the excess of interest received on the mortgage loans over the amount of interest accrued on the Certificates and the expenses of the Trust. Loans with higher interest rates will contribute more cash to excess interest. Loans with higher interest rates have historically prepaid faster than loans with relatively lower interest rates. Therefore, we can give no assurance as to the amount of excess interest available on any distribution day or as to the probable quantitative effect of the application of excess interest on the yield to maturity of any Certificate.

  On the closing date, there will be overcollateralization of approximately 0.50% of the aggregate initial principal balance of Pool 1, or approximately $3,672,364, and there will be essentially zero overcollateralization for Pool 2. Thereafter, excess interest will be applied, after covering current losses, to build up the level of overcollateralization to (a) 3.50% of the aggregate initial principal balance of Pool 1, or a total Pool 1 overcollateralization amount of approximately $25,703,803 and (b) 3.50% of the aggregate initial principal balance of Pool 2, or a total Pool 2 overcollateralization amount of approximately $11,916,971. These maximum levels, or targeted levels, of overcollateralization at any time are limited and may decrease over the life of the transaction as the loans pay down and experience losses or as the amount of excess interest decreases. The targeted levels may also stepdown, as described under "Credit enhancement--Overcollateralization". The attaining and maintaining of any level of overcollateralization is dependent on the performance of the loans and, therefore, CFMSI cannot guarantee that either targeted level will be achieved or can be maintained at that or any other level for any period of time. See "Credit enhancement" below.

  Crosscollateralization. The Trust generally provides for a limited degree of crosscollateralization through the application of funds received on one Pool, once that Pool has achieved its targeted level of overcollateralization, to achieve the targeted level for the other Pool. See "Credit enhancement--Overcollateralization" and "Payment priorities" below.

  Subordination. The remaining component of credit enhancement for senior classes of Certificates in a Group is provided by the subordination of other more junior classes of Certificates in that Group. See "Distributions on the Certificates--Subordination" in the core prospectus and "Credit enhancement--Enhancement levels" and "Payment priorities" below in this supplement. The amount of this credit enhancement for any class of Certificates is limited and will decrease over the life of the Trust due to reductions of the principal balances of the subordinated classes through distributions of principal and allocation of principal losses to them.

Overcollateralization provisions will affect weighted average life and yield of Certificates

The overcollateralization provisions of this Series will affect the weighted average life and yield to maturity of the class A Certificates of each Group. Excess interest will be applied to cover principal losses on the mortgage loans in the related Pool and to attain or maintain the relevant targeted level of overcollateralization. This will be achieved by paying as extra principal on the class A Certificates of the related Group an amount equal to the amount required to attain or maintain the targeted level, resulting in accelerated repayment of such class A principal. A faster or slower actual rate of principal repayment than you anticipated may result in a significantly different weighted average life and yield for your Certificates than you anticipated. See "Sensitivity of Certificates to prepayments" below.

Violations of consumer protection laws may adversely affect the servicer's ability to collect on loans, and may also subject the Trust to liability

The underwriting, servicing and collection of mortgage loans are subject to numerous federal, state and local laws and regulations. The business of sub-prime lending has received considerable attention from lawmakers and regulators in recent years. As a result, these laws have changed over time and have become more restrictive and stringent regarding activities of originators and servicers. Violations of these laws could subject an owner of loans (such as the Trust) and/or the servicer to severely adverse consequences, even if the owner or servicer was not responsible for those violations and was unaware of such violations. These adverse consequences vary depending on the applicable law and may vary depending on the type or severity of the violation, but they typically include

-  the ability of the homeowner to rescind, or cancel, the loan.

- the inability of the servicer to collect all of the principal and interest otherwise due on the loan.

- the right of the homeowner to a refund of amounts previously paid (which may include amounts financed by the loan), or to set off those amounts against his or her future loan obligations.

- the liability of the servicer and the owner of the loan (including the Trust) for actual damages, statutory damages and punitive damages, civil or criminal penalties, costs and attorneys' fees.

In addition, there is the increased risk that the servicer and the Trust may be involved in litigation over violations or alleged violations of these laws. Litigation would increase the amount of Trust expenses that must be covered before funds would be distributed on the Certificates, and could result in delays and/or reductions in receipts of amounts due on the loans.

  CFMSI will be obligated to repurchase or replace any mortgage loan that was not originated in accordance with all applicable federal, state or local laws, and will reimburse the Trust for any expenses, damages, costs or penalties incurred by the Trust as a result of a loan not being originated in accordance with such laws. However, if CFMSI is unable to fulfill its repurchase or reimbursement obligations for financial or other reasons, delays or shortfalls in amounts due on the Certificates could result.

  The Trust, as ultimate assignee of the originators of the loans, is generally subject to all claims and defenses of a homeowner that he or she could assert against the loan originator. See "General risk factors--Consumer protection laws" and "--Texas Home Equity Laws" in the core prospectus.

  Approximately 91% of the initial principal balance of the loans were originated by lenders other than the servicer and its affiliates. CFMC, as part of its due diligence in purchasing these loans, reviewed a sample of the related mortgage files to determine whether the loans were eligible for purchase. However, neither CFMSI nor CFMC possesses complete knowledge of the circumstances surrounding the underwriting or origination of these loans and the compliance with applicable law of these unaffiliated originators.

Geographic concentration may increase risk of delinquencies and losses

Approximately 8.3% of the total initial principal balance of the Pool 1 mortgage loans are mortgage loans secured by mortgaged properties located in Ohio. Approximately 8.2% of the total initial principal balance of the Pool 1 mortgage loans are mortgage loans secured by mortgaged properties located in New York. Approximately 7.2%, 6.4%, 6.4% and 5.4% of the total initial principal balance of the Pool 1 mortgage loans are mortgage loans secured by mortgaged properties in Pennsylvania, Virginia, New Jersey and Tennessee, respectively. No other state contains mortgaged property securing more than 5% of the initial principal balance of the Pool 1 mortgage loans. For more detail, see Appendix 1.

  Approximately 10.3% of the total initial principal balance of the Pool 2 mortgage loans are mortgage loans secured by mortgaged properties located in Michigan. Approximately 7.4% of the total initial principal balance of the Pool 2 mortgage loans are mortgage loans secured by mortgaged properties located in Illinois. Approximately 6.8%, 6.8% and 5.7% of the total initial principal balance of the Pool 2 mortgage loans are mortgage loans secured by mortgaged properties located in North Carolina, Ohio and Maryland, respectively. No other state contains mortgaged property securing more than 5% of the initial principal balance of the Pool 2 mortgage loans. For more detail, see Appendix 1.

  In recent years, some regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Concentration of mortgage loans in such regions presents risks in addition to those generally present for similar mortgage-backed securities.

  Some regions have also experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in such regions, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled monthly payments on their mortgage loans. This, in turn, may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.

Balloon loans may present a higher risk of default

A borrower under a balloon loan is required to make a substantial principal payment at loan maturity. A balloon loan provides for equal monthly payments based upon an amortization schedule that is longer than the loan term, resulting in a remaining principal balance due at maturity that is significantly larger than a single monthly payment. Approximately 7.8% of the total initial principal balance of the mortgage loans in Pool 1 are balloon loans. These loans present a higher risk of default at maturity than mortgage loans that fully amortize during their terms.

High loan-to-value ratios may present a higher risk of losses

Approximately 66.2% of the total initial principal balance of the mortgage loans in Pool 1, and approximately 82.2% of the total initial principal balance of mortgage loans in Pool 2, are loans with loan-to-value ratios at origination higher than 80%. These loans present a higher risk of loss. Factors such as an overall decline in the residential real estate market, a rise in interest rates and a decline in the condition of a mortgaged property may cause the value of a mortgaged property to be lower than its appraised value at origination. This lower property value will increase the risk that the proceeds from a sale or liquidation of the property may not cover the unpaid principal balance of the loan plus accrued interest. Lower property values will cause the equity of homeowners in their properties to decrease and, consequently, affected homeowners may be less inclined to make full and timely monthly payments on their loans in order to protect that equity.

  Mortgage loans in this Trust with a loan-to-value ratio higher than 80% are not covered by primary mortgage insurance. The absence of this insurance increases the risk that a loss will be realized on these loans if such loans were to go into default and be foreclosed upon and liquidated, and that the amount of the realized loss would be greater than would be the case if the loans were covered by this insurance. See "Distributions on the Certificates--Foreclosures and their effect" and "Servicing--Realizing on defaulted mortgage loans" in the core prospectus and, for more detailed information, see Appendix 1.

Existence of prepayment charges may affect the yield on your Certificates

The yield to maturity and weighted average life of Certificates will be affected by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans, as discussed in the core prospectus under "General risk factors--Uncertainty of yields", "Distributions on the Certificates--Prepayments on mortgage loans", "--Effect of prepayments" and "--Types of prepayments". Approximately 71.8% of the initial principal balance of the mortgage loans in Pool 1, and approximately 84.6% of the initial principal balance of the mortgage loans in Pool 2, are mortgage loans containing prepayment charges. The rate of voluntary prepayments by homeowners on these loans may be lower than the rate of prepayments on loans that do not bear these charges. CFMC generally does not enforce the collection of prepayment charges for longer than three years after the origination of the loan, even though state law and the terms of the loan would permit enforcement for a longer period. You should consider, for Certificates you purchase at a discount, the risk that a slower than anticipated prepayment rate could result in an actual yield that is lower than you anticipated and, for Certificates you purchase at a premium, the risk that a faster than anticipated prepayment rate could result in an actual yield that is lower than you anticipated. Any reinvestment risks resulting from a faster or slower incidence of prepayments on loans will be borne entirely by Certificate holders. See "Sensitivity of Certificates to prepayment" in this supplement.

Absence of escrow provisions will increase the risk of cash shortfalls and higher losses

Fewer than 45% of the mortgage loans in this Trust include loan documentation requiring the homeowner to make escrow payments to the servicer. Escrow payments typically cover amounts representing property tax assessments, water and sewage charges and similar state or municipal charges. Consequently, investors in Certificates must rely on the ability of homeowners to pay these assessments and charges. If a homeowner fails to do so, a lien may be imposed on the mortgaged property, and such lien may have a higher priority than the interest of the Trustee under the mortgage loan. Such a lien would have to be discharged before a property could be foreclosed upon and sold upon a homeowner default, thus reducing the proceeds realized upon liquidation of the loan and increasing the amount of any realized loss. To the extent the servicer gains knowledge that a homeowner has failed to pay such assessments and charges, it may (but is not obligated to) advance the amounts thereof out of its own funds and seek reimbursement from the homeowner. If the homeowner does not reimburse the servicer for such amounts, then the servicer will be entitled to reimburse itself out of cash otherwise distributable to Certificate holders, which may result in shortfalls in distributions to holders.

Absence of property insurance will increase risk of losses

CFMC generally does not "force place" fire and hazard insurance or flood insurance if the homeowner fails to maintain such insurance on his or her mortgaged property, even if CFMC had the contractual right to do so under the loan documentation. If the homeowner fails to maintain such insurance, or fails to maintain the proper amounts of insurance coverage thereunder, the servicer is typically not aware of such failure until it attempts to foreclose on the property after homeowner default and discovers that the property has been subject to material damage that was not insured against, in whole or in part. In this event, the servicer will not attempt to repair the damage by expending its own funds unless it determines that the expenditure will be fully reimbursed to it out of proceeds from the ultimate sale of the property. The servicer will be entitled to such reimbursement before depositing any sale proceeds with the Trustee for distribution on the Certificates, which will increase the magnitude of the loss realized on the property. The servicer may determine that the property damage is so severe that repair and restoration of the property is not practicable, and therefore will attempt to sell the property at a reduced price, lower than the amount outstanding on the loan, thus adversely affecting the possible recovery on the loan. In an extreme case, the servicer may determine that the property is unsaleable and therefore abandon it, resulting in a total loss on the loan. See "Insurance and other credit support--Homeowners' policies" in the core prospectus.

Difference between the fixed rate Pool 1 mortgage loans and the variable rate class AF-1 Certificates may result in shortfalls

The interest rates on all of the Pool 1 mortgage loans are fixed. The interest rate on the class AF-1 Certificates changes from time to time but is subject to a rate cap based on the weighted average net mortgage rate on the Pool 1 mortgage loans. Therefore, if the interest rate of the class AF-1 Certificates is limited by the rate cap, the yield to maturity on the class AF-1 Certificates will be adversely affected. Investors should note that because the interest rates on all of the Pool 1 mortgage loans are fixed, it is more likely that the interest rate for the class AF-1 Certificates will be limited to the rate cap than if the mortgage interest rates on the Pool 1 mortgage loans were adjustable. In addition, the rate cap will decrease if Pool 1 mortgage loans with relatively high mortgage interest rates prepay at a faster rate than those with relatively low mortgage interest rates. If for any distribution day the interest rate for the class AF-1 Certificates is limited to the rate cap as described above, the holders of such certificates will be reimbursed if sufficient cash is available to do so. See "Payment priorities" below.

Changes to the weighted average net mortgage rate of the Pool 2 loans may reduce the interest rate on class AV-1

On any distribution day, the effective interest rate on class AV-1 will be capped at the weighted average net mortgage rate on the Pool 2 mortgage loans. Therefore, if the Pool 2 weighted average net mortgage rate is ever reduced to less than the interest rate calculated on the basis of LIBOR, holders of class AV-1 Certificates will experience a lower yield. See "Distributions of interest--Class AV interest" below. However, the reduction in accrued interest caused by application of the capped rate will be reimbursed to class AV-1 holders if sufficient cash is available to do so. See "Payment priorities" below.

Mismatching of indices and resettings may affect credit enhancement and yields on class AV-1

The yield to maturity on class AV-1 may be affected by the resetting of the mortgage interest rates on the loans in Pool 2. The loan rates in Pool 2 are based on six-month LIBOR and do not adjust for a period of one to three years after the date of their origination, while the interest rate on class AV-1 is based on one-month LIBOR and adjusts monthly. This mismatch of indices and adjustment frequency may cause the interest rate on class AV-1 to increase relative to the rate on the mortgage loans, resulting in a greater portion of funds from Pool 2 being applied to cover accrued interest on class AV-1, with less available to be applied as excess interest. Such a relative increase may also increase the risk that interest on class AV-1 will be capped, as described in the preceding paragraph.

Prepayment interest shortfalls and Civil Relief shortfalls
When a mortgage loan is prepaid in full, the homeowner is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution day. In addition, a homeowner making a partial prepayment is not required to include accrued interest on the amount of that prepayment, which may also result in a shortfall in interest collections. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to full or partial prepayments on the mortgage loans, but only up to one-half of the servicing fee for the related accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

  In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Civil Relief Act or similar state laws.

  If you suffer a loss on a distribution day as a result of these shortfalls, you may recover such loss on future distribution days, to the extent there is sufficient cash available to reimburse such loss. See "Credit enhancement--Shortfalls that are not covered by subordination" and "Payment priorities" below.

Subordination provisions will affect amounts, and timing of amounts, paid to senior classes

The class M subclasses are subordinated classes and the Group 1 class M subclasses are subordinated to the Group 1 class A subclasses and the Group 2 class M subclasses are subordinated to the Group 2 class A subclass. No class MF Certificate will receive a distribution of interest on a distribution day until all Group 1 class A subclasses have received full distributions of interest on that day and, likewise, no class MF Certificate will receive a distribution of principal until all Group 1 class A subclasses have received full distributions of principal on that day. No class MV Certificate will receive a distribution of interest on a distribution day until class AV-1 has received a full distribution of interest on that day and, likewise, no class MV Certificate will receive a distribution of principal on a distribution day until class AV-1 has received a full distribution of principal on that day.

  In addition, so long as any class A Certificates in a Group are outstanding, the class M subclasses of that Group generally are not entitled to receive any distributions of principal before December 2006 or on any distribution day on which a trigger event is in effect for that Group. See "Payment priorities" and "Credit enhancement--Overcollateralization" below.

  As a result, class A Certificates of each Group will receive principal payments in greater amounts than would be the case if all classes of Certificates of that Group received principal on a pro rata basis. A higher than anticipated rate of prepayments on the loans, particularly in the early years of the Trust, may adversely affect the weighted average life and yield to maturity of a class A subclass. See "General risk factors--Uncertainty of yields", "Distributions on the Certificates--Prepayments on mortgage loans", "--Effect of prepayments" and "--Types of prepayments" in the core prospectus and "Sensitivity of Certificates to prepayments" in this supplement.

Ratings considerations

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of all distributions to which they are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by homeowners, the reimbursement of any interest cap carryforward or the degree to which prepayments will differ from those originally anticipated.

  Each rating agency rating the class A certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the class A certificates, the liquidity and market value of the affected certificates are likely to be adversely affected.

Credit enhancement

The dollar amount of credit enhancement available to a particular class on a distribution day is the sum of the current amount of overcollateralization and the principal balances of all classes subordinate to it.

Enhancement levels

The degree of credit enhancement enjoyed by a particular class may be measured by that class's enhancement level. On any distribution day, prior to applying any principal payments on that day, a class's enhancement level is the percentage equivalent of

- the sum of the current principal balances of all classes in the related Group that are subordinated to that class plus the current amount of overcollateralization for the Group, divided by

- the total principal balance of the mortgage loans in the related Pool at the end of the related collection period.

On the closing date, the amount of overcollateralization for Group 1 will be approximately 0.50% and for Group 2 will be essentially zero, so that the Group 1 class A subclasses will have an approximate initial enhancement level of 14.50% and the Group 2 class A subclass will have an approximate initial enhancement level of 16.75%. Thus, the aggregate principal balance of those classes subordinate to the Group 1 class A subclasses and to the Group 2 class A subclass will be equal on the closing date to approximately $102,815,000 and $57,031,000, respectively.

  To preserve these enhancement levels, for at least three years after the closing date all principal payments made on the Certificates in each Group will be paid solely to class A. This disproportionate allocation of principal will result in a faster reduction of class A's principal balance than would have occurred if allocations of principal were made proportionately within each Group. As a result, class A's class percentage will decrease, and the aggregate class percentage of those classes that are subordinated to class A (i.e., class A's enhancement level attributable to subordination) will increase. The amount of principal paid to class A may decrease to the minimum amount necessary to maintain class A's enhancement level, calculated on the basis of the then current loan balances and class balances, at least equal to the specified Group 1 enhancement level of approximately 35.00% or the specified Group 2 enhancement level of approximately 40.50%, but only if a trigger event is not in effect for the Group. See "--Overcollateralization" below for an explanation of a trigger event.

Overcollateralization

The targeted level of overcollateralization for Group 1 is initially 3.50% of the initial principal balances of the Pool 1 mortgage loans, or approximately $25,703,803, and for Group 2 is initially 3.50% of the initial principal balances of the Pool 2 mortgage loans, or approximately $11,916,971. On the closing date, the actual level of overcollateralization for Group 1 is approximately 0.50% of the initial principal balance of Pool 1, or approximately $3,672,364 and for Group 2 will be essentially zero. Beginning on the first distribution day, the amount of excess interest remaining after coverage of interest shortfalls on class A will be applied to make an extra principal distribution on the Certificates, as described below under "Distributions of principal". Application of excess interest as an extra principal distribution will cause the aggregate balance of the Certificates to pay down faster than the aggregate balance of the related Pool of loans, thus creating overcollateralization. Excess interest will continue to be so applied as extra principal on each distribution day until the applicable targeted level of overcollateralization is achieved, subject always to the availability of sufficient excess interest after coverage of losses. If principal losses on the loans are experienced so that the current amount of overcollateralization is less than the current targeted level, excess interest will once again be applied as principal payments in order to restore the applicable targeted level of overcollateralization. As described in the next paragraph, the targeted level may be lowered ("stepped down") once the specified Group enhancement level has been reached. Any excess interest not needed to maintain the targeted level or to cover current losses will be applied as described below under "Payment priorities".

Stepdown of targeted level. The targeted level for a Group is permitted to decrease, or "stepdown", on the later of (i) the distribution day in December 2006 or (ii) the first distribution day on which the relevant class A enhancement level is (in the case of Group 1) at least approximately 35.00% or (in the case of Group 2) at least approximately 40.50% (each a stepdown test). The targeted level for a Group may be stepped down to an amount equal to a percentage of the current total loan principal balance for the related Pool (7.00% for Group 1 and 7.00% for Group 2). However, the targeted level for a Group is not permitted to stepdown below the OC floor amount, which for each Group is an amount equal to 0.50% of the total initial principal balance of the mortgage loans in the related Pool (approximately $3,671,972 for Group 1 and approximately $1,702,424 for Group 2). Furthermore, even if the stepdown test is satisfied on a distribution day, the targeted level for a Group will not decrease if a trigger event for that Group exists on that day.

  A trigger event for Group 1 will exist on a distribution day if either:

- the current class A enhancement level of that Group (expressed as a dollar amount) is less than or equal to 2.33 times the total principal balance of mortgage loans in Pool 1 delinquent more than 60 days (including, for this purpose, all loans in foreclosure or bankruptcy and all real estate owned) or

- cumulative realized losses on the mortgage loans in Pool 1 (expressed as a percentage of the total initial principal balance of the loans in Pool 1) are greater than or equal to:

(a) for distribution days in December 2006 through November 2007, 3.50% in the first month, plus an additional 0.10417% for each month thereafter,

(b) for distribution days in December 2007 through November 2008, 4.75% in the first month, plus an additional 0.0625% for each month thereafter,

(c) for distribution days in December 2008 through November 2009, 5.50% in the first month, plus an additional 0.04167% for each month thereafter,

(d) for distribution days in December 2009 through November 2010, 6.00% in the first month, plus an additional 0.04167% for each month thereafter, and

(e)  for distribution days in December 2010 and thereafter, 6.50%.

  A trigger event for Group 2 will exist on a distribution day if either:

- the current class A enhancement level of Group 2 (expressed as a dollar amount) is less than or equal to 2.65 times the total principal balance of mortgage loans in Pool 2 delinquent more than 60 days (including, for this purpose, all loans in foreclosure or bankruptcy and all real estate owned) or

- cumulative realized losses on the mortgage loans in Pool 2 (expressed as a percentage of the total initial principal balance of the loans in Pool 2) are greater than or equal to:

(a) for distribution days in December 2006 through November 2007, 5.50% in the first month, plus an additional 0.16667% for each month thereafter,

(b) for distribution days in December 2007 through November 2008, 7.50% in the first month, plus an additional 0.10417% for each month thereafter,

(c) for distribution days in December 2008 through November 2009, 8.75% in the first month, plus an additional 0.04167% for each month thereafter, and

(d)  for distribution days in December 2009 and thereafter, 9.25%.

  In the event that on a distribution day the stepdown test for a Group is satisfied and no trigger event for that Group is in effect, an amount of funds equal to the release amount will be available to make payments in accordance with clause I or II under "Payment priorities" below, as applicable. See also "Distributions of principal".

Interest and principal funds

On each determination day, the servicer will separately determine the amounts of cash representing interest funds and principal funds that were received on loans in each Pool during the preceding collection period or prepayment collection period, as applicable. Interest funds will be comprised of

- The interest portion of all scheduled monthly payments received for due days during that collection period (net of the servicing fee).

- The interest portion of all advances made by the servicer on delinquent monthly payments due during that collection period.

- The portion of the servicer's servicing fee applied to cover prepayment interest shortfalls on prepayments received during that prepayment collection period (as described below under "--Shortfalls that are not covered by subordination").

- The interest portion of all liquidation proceeds received during that prepayment collection period (net of liquidation expenses and unreimbursed advances).

- The interest portion of the repurchase price for each defective mortgage loan repurchased by CFMSI during that prepayment collection period.

- The interest portion of any amount deposited with the Trustee by CFMSI in connection with a substitution of a new loan for a defective loan during that prepayment collection period.

  Interest funds received on Pool 1 loans are Pool 1 interest funds, and interest funds received on Pool 2 loans are Pool 2 interest funds.

  Interest funds will be reduced by the amount of Trust expenses reimbursable to the servicer and the Trustee under the pooling agreement.

  Principal funds will be comprised of

- The principal portion of all scheduled monthly payments received for due days during that collection period.

- The principal portion of all advances made by the servicer on delinquent monthly payments due during that collection period.

- All prepayment principal received during the related prepayment collection period.

- The principal portion of net liquidation proceeds received during that prepayment collection period.

- The principal balance of each defective mortgage loan repurchased by CFMSI during that prepayment collection period.

- The principal portion of any amount deposited with the Trustee by CFMSI in connection with a substitution of a new loan for a defective loan during that prepayment collection period.

  Principal funds received on Pool 1 loans are Pool 1 principal funds, and principal funds received on Pool 2 loans are Pool 2 principal funds.

  The principal balance of a mortgage loan on a distribution day is the loan's scheduled principal balance on the last day of the related collection period; that is, it is not reduced to reflect the receipt of any unscheduled principal payments received after that collection period, but it is reduced to reflect the principal portion of the monthly payment due in that collection period, whether or not actually received.

Protection against losses and shortfalls

Subordination protects the senior classes against losses and shortfalls in receipts of interest and principal on the mortgage loans caused by

- the portion of delinquent monthly payments that is not covered by a delinquency advance and

- mortgage loans that have gone into default where the proceeds of insurance, foreclosure sales and any other receipts do not cover the unpaid principal balance plus accrued interest on the loans.

  The general principle is that a class will not experience any shortfalls in required interest distributions so long as there is a more subordinated class outstanding in its Group. However, see "--Shortfalls that are not covered by subordination" below.

  Principal losses on the loans in a Pool on a distribution day, that are in an amount greater than the amount of available excess interest for that Pool, will first be allocated to reduce the current amount of overcollateralization for the related Group. If principal losses exceed the current overcollateralization amount, then principal losses will be allocated to the subordinated classes of such Group, for so long as they are outstanding, until the principal balance of the Certificates of such Group equals the principal balance of the loans in the related Pool. However, once the principal balances of the class M subclasses in a Group are reduced to zero, all credit enhancement for the class A Certificates of that Group from subordination will be gone. The date on which this occurs is the subordination depletion date for that Group.

  Principal losses will not be allocated to class A. However, principal losses may result in holders of class A Certificates not receiving all amounts of principal and interest otherwise payable to them.

Shortfalls that are not covered by subordination

There are two exceptions to the general principle that a senior class will not experience any shortfall in accrued interest so long as a more subordinated class of its Group is outstanding.

- If a scheduled interest payment received from a homeowner is reduced by operation of the Civil Relief Act or similar state law, then there may be a shortfall of interest. If the amount of interest received is less than 30 days' interest on the loan at a per annum rate equal to the current weighted average interest rate on the Certificates, then the shortfall (called a Civil Relief shortfall) will be allocated over all interest-bearing classes, regardless of Group, in proportion to interest accrued.

- If during a collection period a borrower prepays his or her loan in part or in full and does not also pay accrued interest on the amount prepaid, there will be a prepayment interest shortfall. If there is a prepayment interest shortfall on a distribution day, the servicer will apply up to 50% of the servicing fee it would be entitled to retain out of the scheduled payments on the mortgage loans due during the preceding collection period (but not more than the servicing fee it actually receives for that collection period) as compensating interest to reduce the shortfall. To the extent a net prepayment interest shortfall remains, it will be allocated in the same manner as described above for a Civil Relief shortfall.

  The amount of any Civil Relief shortfalls and net prepayment interest shortfalls allocated to holders of class A Certificates as described above will be an interest carryforward and will be reimbursed to them on the same or a future distribution day, but only to the extent of sufficient funds as described below. No amount of Civil Relief shortfall or prepayment interest shortfall will accrue interest.

Payment priorities

Payment priorities reflect the subordination feature of credit enhancement. On each distribution day, cash in the Trust that is available for distribution will be distributed as follows:

   I. The sum of Pool 1 interest funds and Pool 1 principal funds will be applied sequentially, in the following order of priority:

        1. to CitiMortgage, Inc., the administration fee for Pool 1 for such distribution day.

        2. concurrently, to the Group 1 class A Certificates, pro rata, to pay current accrued interest and any interest shortfalls for such distribution day.

        3. sequentially, to the class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class MF-7 and class MF-8 Certificates, in that order, current accrued interest for such distribution day.

        4. to the Group 1 class A Certificates, an amount equal to the Group 1 senior principal distribution amount, sequentially, in the following order of priority:

              i. to the class AF-6 Certificates, up to the amount determined in accordance with "Distributions of principal -- Special rule for NAS class" below; and

              ii. sequentially, to the class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class AF-6 Certificates, in that order, until their respective principal balances have been reduced to zero.

        5. to the class MF-1 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-1 principal distribution amount.

        6. to the class MF-2 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-2 principal distribution amount.

        7. to the class MF-3 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-3 principal distribution amount.

        8. to the class MF-4 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-4 principal distribution amount.

        9. to the class MF-5 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-5 principal distribution amount.

       10. to the class MF-6 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-6 principal distribution amount.

       11. to the class MF-7 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-7 principal distribution amount.

       12. to the class MF-8 Certificates, until their principal balance is reduced to zero, an amount equal to the class MF-8 principal distribution amount.

       13. sequentially to the class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class MF-7 and class MF-8 Certificates, in that order, an amount equal to any interest shortfalls for such subclasses for such distribution day or previously allocated thereto and then an amount equal to any realized losses for such subclasses for such distribution day or previously allocated thereto.

       14. first, concurrently, to the Group 1 class A subclasses, pro rata, any Civil Relief shortfalls and prepayment interest shortfalls for such subclasses, and then sequentially, to the class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class MF-7 and class MF-8 Certificates, in that order, any Civil Relief shortfalls and prepayment interest shortfalls for such subclasses.

       15.  to class AF-1, any interest cap carryforward for such subclass.

       16. if the current Group 1 targeted level of overcollateralization has been achieved, any remaining amount shall be distributed pursuant to clause II below from time to time if the then current Group 2 targeted level of overcollateralization has not been achieved.

       17.  to the holder of the residual interest, any remaining amount.

   II. The sum of Pool 2 interest funds and Pool 2 principal funds will be applied sequentially, in the following order of priority:

        1. to CitiMortgage, Inc., the administration fee for Pool 2 for such distribution day.

        2. to the class AV-1 Certificates, to pay current accrued interest and any interest shortfall for such distribution day.

        3. sequentially, to the class MV-1, class MV-2, class MV-3, class MV-4, class MV-5, class MV-6 and class MV-7 Certificates, in that order, current accrued interest for such distribution day.

        4. to the class AV-1 Certificates, an amount equal to the Group 2 senior principal distribution amount, until their principal balance has been reduced to zero.

        5. to the class MV-1 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-1 principal distribution amount.

        6. to the class MV-2 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-2 principal distribution amount.

        7. to the class MV-3 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-3 principal distribution amount.

        8. to the class MV-4 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-4 principal distribution amount.

        9. to the class MV-5 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-5 principal distribution amount.

        10. to the class MV-6 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-6 principal distribution amount.

        11. to the class MV-7 Certificates, until their principal balance is reduced to zero, an amount equal to the class MV-7 principal distribution amount.

      12. sequentially to the class MV-1, class MV-2, class MV-3, class MV-4, class MV-5, class MV-6 and class MV-7 Certificates, in that order, an amount equal to any interest shortfalls for such subclasses for such distribution day or previously allocated thereto and then an amount equal to any realized losses for such subclasses for such distribution day or previously allocated thereto.

       13. first, to class AV-1, any Civil Relief shortfall and prepayment interest shortfall for such class, and then sequentially, to the class MV-1, class MV-2, class MV-3, class MV-4, class MV-5, class MV-6 and class MV-7 Certificates, in that order, any Civil Relief shortfalls and prepayment interest shortfalls for such subclasses.

       14. first, to class AV-1, any interest cap carryforward for such class, and then sequentially, to the class MV-1, class MV-2, class MV-3, class MV-4, class MV-5, class MV-6 and class MV-7 Certificates, in that order, any interest cap carryforwards for such subclasses.

       15. If the Group 2 targeted level of overcollateralization has been achieved, any remaining amount shall be distributed pursuant to clause I above from time to time if the then current Group 1 target level of overcollateralization has not been achieved.

       16.  to the holder of the residual interest, any remaining amount.

  The amounts of interest distributable on the Certificates will be calculated as described below under "Distributions of interest", and the amounts of principal distributable on the class A Certificates will be calculated as described below under "Distributions of principal". Interest shortfalls and interest cap carryforwards are discussed under "Distributions of interest -- Interest shortfalls and carryforwards" below, and Civil Relief shortfalls and prepayment interest shortfalls are discussed above under "Credit enhancement -- Shortfalls that are not covered by subordination".

  The Trust administration fee is equal to 0.02% per annum of the total current principal balance of the mortgage loans. CitiMortgage, Inc., as certificate administrator, will pay the trustee and paying agent fees out of the administration fee.

Distributions of interest

Interest will accrue on the principal balance of each class as described below, subject to

-  the distribution priorities described in "Payment priorities" above,

-  in the case of class AF-1, the application of the Group 1 net WAC cap,

- in the case of class AV-1 and the class MV subclasses, the application of the Group 2 net WAC cap,

- the class's proportionate share of any Civil Relief shortfalls and net prepayment interest shortfalls, and

-  the availability of sufficient cash.

  On each distribution day, the amount of interest accrued on a class will be calculated for the related accrual period. For class AF-1, AV-1 and the class MV subclasses, the accrual period will be the period from (and including) the preceding distribution day (or from the closing date, in the case of the first distribution day) to (but excluding) the current distribution day. For all other classes, the accrual period will be the calendar month preceding the applicable distribution day.

  Interest will accrue on class AF-1, AV-1 and the class MV subclasses on the basis of a 360-day year and actual days elapsed in the relevant accrual period. For all other classes, interest will accrue on the basis of a 360-day year comprised of twelve 30-day months.

  The paying agent maintains an Internet site (http://www.sf.citidirect.com) at which holders may obtain information on current rates of interest on classes of Certificates bearing interest at a variable rate. This rate information may also be obtained from the paying agent by phoning (212) 657-7781.

Class AF-1 interest

For all accrual periods ending before the clean-up call date, class AF-1 will accrue interest at a per annum rate equal to the lesser of

- one-month LIBOR (determined as described below) plus the class AF-1 margin and

- the weighted average net mortgage rate of the Pool 1 loans, adjusted to an actual/360 basis (the Group 1 net WAC cap).

The class AF-1 margin will initially be 0.17%. If class AF-1 remains outstanding after the clean-up call date, the class AF-1 margin will increase to 0.34%.

  The weighted average mortgage rate for a distribution day will be calculated on the basis of the principal balance of the relevant mortgage loans as of the first day of the related collection period. The weighted average net mortgage rate for a Pool will be equal to the weighted average mortgage rate of the Pool minus 0.52%.

Class AV-1 interest

For all accrual periods ending before the clean-up call date, class AV-1 will accrue interest at a per annum rate equal to the lesser of

- one-month LIBOR (determined as described below) plus the class AV-1 margin and

- the weighted average net mortgage rate of the Pool 2 loans, adjusted to an actual/360 basis (the Group 2 net WAC cap).

The class AV-1 margin will initially be 0.30%. If class AV-1 remains outstanding after the clean-up call date, the class AV margin will increase to 0.60%.

Determination of LIBOR

The one-month LIBOR rate to be in effect for an accrual period will be determined two London business days before the start of that accrual period (a LIBOR determination date). The first accrual period will be from the closing date to the first distribution day. A London business day is any day on which dealings in deposits of U.S. dollars are transacted in the London interbank market.

  On each LIBOR determination date, one-month LIBOR will be determined as follows:

- the certificate administrator will obtain from the Telerate Page 3750 the London interbank offered rate for one-month U.S. dollar deposits at 11:00 a.m., London time, on that day.

- If no rate appears on that page, the certificate administrator will contact leading banks in London, selected by the certificate administrator, that engage in Eurodollar deposits in the London market, for their quotations of rates offered for one-month U.S. dollar deposits. If at least two quotations are obtained, then one-month LIBOR will be the arithmetic mean of such quotations (rounded upwards if necessary to the nearest 1/16th of a percent).

- If two quotations are not so obtained, the certificate administrator will select and contact major banks in New York City for their quotations of rates at 11:00 a.m., New York City time, for one-month loans in U.S. dollars to leading European banks. If at least two quotations are obtained, then one-month LIBOR will be the arithmetic mean of such quotations (rounded as described above).

- Otherwise, one-month LIBOR will be set equal to the rate in effect for the current accrual period.

GROUP 1 FIXED RATE SUBCLASSES

Each Group 1 class A subclass (other than class AF-1) and each class MF subclass will accrue interest at the fixed rate set forth for such class on page S-3 for all accrual periods ending before the clean-up call date. If any such Group 1 subclass remains outstanding after that date, its interest rate will increase by an additional 0.50% per annum.

Class MV interest

For all accrual periods ending before the clean-up call date, Class MV-1 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 0.50% and

-  the Group 2 net WAC cap;

Class MV-2 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 0.90% and

-  the Group 2 net WAC cap;

Class MV-3 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 1.25% and

-  the Group 2 net WAC cap;

Class MV-4 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 1.35% and

-  the Group 2 net WAC cap;

Class MV-5 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 1.90% and

-  the Group 2 net WAC cap;

Class MV-6 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 2.00% and

-  the Group 2 net WAC cap; and

Class MV-7 will accrue interest at a per annum rate equal to the lesser of

-  one-month LIBOR plus 2.75% and

-  the Group 2 net WAC cap.

If a class MV subclass remains outstanding after the clean-up call date, the margin over one-month LIBOR for that subclass will increase by one-half for all subsequent accrual periods.

Interest shortfalls and carryforwards

In the unlikely event that on a distribution day before the applicable subordination depletion date, there is not enough available cash from a Pool to distribute all accrued interest on the class A Certificates of that Group, interest will be distributed to the class A subclasses of that Group, in proportion to their accrued interest for the preceding accrual period. If there is not sufficient available cash to distribute all accrued interest on the class M Certificates, available cash for a Group will be applied to pay accrued interest to the class M subclasses of that Group in order of seniority.

  Any shortfall in accrued interest distributed to a class (an interest shortfall) will be carried forward to the next distribution day. Interest will accrue on any unpaid interest shortfalls at the interest rate from time to time in effect for the affected class.

  For class AF-1, AV-1 and the class MV subclasses, the interest rate calculated on the basis of one-month LIBOR plus the applicable margin is the formula rate. For each accrual period in which interest accrual on such Certificates is limited by application of the Group 1 or Group 2 net WAC cap, as applicable, the difference between the amount of interest that would accrue at the formula rate and that which accrued at the applicable Group 1 or Group 2 net WAC cap will be carried forward (an interest cap carryforward), and will accrue interest on the amount thereof at the formula rate from time to time in effect until paid.

  On each distribution day, available cash for interest distributions to class A of a Group will be used to distribute accrued interest for the preceding accrual period pro rata with any interest shortfalls that have been carried forward, as described under "Payment priorities" above.

  For the class M subclasses of a Group, available cash for interest distributions will be used to distribute accrued interest for the preceding accrual period only. Reimbursement of unpaid interest shortfalls on prior distribution days will be made only if funds are available after payment of class M principal for that Group.

  Reimbursement of a subclass's interest cap carryforwards on prior distribution days will be made only if funds are available after all payments of accrued interest, interest shortfalls and principal on the Certificates of the related Group have been made.

Distributions of principal

On each distribution day and for each Pool, funds remaining after payment of current accrued interest on the related Group of class A and class M Certificates and after reimbursement to the related Group of class A Certificates of any interest shortfalls will be applied to attain or maintain the current targeted level of overcollateralization and to pay principal on the Certificates.

Principal distributions

Principal distributions will be allocated, subject to subordination and priorities, as follows:

Group 1:

- Until the distribution day on which the Group 1 stepdown test is satisfied, and on any later distribution day on which a Group 1 trigger event is in effect, the Group 1 class A subclasses as a group will be entitled to receive a principal distribution equal to 100% of all Pool 1 principal funds plus any excess interest applied to attain or maintain the current targeted level of overcollateralization for Pool 1 minus any release amount for Group 1 for such day (the Group 1 principal distribution amount).

- On all other distribution days, subject to the availability of sufficient cash, the Group 1 class A subclasses as a group will be entitled to receive a principal distribution in an amount equal to the lesser of (x) the Group 1 principal distribution amount and (y) the total principal balance of the Group 1 class A Certificates minus the lesser of

a. The total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and

b.  65.00% of the total current principal balance of the Pool 1 mortgage loans.

The amount so allocated to the Group 1 class A subclasses as a group as principal is the Group 1 senior principal distribution amount, which amount will be allocated among such class A subclasses according to the priorities described under "Payment priorities" above. Principal distributed to a class A subclass will be distributed proportionately among holders of Certificates of the subclass.

  Any excess of the Group 1 principal distribution amount over the Group 1 senior principal distribution amount will be allocated to the class MF subclasses, as described below under "--Class M principal".

  On each distribution day on or after the Group 1 subordination depletion date, the Group 1 senior principal distribution amount will be distributed to all outstanding Group 1 class A subclasses in proportion to their principal balances, without regard to the priorities set forth above under "Payment priorities".

Group 2:

- Until the distribution day on which the Group 2 stepdown test is satisfied, and on any later distribution day on which a Group 2 trigger event is in effect, the class AV-1 Certificates will be entitled to receive a principal distribution equal to 100% of all Pool 2 principal funds plus any excess interest applied to attain or maintain the current targeted level of overcollateralization for Pool 2 minus any release amount for Group 2 for such day (the Group 2 principal distribution amount).

- On all other distribution days, subject to the availability of sufficient cash, class AV-1 will be entitled to receive a principal distribution in an amount equal to the lesser of (x) the Group 2 principal distribution amount and
(y) the total principal balance of the class AV-1 Certificates minus the lesser of

a. The total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and

b.  59.50% of the total current principal balance of the Pool 2 mortgage loans.

The amount so allocated to the Group 2 class A Certificates as principal is the Group 2 senior principal distribution amount, which amount will be distributed to class AV-1 according to the priorities described under "Payment priorities" above. Principal distributed to class AV-1 will be distributed proportionately among holders of Certificates of the class.

  Any excess of the Group 2 principal distribution amount over the Group 2 senior principal distribution amount will be allocated to the class MV subclasses, as described below under "--Class M principal".

Special rule for NAS class

Class AF-6 is a non-accelerated senior, or NAS class. So long as any other Group 1 class A subclass is outstanding, class AF-6 will not receive a principal distribution for the first 36 distribution days (i.e., not before December
2006). For distribution day 37 and thereafter, class AF-6 will be eligible to receive the percentage (set forth in the table below) of its proportional share of the Group 1 senior principal distribution amount for that distribution day. Class AF-6's proportional share will be based on the ratio of class AF-6's principal balance to the aggregate principal balances of all Group 1 class A subclasses.

        DISTRIBUTION DAYS           PERCENTAGE
        -----------------           ----------
37 to 60                                45%
61 to 72                                80%
73 to 84                               100%
85 and after                           300%

However, if before a distribution day the balances of all other Group 1 class A Certificates have been reduced to zero, class AF-6 will receive the entire Group 1 senior principal distribution amount for that distribution day as a principal distribution, until its principal balance is reduced to zero.

  Class AF-6's weighted average life will be longer, and could be significantly longer, than if it received on each distribution day a principal distribution proportional to its principal balance.

Class M principal

Class MF subclasses: The class MF-1, class MF-2, class MF-3, class MF-4, class MF-5, class MF-6, class MF-7 and class MF-8 principal distribution amounts will be determined for a distribution day as follows:

- If the principal balances of all Group 1 class A subclasses have not been reduced to zero and either the distribution day is prior to the Group 1 stepdown date or a Group 1 trigger event is in effect on that day, the class MF-1, MF-2, MF-3, MF-4, MF-5, MF-6, MF-7 and MF-8 principal distribution amount will each be equal to zero;

- If the principal balances of all Group 1 class A subclasses have been reduced to zero and either the distribution day is prior to the Group 1 stepdown date or a Group 1 trigger event is in effect,

  (1) the class MF-1 principal distribution amount will be equal to the lesser of (x) 100% of the Group 1 principal distribution amount and (y) the principal balance of class MF-1;

  (2) the class MF-2 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clause (1) and (y) the principal balance of class MF-2;,

  (3) the class MF-3 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1) and (2) and (y) the principal balance of class MF-3;

  (4) the class MF-4 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1), (2) and (3) and (y) the principal balance of class MF-4;

  (5) the class MF-5 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1), (2), (3) and (4) and (y) the principal balance of class MF-5;

  (6) the class MF-6 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1), (2), (3), (4) and (5) and (y) the principal balance of class MF-6;

  (7) the class MF-7 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5) and (6) and (y) the principal balance of class MF-7; and

  (8) the class MF-8 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 1 principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5), (6) and (7) and (y) the principal balance of class MF-8.

- If the distribution day is on or after the Group 1 stepdown date and no Group 1 trigger event is in effect, the amount of principal distributed to a class MF subclass will be determined as follows:

   Class MF-1: the class MF-1 principal distribution amount will be equal to the total current principal balance of the Group 1 class A subclasses (after giving effect to principal payments to those class A subclasses on that distribution day) and class MF-1 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 71.50% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-2: the class MF-2 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and class MF-1 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-2 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 76.00% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-3: the class MF-3 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1 and MF-2 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-3 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 79.00% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-4: the class MF-4 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1, MF-2 and MF-3 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-4 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and
   (y) 82.50% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-5: the class MF-5 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1, MF-2, MF-3 and MF-4 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-5 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and
   (y) 85.00% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-6: the class MF-6 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1, MF-2, MF-3, MF-4 and MF-5 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-6 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 87.50% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-7: the class MF-7 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1, MF-2, MF-3, MF-4, MF-5 and MF-6 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-7 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 91.00% of the total current principal balance of the Pool 1 mortgage loans.

   Class MF-8: the class MF-8 principal distribution amount will be equal to the total current principal balances of the Group 1 class A subclasses and classes MF-1, MF-2, MF-3, MF-4, MF-5, MF-6 and MF-7 (after giving effect to principal payments to those subclasses on that distribution day) and class MF-8 (before giving effect to such payments) minus the less of (x) the total current principal balance of the Pool 1 mortgage loans minus the Group 1 OC floor amount and (y) 93.00% of the total current principal balance of the Pool 1 mortgage loans.

Class MV subclasses: The class MV-1, class MV-2, class MV-3, class MV-4, class MV-5, class MV-6 and class MV-7 principal distribution amounts will be determined for a distribution day as follows:

- If the principal balance of the Group 2 class A subclass has not been reduced to zero and either the distribution day is prior to the Group 2 stepdown date or a Group 2 trigger event is in effect on that day, the class MV-1, MV-2, MV-3, MV-4, MV-5, MV-6 and MV-7 principal distribution amount will each be equal to zero;

- If the principal balance of the Group 2 class A subclass has been reduced to zero and either the distribution day is prior to the Group 2 stepdown date or a Group 2 trigger event is in effect,

  (1) the class MV-1 principal distribution amount will be equal to the lesser of (x) 100%
of the Group 2 principal distribution amount and (y) the principal balance of class MV-1;

  (2) the class MV-2 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clause (1) and (y) the principal balance of class MV-2;

  (3) the class MV-3 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clauses (1) and (2) and (y) the principal balance of class MV-3;

  (4) the class MV-4 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clauses (1), (2) and (3) and (y) the principal balance of class MV-4;

  (5) the class MV-5 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clauses (1), (2), (3) and (4) and (y) the principal balance of class MV-5;

  (6) the class MV-6 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clauses (1), (2), (3), (4) and (5) and (y) the principal balance of class MV-6; and

  (7) the class MV-7 principal distribution amount will be equal to the lesser of (x) the remainder of the Group 2 principal distribution amount after application pursuant to clauses (1), (2), (3), (4), (5) and (6) and (y) the principal balance of class MV-7.

- If the distribution day is on or after the Group 2 stepdown date and no Group 2 trigger event is in effect, the amount of principal distributed to a class MV subclass will be determined as follows:

   Class MV-1: the class MV-1 principal distribution amount will be equal to the total current principal balance of class AV-1 (after giving effect to principal payments to class AV-1 on that distribution day) and class MV-1 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 73.00% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-2: the class MV-2 principal distribution amount will be equal to the total current principal balances of class AV-1 and class MV-1 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-2 (before giving effect to such payments) minus the lesser of
   (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 76.50% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-3: the class MV-3 principal distribution amount will be equal to the total current principal balances of class AV-1 and classes MV-1 and MV-2 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-3 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 80.00% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-4: the class MV-4 principal distribution amount will be equal to the total current principal balances of class AV-1 and classes MV-1, MV-2 and MV-3 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-4 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 83.50% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-5: the class MV-5 principal distribution amount will be equal to the total current principal balances of class AV-1 and classes MV-1, MV-2, MV-3 and MV-4 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-5 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 86.50% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-6: the class MF-6 principal distribution amount will be equal to the total current principal balances of class AV-1 and classes MV-1, MV-2, MV-3, MV-4 and MV-5 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-6 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 90.50% of the total current principal balance of the Pool 2 mortgage loans.

   Class MV-7: the class MV-7 principal distribution amount will be equal to the total current principal balance of class AV-1 and classes MV-1, MV-2, MV-3, MV-4, MV-5 and MV-6 (after giving effect to principal payments to those subclasses on that distribution day) and class MV-7 (before giving effect to such payments) minus the lesser of (x) the total current principal balance of the Pool 2 mortgage loans minus the Group 2 OC floor amount and (y) 93.00% of the total current principal balance of the Pool 2 mortgage loans.

Reduction of overcollateralization

If on a distribution day the targeted level of overcollateralization of a Group is permitted to be reduced, or "stepped down", an amount of funds equal to the amount of such reduction (the release amount) will be released to make payments in accordance with clause I or II under "Payment priorities" above, as applicable.

Clean-up call

CFMSI may, on any distribution day after the total current principal balance of the mortgage loans has been reduced to less than 10% of their initial principal balance (the clean-up call date), repurchase all mortgage loans in the Trust and any other property owned by the Trust. CFMSI is not, however, obligated to so repurchase the loans and other property. If CFMSI does so repurchase, Certificate holders would then receive a final distribution on their Certificates. The repurchase price will be equal to the sum of
- the principal balance of the mortgage loans at the end of the related collection period plus accrued interest thereon (net of the servicing fee) plus

-  the fair market value of all other property owned by the Trust.

The distribution of principal on the Certificates upon a repurchase will be made according to the distribution priorities described above under "Payment priorities." Some Certificates may not receive a distribution equal to their principal balance plus accrued interest if CFMSI's purchase price is based in part on the fair market value of the Trust's property.

  CFMSI may transfer its right to repurchase the mortgage loans to a third party.

  If CFMSI does not elect to repurchase on the clean-up call date, the Trustee will initiate an auction process with a view to selling the loans and other Trust property. Affiliates of CFMSI may participate in the auction process. The Trustee will not sell such loans and property unless the proceeds of the sale, after deduction of the expenses of the sale and all unreimbursed Trustee expenses and servicer advances and expenses, would be sufficient to pay the outstanding principal balance of the Certificates plus all accrued and unpaid interest thereon to the date of the sale. The proceeds of the sale would be distributed in accordance with the normal priorities described under "Payment priorities", except that Certificate holders would not be entitled to receive reimbursement of any outstanding interest cap carryforwards, realized losses, Civil Relief shortfalls or net prepayment interest shortfalls unless there was sufficient sale proceeds, after payment of outstanding principal and accrued and unpaid interest, to make payment of all or a portion of such carryforwards, losses or shortfalls. In addition, interest on the Certificates will not accrue from the date of sale to the distribution day on which the final distribution of the sale proceeds is made.

Losses

Realized losses

If the net liquidation proceeds on a liquidated mortgage loan are less than the loan's principal balance plus accrued and unpaid interest at the mortgage loan interest rate through the date on which the related mortgaged property became an REO property, the difference will be a realized loss.

  A mortgage loan becomes a liquidated loan if CFMC either

- determines that all recoverable liquidation and insurance proceeds have been received or

- accepts payment for the release of the mortgage of less than the unpaid principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the unpaid principal balance.

  Liquidation proceeds are amounts received or property acquired by CFMC in liquidating a defaulted mortgage loan. In calculating a liquidated loan loss, net liquidation proceeds (after reimbursement to CFMC for unreimbursed advances and liquidation expenses on the mortgage loan) are applied first to accrued interest on the loan and then to principal.

Loss allocations

Any interest portion of a realized loss in a Pool will first reduce the amount of any excess interest and then will reduce the amount of interest funds available to pay accrued interest on the related Group of Certificates. Cash available to pay Certificate interest will be allocated as described above under "Payment priorities". Allocation to a class of part or all of the interest portion of a realized loss on a mortgage loan will reduce interest payments to be received by the class.

  Realized principal losses in a Pool will be allocated to the subordinated Certificates of the related Group only if, after taking into account principal payments (including the application of excess interest) to the Certificates on a distribution day, the amount of realized principal losses exceeds the overcollateralization amount for that Group. In that event, principal losses will be allocated to the subordinated Certificates of that Group until the principal balance of the Certificates of such Group equals the principal balance of the loans in the related Pool.

  Allocation to a class of part or all of the principal portion of a realized loss on a mortgage loan will reduce the class's principal balance by the amount of the loss allocated to the class. A principal loss can therefore not be allocated to a class that exceeds the principal balance of the class.

  Realized losses will be allocated to the classes in accordance with their subordination priorities. That is, losses in Pool 1 will be allocated first to class MF-8 until its principal balance is reduced to zero, then to class MF-7 until its principal balance is reduced to zero, then to class MF-6 until its principal balance is reduced to zero, and so on in inverse numerical order. If the principal balances of the subordinated Certificates have been reduced to zero, further realized losses will be not be allocated to any class A subclass. However, realized losses after the subordination depletion date may result in reduced distributions to class A holders.

  Example: Suppose the current amount of overcollateralization for Group 1 is $1,000 and the current balance of class MF-8 is also $1,000. Then a realized principal loss of $1,500 remaining after application of excess interest would be allocated to reduce the amount of overcollateralization for Group 1 to zero. The remaining $500 of the loss would then be allocated to class MF-8, reducing its principal balance to $500.

  Losses allocated to a class will be allocated to the Certificates in the class in proportion to their principal balances.

Sensitivity of Certificates to prepayment

The prepayment model

As discussed in the core prospectus ("Distributions on the Certificates--Effect of prepayments"), the rate at which mortgage loans are prepaid affects a Certificate's

-  weighted average life, and

-  for Certificates purchased at a premium or a discount, yield to maturity.

  Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. "Prepayment" includes full prepayments, curtailments, refinancings, liquidations and repurchases by CFMSI. Two models are used in this prospectus.

  The prepayment model used for Pool 2 assumes that the homeowners will prepay mortgage loans at a constant prepayment rate (CPR) each month relative to the then current balance of a pool of loans for the life of the loans. 28% CPR assumes a constant prepayment rate of 28% per annum.

  The prepayment model for the loans in Pool 1 is the home equity payment (HEP) rate, which assumes a rate of prepayment each month relative to the then current balance of a pool of loans for the life of the loans. 23% HEP assumes prepayment rates of 2.3% CPR of the then outstanding principal balance of the loans in the first month and an additional 2.3% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter, 23% HEP assumes a constant prepayment rate of 23% CPR.

  There is no assurance that the prepayment rates of the mortgage loans will conform to any particular level of a prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.

  Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.

  Because the amount of principal distributions on each class in a Group will depend on the rate of repayment (including prepayments) of the mortgage loans in the related Pool, the date by which the principal balance of any such class is reduced to zero is likely to occur earlier than their stated final maturity of October 25, 2033.

  The following tables of weighted average lives to maturity and weighted average lives to call have been prepared using the following structuring assumptions:

- The classes of Certificates have the characteristics set forth in "Summary--Series overview" above, without regard to any variation or approximation provided for in that section.

- The mortgage loans are comprised of representative pools of loans with the characteristics set forth in the table below.

- The servicing fee is 0.50% per annum and the administration fee is 0.02% per annum.

- Scheduled payments of principal and interest on the mortgage loans are received in full and in a timely manner on their due dates in each collection period.

- Distributions on the Certificates are made on the 25th of each month, commencing December 25, 2003.

-  There are no prepayment interest shortfalls or Civil Relief shortfalls.

- The targeted levels of overcollateralization are initially as specified under "Credit enhancement--Overcollateralization" above and thereafter increase and decrease in accordance with the provisions described in that section.

- The level of one-month LIBOR and of six-month LIBOR each remains constant at 1.12% and 1.24% per annum, respectively.

- The prepayment rates are the percentages of CPR and HEP set forth in the tables.

- Principal prepayments in full are received on the last day of each calendar month commencing in November 2003.

- The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortizing term such that each mortgage loan will amortize in amounts sufficient to repay its remaining principal balance by such term.

- The monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date (and on subsequent adjustment dates if neces-

sary) to equal a fully amortizing monthly payment.

-  You purchase your Certificates on the closing date.

- CFMSI does not make a clean-up call (except in the case of calculating the weighted average life to call).

  THE PREPAYMENT MODELS AND THE STRUCTURING ASSUMPTIONS ARE MADE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS IN A POOL WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY. THE CHARACTERISTICS OF THE ACTUAL MORTGAGE LOANS ARE ALSO LIKELY TO DIFFER FROM THE STRUCTURING AND OTHER ASSUMPTIONS. AS A RESULT, THE ACTUAL PRINCIPAL BALANCES AND WEIGHTED AVERAGE LIVES OF THE CERTIFICATES ARE LIKELY TO DIFFER FROM THOSE SHOWN IN THE FOLLOWING TABLES IN THIS SECTION, EVEN IF ALL OF THE MORTGAGE LOANS IN A POOL PREPAY AT THE INDICATED RATES. YOU ARE URGED TO CONSULT YOUR INVESTMENT ADVISOR AND TO MAKE YOUR INVESTMENT DECISION BASED ON YOUR OWN DETERMINATION AS TO ANTICIPATED RATES OF PREPAYMENT UNDER A VARIETY OF SCENARIOS AND THE SUITABILITY OF A CLASS OF CERTIFICATES TO YOUR INVESTMENT OBJECTIVES.

  In the following tables, references to "10%/15%" means 10% HEP and 15% CPR, "23%/28%" means 23% HEP and 28% CPR, and so on.

Weighted average lives

Weighted average life refers to the average amount of time from the date a Certificate is purchased until its principal balance is reduced to zero. The weighted average life of each class shown in the following tables is determined by (1) multiplying the amount of each distribution of principal by the number of years from the closing date to the related distribution day, (2) adding the results and (3) dividing the sum by the initial principal balance of the class.

The following tables have been prepared on the basis of the structuring assumptions, including the assumption that each Pool consists of mortgage loans having the characteristics set forth below:

                             POOL 1 MORTGAGE LOANS

                   Gross     Original Term     Amortizing     Remaining Term
                  Mortgage    to Maturity    Remaining Term    to Maturity
Current Balance     Rate      (in months)     (in months)      (in months)
---------------   --------   -------------   --------------   --------------
$665,237,273.41   7.4615%         335             328              328
$57,267,940.77    7.8863%         184             351              176
$11,889,150.04    7.5006%*        345             339              339





* Beginning in month 6 (May 2004), the Mortgage Rate will increase to 9.4197% per annum for all periods thereafter and the monthly payment in June 2004 will be adjusted accordingly.

                             POOL 2 MORTGAGE LOANS

                                                                                              Mortgage
                  Current                                                       Months          Rate
                   Gross     Remaining Term            Maximum    Minimum     to Initial     Adjustment    Initial    Subsequent
                  Mortgage    to Maturity              Mortgage   Mortgage   Mortgage Rate    Frequency    Periodic    Periodic
Current Balance     Rate      (in months)     Margin     Rate       Rate      Adjustment     (in months)   Rate Cap    Rate Cap
---------------   --------   --------------   ------   --------   --------   -------------   -----------   --------   ----------
$329,226,514.91   7.6388%         353         7.138%   14.033%    7.585%          17              6         2.915%     1.081%
$11,258,377.79    7.7743%         353         7.228%   14.139%    7.655%          29              6         2.978%     1.102%





Principal balance as percentage of initial principal balance

                                 Class AF-1                                 Class AF-2
                  ----------------------------------------   ----------------------------------------
                           PERCENTAGE OF HEP/CPR                      PERCENTAGE OF HEP/CPR
Distribution day
  in              0%/0%  10%/15%  23%/28%  30%/35%  40%/45%  0%/0%  10%/15%  23%/28%  30%/35%  40%/45%
Initial            100      100      100      100      100    100      100      100      100      100
November 2004       89       65       33       16        0    100      100      100      100       63
November 2005       86       40        0        0        0    100      100       42        0        0
November 2006       83       17        0        0        0    100      100        0        0        0
November 2007       80        0        0        0        0    100       93        0        0        0
November 2008       76        0        0        0        0    100       25        0        0        0
November 2009       72        0        0        0        0    100        0        0        0        0
November 2010       68        0        0        0        0    100        0        0        0        0
November 2011       65        0        0        0        0    100        0        0        0        0
November 2012       62        0        0        0        0    100        0        0        0        0
November 2013       58        0        0        0        0    100        0        0        0        0
November 2014       54        0        0        0        0    100        0        0        0        0
November 2015       49        0        0        0        0    100        0        0        0        0
November 2016       44        0        0        0        0    100        0        0        0        0
November 2017       38        0        0        0        0    100        0        0        0        0
November 2018       20        0        0        0        0    100        0        0        0        0
November 2019       13        0        0        0        0    100        0        0        0        0
November 2020        5        0        0        0        0    100        0        0        0        0
November 2021        0        0        0        0        0     83        0        0        0        0
November 2022        0        0        0        0        0     46        0        0        0        0
November 2023        0        0        0        0        0     18        0        0        0        0
November 2024        0        0        0        0        0      0        0        0        0        0
November 2025        0        0        0        0        0      0        0        0        0        0
November 2026        0        0        0        0        0      0        0        0        0        0
November 2027        0        0        0        0        0      0        0        0        0        0
November 2028        0        0        0        0        0      0        0        0        0        0
November 2029        0        0        0        0        0      0        0        0        0        0
November 2030        0        0        0        0        0      0        0        0        0        0
November 2031        0        0        0        0        0      0        0        0        0        0
November 2032        0        0        0        0        0      0        0        0        0        0
November 2033        0        0        0        0        0      0        0        0        0        0
WEIGHTED AVERAGE
LIFE TO MATURITY
(YEARS)           10.15    1.73     0.80     0.62     0.47   19.03    4.68     2.00     1.50     1.08
WEIGHTED AVERAGE
LIFE TO CALL
(YEARS)           10.15    1.73     0.80     0.62     0.47   19.03    4.68     2.00     1.50     1.08

                                 Class AF-3
                  ----------------------------------------
                           PERCENTAGE OF HEP/CPR
Distribution day
  in              0%/0%  10%/15%  23%/28%  30%/35%  40%/45%
Initial            100      100      100      100      100
November 2004      100      100      100      100      100
November 2005      100      100      100       60        0
November 2006      100      100       32        0        0
November 2007      100      100        4        0        0
November 2008      100      100        0        0        0
November 2009      100       83        0        0        0
November 2010      100       64        0        0        0
November 2011      100       55        0        0        0
November 2012      100       45        0        0        0
November 2013      100       33        0        0        0
November 2014      100       22        0        0        0
November 2015      100       10        0        0        0
November 2016      100        0        0        0        0
November 2017      100        0        0        0        0
November 2018      100        0        0        0        0
November 2019      100        0        0        0        0
November 2020      100        0        0        0        0
November 2021      100        0        0        0        0
November 2022      100        0        0        0        0
November 2023      100        0        0        0        0
November 2024       92        0        0        0        0
November 2025       70        0        0        0        0
November 2026       47        0        0        0        0
November 2027       21        0        0        0        0
November 2028        0        0        0        0        0
November 2029        0        0        0        0        0
November 2030        0        0        0        0        0
November 2031        0        0        0        0        0
November 2032        0        0        0        0        0
November 2033        0        0        0        0        0
WEIGHTED AVERAGE
LIFE TO MATURITY
(YEARS)           22.85    8.70     3.00     2.13     1.53
WEIGHTED AVERAGE
LIFE TO CALL
(YEARS)           22.85    8.70     3.00     2.13     1.53

Principal balance as percentage of initial principal balance

                                 Class AF-4                                 Class AF-5
                  ----------------------------------------   ----------------------------------------
                           PERCENTAGE OF HEP/CPR                      PERCENTAGE OF HEP/CPR
Distribution day
  in              0%/0%  10%/15%  23%/28%  30%/35%  40%/45%  0%/0%  10%/15%  23%/28%  30%/35%  40%/45%
Initial            100      100      100      100      100    100      100      100      100      100
November 2004      100      100      100      100      100    100      100      100      100      100
November 2005      100      100      100      100       38    100      100      100      100      100
November 2006      100      100      100        *        0    100      100      100      100        0
November 2007      100      100      100        0        0    100      100      100       89        0
November 2008      100      100       42        0        0    100      100      100       35        0
November 2009      100      100        3        0        0    100      100      100       16        0
November 2010      100      100        0        0        0    100      100       78       11        0
November 2011      100      100        0        0        0    100      100       78       11        0
November 2012      100      100        0        0        0    100      100       73       11        0
November 2013      100      100        0        0        0    100      100       61       11        0
November 2014      100      100        0        0        0    100      100       48       11        0
November 2015      100      100        0        0        0    100      100       37        9        0
November 2016      100       99        0        0        0    100      100       28        4        0
November 2017      100       75        0        0        0    100      100       21        0        0
November 2018      100       41        0        0        0    100      100       13        0        0
November 2019      100       22        0        0        0    100      100        7        0        0
November 2020      100        4        0        0        0    100      100        3        0        0
November 2021      100        0        0        0        0    100       88        0        0        0
November 2022      100        0        0        0        0    100       73        0        0        0
November 2023      100        0        0        0        0    100       60        0        0        0
November 2024      100        0        0        0        0    100       49        0        0        0
November 2025      100        0        0        0        0    100       38        0        0        0
November 2026      100        0        0        0        0    100       29        0        0        0
November 2027      100        0        0        0        0    100       21        0        0        0
November 2028       84        0        0        0        0    100       12        0        0        0
November 2029       12        0        0        0        0    100        3        0        0        0
November 2030        0        0        0        0        0     30        0        0        0        0
November 2031        0        0        0        0        0      0        0        0        0        0
November 2032        0        0        0        0        0      0        0        0        0        0
November 2033        0        0        0        0        0      0        0        0        0        0
WEIGHTED AVERAGE
LIFE TO MATURITY
(YEARS)           25.52   14.95     5.00     2.80     2.00   26.80   21.28    11.03     5.66     2.35
WEIGHTED AVERAGE
LIFE TO CALL
(YEARS)           25.52   14.72     5.00     2.80     2.00   26.67   15.67     7.62     4.87     2.35

                                 Class AF-6
                  ----------------------------------------
                           PERCENTAGE OF HEP/CPR
Distribution day
  in              0%/0%  10%/15%  23%/28%  30%/35%  40%/45%
Initial            100      100      100      100      100
November 2004      100      100      100      100      100
November 2005      100      100      100      100      100
November 2006      100      100      100      100       36
November 2007       99       93       91       97       36
November 2008       98       86       81       82       36
November 2009       97       75       65       61       28
November 2010       94       66       49       42       17
November 2011       87       45       25       27       10
November 2012       79       30       11       16        4
November 2013       72       20        4        9        *
November 2014       64       14        2        4        0
November 2015       57        9        1        1        0
November 2016       49        6        *        *        0
November 2017       42        4        *        0        0
November 2018       23        2        *        0        0
November 2019       19        1        *        0        0
November 2020       14        1        *        0        0
November 2021       11        *        0        0        0
November 2022        8        *        0        0        0
November 2023        6        *        0        0        0
November 2024        4        *        0        0        0
November 2025        3        *        0        0        0
November 2026        2        *        0        0        0
November 2027        1        *        0        0        0
November 2028        *        *        0        0        0
November 2029        *        *        0        0        0
November 2030        *        0        0        0        0
November 2031        0        0        0        0        0
November 2032        0        0        0        0        0
November 2033        0        0        0        0        0
WEIGHTED AVERAGE
LIFE TO MATURITY
(YEARS)           12.84    8.04     6.81     6.92     4.37
WEIGHTED AVERAGE
LIFE TO CALL
(YEARS)           12.84    8.01     6.48     5.62     3.31

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

                                 Class AV-1
                  ----------------------------------------
                           PERCENTAGE OF HEP/CPR
Distribution day
  in              0%/0%  10%/15%  23%/28%  30%/35%  40%/45%
Initial            100      100      100      100      100
November 2004       95       77       61       53       41
November 2005       94       61       37       25       11
November 2006       92       47       19        8        0
November 2007       91       36       18        8        0
November 2008       90       30       13        8        0
November 2009       88       25        9        5        0
November 2010       87       21        7        3        0
November 2011       85       18        5        2        0
November 2012       83       15        3        1        0
November 2013       81       12        2        1        0
November 2014       79       10        2        *        0
November 2015       76        9        1        0        0
November 2016       74        7        1        0        0
November 2017       71        6        *        0        0
November 2018       67        5        *        0        0
November 2019       64        4        0        0        0
November 2020       60        3        0        0        0
November 2021       56        3        0        0        0
November 2022       52        2        0        0        0
November 2023       47        2        0        0        0
November 2024       42        1        0        0        0
November 2025       36        1        0        0        0
November 2026       32        1        0        0        0
November 2027       28        *        0        0        0
November 2028       24        *        0        0        0
November 2029       19        0        0        0        0
November 2030       14        0        0        0        0
November 2031        9        0        0        0        0
November 2032        3        0        0        0        0
November 2033        0        0        0        0        0
WEIGHTED AVERAGE
LIFE TO MATURITY
(YEARS)           17.92    4.48     2.30     1.65     0.99
WEIGHTED AVERAGE
LIFE TO CALL
(YEARS)           17.71    4.31     2.18     1.54     0.99

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Yield to maturity

If a Certificate is purchased at a discount from par (as described below), and the anticipated yield to maturity of the Certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a Certificate is purchased at a premium to par, and the anticipated yield to maturity of the Certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Par is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

  The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.

  CFMSI may file additional yield tables and other computational material for some class A subclasses with the SEC in a report on Form 8-K. See "Incorporation of additional SEC filings" below. These tables and materials would be prepared by an underwriter at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, the investors. These assumptions may differ from the structuring assumptions and may not be relevant to or appropriate for other investors.

Delinquency and foreclosure experience

Delinquency considerations

The following tables show the recent historical delinquency and foreclosure experience of mortgage loans serviced by CFMC. The period prior to 2001 relates to loans originally acquired or originated by CFMC's predecessor, Associates Home Equity Services, Inc. ("AHES"). The loans represented in the tables include first and second priority loans, fixed and adjustable interest rate loans, loans with stated maturities of up to 30 years and other types of mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans actually included in their Trust. In particular, the underwriting guidelines used by CFMC are not identical to those used by AHES. None of the mortgage loans in this Trust were originated or acquired by AHES. The mortgage loans in this Trust have either been originated to CFMC's underwriting standards or were subject to due diligence review for compliance with CFMC's purchase underwriting standards. There may also be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency and foreclosure experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON SERVICED PORTFOLIO

                          DECEMBER 31, 2000        DECEMBER 31, 2001        DECEMBER 31, 2002        SEPTEMBER 30, 2003
                        ----------------------   ----------------------   ----------------------   ----------------------
                                   PRINCIPAL                PRINCIPAL                PRINCIPAL                PRINCIPAL
                        NUMBER      BALANCE      NUMBER      BALANCE      NUMBER      BALANCE      NUMBER      BALANCE
                        -------   ------------   -------   ------------   -------   ------------   -------   ------------
                                  ($ MILLIONS)             ($ MILLIONS)             ($ MILLIONS)             ($ MILLIONS)
Loans                   376,400    $19,211.8     347,552    $18,885.6     311,430    $20,221.5     282,990    $20,625.6
Days past due
  30-59                 14,401     $   715.3     20,241     $ 1,039.9     11,897     $   612.9     10,737     $   567.3
  60-89                  4,120     $   201.8      5,098     $   269.1      4,053     $   209.3      3,515     $   193.3
  90 or more            10,411     $   462.5     10,555     $   473.2      6,194     $   259.7      5,309     $   236.0
                        -------    ---------     -------    ---------     -------    ---------     -------    ---------
Total Delinquent        28,932     $ 1,379.6     35,894     $ 1,782.2     22,144     $ 1,081.9     19,561     $   996.6
Delinquency Rate          7.69%         7.18%     10.33%         9.44%      7.11%         5.35%      6.91%         4.83%
In Foreclosure           5,731     $   345.1     10,433     $   689.1      9,803     $   650.5      7,388     $   494.3
Foreclosure Rate          1.52%         1.80%      3.00%         3.65%      3.15%         3.22%      2.61%         2.40%

  The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for each period exclude loans in foreclosure, the statistics for which are separately stated.

Voting Rights

At all times, the voting rights of holders of the Certificates will be allocated among the Certificates in proportion to their principal balances.

Additional ERISA considerations

The Department of Labor has granted each of the underwriters an administrative exemption (the underwriter exemption) from some of ERISA's prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter exemption. Citigroup Global Markets Inc. has been granted underwriter exemption PTE 89-89, Greenwich Capital Markets, Inc. has been granted PTE 90-59 and Banc One Capital Markets, Inc. has been granted PTE 95-89. These underwriter exemptions should apply to the acquisition, holding, and resale of the class A Certificates by an ERISA plan, provided that specified conditions are met, including

- the acquisition of the class A Certificates by an ERISA plan is on terms (including the purchase price) that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,

- the class A Certificates acquired by the ERISA plan have received a rating at the time of their acquisition that is in one of the four highest generic rating categories from any of S&P, Moody's or Fitch,

- the sum of all payments made to the underwriters for the distribution of the class A Certificates is no more than reasonable compensation for underwriting the certificates, and

- the sum of all payments made to and retained by the servicer is no more than reasonable compensation for the servicer's services and reimbursement of its reasonable expenses.

  An underwriter exemption does not apply to the acquisition and holding of class A Certificates by ERISA plans sponsored by CFMSI, any underwriter, the Trustee or any of their affiliates. Moreover, such exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements

- an ERISA plan's investment in each class A subclass does not exceed 25% of that subclass at the time of the acquisition and

- immediately after the acquisition, no more than 25% of the assets of an ERISA plan for which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

  A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.

Legal investment

The class A Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA).

Federal income tax consequences

For federal income tax purposes, an election will be made to treat the Trust, exclusive of interest cap carryforwards, as a REMIC. In addition, the portion of the Trust consisting of the interest cap carryforwards will be treated as a grantor trust for federal income tax purposes. Each class of offered Certificates will represent a regular interest in the REMIC. The regular interests represented by the offered Certificates will be treated as debt instruments for US federal income tax purposes, and the rights to receive interest cap carryforwards by class AF-1 and AV-1 will be treated as an interest in a limited recourse interest rate cap contract (a cap contract). A holder of class AF-1 or AV-1 will be required to allocate its purchase price between the regular interest and the cap contract. However, in making this determination, we believe that the value of the cap contract to initial investors is zero. Any interest cap carryforwards received by a holder of class AF-1 or AV-1 would be treated as ordinary income. If a cap contract has value at any time in the future

- an investor in class AF-1 or AV-1 would be required to allocate its purchase price as indicated above, and may therefore be treated as acquiring its regular interest at a larger market discount or a lesser premium,

- the portion of the purchase price allocable to the related cap contract would be amortizable as provided in Treasury regulations,

- the sales proceeds of the related Certificate would be required to be allocated between the related regular interest and the related cap contract, and any gain or loss allocable to the related cap contract would be capital gain or loss if the related Certificate is held as a capital asset.

  It is anticipated that

- the class AF-2, AF-3, AF-4, AF-5 and AF-6 Certificates will be issued at a premium, and

- the regular interests represented by the class AF-1 and AV-1 Certificates will be issued without discount or premium.

  The offered Certificates will be treated

- as "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations,

-  as "real estate assets" for real estate investment trusts,

- other than class AF-1 and AV-1, as "qualified mortgages" for another REMIC, and

-  as "permitted assets" for a financial asset securitization investment trust.

Plan of distribution

Subject to the terms and conditions of the underwriting agreement among Citicorp, CFMSI and the underwriters, the underwriters will purchase the class A Certificates from CFMSI upon issuance. The underwriters have committed to purchase all such Certificates if any of such Certificates are purchased. The underwriters will distribute the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  Proceeds to CFMSI will be approximately 99.74947% of the aggregate initial principal balance of the offered Certificates, plus accrued interest and before deducting expenses of approximately $563,000 payable by CFMSI. In connection with the purchase and sale of the Certificates, the underwriters may be deemed to have received compensation from CFMSI in the form of underwriting discounts.

  CFMSI has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the percentage of the principal balance of each class of offered Certificates set forth below opposite the underwriter's name:

                           AF-1                   AF-2                   AF-3                   AF-4                   AF-5
                           ----                   ----                   ----                   ----                   ----
Citigroup                  70%                    70%                    70%                    70%                    70%
Banc One                   15%                    15%                    15%                    15%                    15%
RBS GC                     15%                    15%                    15%                    15%                    15%

                       AF-6                   AV-1
                       ----                   ----
Citigroup              70%                    70%
Banc One               15%                    15%
RBS GC                 15%                    15%

  CFMSI has been advised by each underwriter that it intends to make a market in the offered Certificates, but no underwriter is obligated to do so.

  The Underwriting Agreement provides that CFMSI and Citicorp will indemnify the underwriters against, or contribute to payments the underwriters may be required to make in respect of, certain civil liabilities under the Securities Act of 1933.

  Citigroup Global Markets Inc. is an affiliate of CFMSI and CFMC. This prospectus may be used by Citigroup Global Markets Inc., to the extent required, in connection with market making transactions in the offered Certificates. Citigroup Global Markets Inc. may act as principal or agent in such transactions.

  In connection with this offering, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the offered Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Legal opinions

Legal opinions will be delivered for CFMSI and Citicorp by Michael J. Tarpley, as a Senior Attorney of Citibank, N.A., and for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. Mr. Tarpley owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup Inc. An opinion on federal income tax matters and on ERISA matters will be delivered for CFMSI by Cadwalader, Wickersham & Taft LLP, New York, New York.

Incorporation of additional SEC filings

The following documents filed with the SEC by CFMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:

- Current Reports on Form 8-K dated November 17, 2003 and November 24, 2003, filed pursuant to Section 13, and

- all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the Certificates.

Appendix 1--Description of the loans

The following tables give additional information about the mortgage loans as of the cut-off date. The mortgage loans actually included in the Trust may differ from their description below, but the differences will not be material.

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

-----------------------------------------------------------------------------------------------
                                          COLLATERAL SUMMARY            RANGES (IF APPLICABLE)
-----------------------------------------------------------------------------------------------
TOTAL NUMBER OF LOANS                                        5,803
TOTAL OUTSTANDING LOAN BALANCE                     $734,394,364.22
AVERAGE OUTSTANDING LOAN BALANCE                   $    126,554.26     $25,127.50 - $458,731.84
WEIGHTED AVERAGE COUPON                                       7.50%               6.00% - 12.15%
WEIGHTED AVERAGE ORIGINAL TERM
  (MONTHS)                                                     324                    120 - 360
WEIGHTED AVERAGE REMAINING TERM
  (MONTHS)                                                     317                    108 - 357
WEIGHTED AVERAGE ORIGINAL LTV                                85.68%             10.36% - 100.00%
WEIGHTED AVERAGE FICO SCORE                                    671                    501 - 820
1ST LIENS (%)                                               100.00%
BALLOONS (%)                                                  7.80%
PROPERTY TYPE
  SINGLE FAMILY                                              94.90%
  2-4 FAMILY                                                  1.58%
  CONDO                                                       2.82%
  PUD                                                         0.70%
OCCUPANCY STATUS
  PRIMARY HOME                                               99.19%
  INVESTMENT                                                  0.81%
  SECOND                                                      0.00%
LOAN PURPOSE
  CASH-OUT REFINANCING                                       80.13%
  PURCHASE                                                   11.94%
  RATE/TERM REFINANCING                                       7.92%
GEOGRAPHIC DISTRIBUTION                    Ohio               8.26%
                                       New York               8.18%
                                   Pennsylvania               7.15%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Origination Date.

-------------------------------------------------------------------------------------------
                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            ORIGINAL LOAN           % OF ORIGINAL
RANGE OF BALANCES($)           LOANS               BALANCE($)             LOAN BALANCE
-------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00          332              $14,096,676.78                1.90%
50,000.01 - 75,000.00            905               57,791,086.34                7.80
75,000.01 - 100,000.00         1,109               97,419,347.67               13.15
100,000.01 - 125,000.00          948              107,037,036.84               14.45
125,000.01 - 150,000.00          826              113,260,351.75               15.29
150,000.01 - 175,000.00          568               91,911,789.99               12.41
175,000.01 - 200,000.00          405               75,930,379.51               10.25
200,000.01 - 225,000.00          234               49,788,554.91                6.72
225,000.01 - 250,000.00          186               44,136,970.95                5.96
250,000.01 - 275,000.00           97               25,452,991.44                3.44
275,000.01 - 300,000.00           66               18,968,696.18                2.56
300,000.01 - 322,700.00           34               10,615,388.30                1.43
322,700.01 - 350,000.00           36               12,170,821.00                1.64
350,000.01 - 375,000.00           22                7,969,664.00                1.08
375,000.01 - 400,000.00           27               10,501,134.49                1.42
400,000.01 - 500,000.00            8                3,533,971.48                0.48
-------------------------------------------------------------------------------------------
Total                          5,803             $740,584,861.63              100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

------------------------------------------------------------------------------------------
                         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
------------------------------------------------------------------------------------------
                                      NUMBER OF
                                       MORTGAGE         CUT-OFF DATE     % OF CUT-OFF DATE
RANGE OF BALANCES($)                    LOANS          LOAN BALANCE($)     LOAN BALANCE
------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00                   342          $14,375,561.29            1.96%
50,000.01 - 75,000.00                     917           58,376,076.06            7.95
75,000.01 - 100,000.00                  1,107           96,945,045.87           13.20
100,000.01 - 125,000.00                   967          109,040,722.38           14.85
125,000.01 - 150,000.00                   812          111,193,742.30           15.14
150,000.01 - 175,000.00                   572           92,527,810.57           12.60
175,000.01 - 200,000.00                   380           71,019,553.86            9.67
200,000.01 - 225,000.00                   239           50,642,721.55            6.90
225,000.01 - 250,000.00                   184           43,495,494.47            5.92
250,000.01 - 275,000.00                    95           24,888,536.57            3.39
275,000.01 - 300,000.00                    63           18,035,649.89            2.46
300,000.01 - 322,700.00                    35           10,881,532.71            1.48
322,700.01 - 350,000.00                    34           11,470,865.99            1.56
350,000.01 - 375,000.00                    25            9,044,318.54            1.23
375,000.01 - 400,000.00                    23            8,951,368.45            1.22
400,000.01 - 500,000.00                     8            3,505,363.72            0.48
------------------------------------------------------------------------------------------
Total                                   5,803          $734,394,364.22         100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

------------------------------------------------------------------------------------------
                                      MORTGAGE RATES
------------------------------------------------------------------------------------------
                                  NUMBER OF
RANGE OF MORTGAGE                 MORTGAGE            CUT-OFF DATE       % OF CUT-OFF DATE
RATES(%)                            LOANS           LOAN BALANCE($)        LOAN BALANCE
------------------------------------------------------------------------------------------
6.000% - 6.499%                       525            $84,365,538.22             11.49%
6.500 - 6.999                       1,388            202,749,874.38             27.61
7.000 - 7.499                         841            108,450,339.91             14.77
7.500 - 7.999                       1,326            162,237,465.78             22.09
8.000 - 8.499                         557             62,379,113.07              8.49
8.500 - 8.999                         638             69,110,982.80              9.41
9.000 - 9.499                         237             21,250,129.82              2.89
9.500 - 9.999                         191             16,899,941.35              2.30
10.000 - 10.499                        51              3,768,007.21              0.51
10.500 - 10.999                        38              2,517,356.75              0.34
11.000 - 11.499                         8                467,703.57              0.06
11.500 - 11.999                         2                122,278.21              0.02
12.000 - 12.499                         1                 75,633.15              0.01
------------------------------------------------------------------------------------------
Total                               5,803           $734,394,364.22            100.00%

                           POOL 1 COLLATERAL SUMMARY

Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

---------------------------------------------------------------------------------------------
                                  ORIGINAL TERM TO MATURITY
---------------------------------------------------------------------------------------------
                                        NUMBER OF
ORIGINAL TERM TO                        MORTGAGE          CUT-OFF DATE      % OF CUT-OFF DATE
MATURITY (MONTHS)                         LOANS          LOAN BALANCE($)      LOAN BALANCE
---------------------------------------------------------------------------------------------
97 - 132                                     64            $4,200,542.03            0.57%
133 - 168                                     5               265,808.83            0.04
169 - 180                                   921            99,298,303.97           13.52
181 - 216                                     2                97,459.04            0.01
217 - 228                                     1               171,125.08            0.02
229 - 240                                   478            58,786,209.06            8.00
241 - 276                                     2                97,727.54            0.01
277 - 312                                    48             5,711,674.26            0.78
313 - 348                                     1                75,887.02            0.01
349 - 360                                 4,281           565,689,627.39           77.03
---------------------------------------------------------------------------------------------
Total                                     5,803          $734,394,364.22          100.00%

                                 REMAINING TERM TO MATURITY
--------------------------------------------------------------------------------------------
                                         NUMBER OF
REMAINING TERM TO                        MORTGAGE         CUT-OFF DATE     % OF CUT-OFF DATE
MATURITY (MONTHS)                          LOANS         LOAN BALANCE($)     LOAN BALANCE
--------------------------------------------------------------------------------------------
97 - 132                                      64          $4,200,542.03            0.57%
133 - 168                                     88           9,470,338.43            1.29
169 - 180                                    838          90,093,774.37           12.27
181 - 216                                      2              97,459.04            0.01
217 - 228                                     58           8,337,320.70            1.14
229 - 240                                    421          50,620,013.44            6.89
241 - 276                                      2              97,727.54            0.01
277 - 312                                     48           5,711,674.26            0.78
325 - 336                                      1              75,887.02            0.01
337 - 348                                    167          23,590,838.55            3.21
349 - 360                                  4,114         542,098,788.84           73.82
--------------------------------------------------------------------------------------------
Total                                      5,803         $734,394,364.22         100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                         SEASONING
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
SEASONING (MONTHS)               LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0 - 6                            2,890           $358,336,764.39               48.79%
7 - 12                           2,781            360,460,375.44               49.08
13 - 18                            130             15,446,880.78                2.10
19 - 24                              2                150,343.61                0.02
-------------------------------------------------------------------------------------------
Total                            5,803           $734,394,364.22              100.00%

                               ORIGINAL LOAN-TO-VALUE RATIO
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
RANGE OF ORIGINAL LTV          MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
RATIOS(%)                        LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0.01% - 25.00%                      23             $1,144,618.66                0.16%
25.01 - 30.00                       15              1,006,018.26                0.14
30.01 - 35.00                       23              1,806,045.14                0.25
35.01 - 40.00                       44              3,990,491.36                0.54
40.01 - 45.00                       35              2,920,277.64                0.40
45.01 - 50.00                       63              6,844,800.76                0.93
50.01 - 55.00                       70              7,523,735.11                1.02
55.01 - 60.00                      110             12,460,792.38                1.70
60.01 - 65.00                      148             18,462,646.52                2.51
65.01 - 70.00                      219             25,940,228.79                3.53
70.01 - 75.00                      342             43,044,180.33                5.86
75.01 - 80.00                      940            122,799,486.58               16.72
80.01 - 85.00                      636             85,028,995.41               11.58
85.01 - 90.00                    1,010            126,261,364.97               17.19
90.01 - 95.00                      782            105,871,785.04               14.42
95.01 - 100.00                   1,343            169,288,897.27               23.05
-------------------------------------------------------------------------------------------
Total                            5,803           $734,394,364.22              100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                      OCCUPANCY TYPE
-------------------------------------------------------------------------------------------
                                        NUMBER OF                                % OF
                                        MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
OCCUPANCY TYPE                            LOANS         LOAN BALANCE($)      LOAN BALANCE
-------------------------------------------------------------------------------------------
Investor                                     71           $5,973,602.18           0.81%
Primary                                   5,732          728,420,762.04          99.19
-------------------------------------------------------------------------------------------
Total                                     5,803         $734,394,364.22         100.00%

-------------------------------------------------------------------------------------------
                                       PROPERTY TYPE
-------------------------------------------------------------------------------------------
                                        NUMBER OF                                % OF
                                        MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
PROPERTY TYPE                             LOANS         LOAN BALANCE($)      LOAN BALANCE
-------------------------------------------------------------------------------------------
2-4 Family                                   76          $11,627,677.79           1.58%
Condo                                       172           20,709,788.81           2.82
PUD                                          34            5,127,384.47           0.70
Single Family                             5,521          696,929,513.15          94.90
-------------------------------------------------------------------------------------------
Total                                     5,803         $734,394,364.22         100.00%

-------------------------------------------------------------------------------------------
                                       LOAN PURPOSE
-------------------------------------------------------------------------------------------
                                        NUMBER OF                                % OF
                                        MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
LOAN PURPOSE                              LOANS         LOAN BALANCE($)      LOAN BALANCE
-------------------------------------------------------------------------------------------
Cash-out Refinancing                      4,629         $588,493,617.45          80.13%
Purchase                                    704           87,707,269.07          11.94
Rate/term Refinancing                       470           58,193,477.70           7.92
-------------------------------------------------------------------------------------------
Total                                     5,803         $734,394,364.22         100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                    DOCUMENTATION TYPE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
DOCUMENTATION TYPE               LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Full Doc                          5524           $693,182,588.89               94.39%
NIQ                                279             41,211,775.33                5.61
-------------------------------------------------------------------------------------------
Total                            5,803           $734,394,364.22              100.00%

-------------------------------------------------------------------------------------------
                                       CREDIT GRADE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
CREDIT GRADE                     LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
A+                               1,221           $166,801,456.89               22.71%
A                                  850            112,511,519.75               15.32
B+                               1,107            146,861,625.72               20.00
B                                1,101            135,062,821.40               18.39
C+                                 709             85,757,690.46               11.68
C                                  541             60,618,210.80                8.25
C-                                 274             26,781,039.20                3.65
-------------------------------------------------------------------------------------------
Total                            5,803           $734,394,364.22              100.00%

-------------------------------------------------------------------------------------------
                                         LOAN TYPE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
LOAN TYPE                        LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Balloon                            461            $57,267,940.77                7.80%
Fixed                            5,236            665,237,273.41               90.58
Teaser                             106             11,889,150.04                1.62
-------------------------------------------------------------------------------------------
Total                            5,803           $734,394,364.22              100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

---------------------------------------------------------------------------------------------
                                  GEOGRAPHICAL DISTRIBUTION
---------------------------------------------------------------------------------------------
                                          NUMBER OF                                % OF
                                          MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
STATE                                       LOANS         LOAN BALANCE($)      LOAN BALANCE
---------------------------------------------------------------------------------------------
Alabama                                       193          $18,924,748.36           2.58%
Arizona                                        93           11,635,179.80           1.58
Arkansas                                       52            4,642,062.87           0.63
Colorado                                       57            9,359,408.32           1.27
Connecticut                                   139           21,127,653.12           2.88
Delaware                                       21            2,430,893.91           0.33
Idaho                                          19            2,472,582.14           0.34
Illinois                                      270           35,436,863.81           4.83
Indiana                                       315           31,601,856.07           4.30
Iowa                                           51            5,025,124.88           0.68
Kansas                                         68            6,349,129.89           0.86
Kentucky                                      133           12,877,107.75           1.75
Louisiana                                      96            9,640,408.09           1.31
Maine                                          16            2,409,433.82           0.33
Maryland                                      201           35,449,456.17           4.83
Massachusetts                                 122           21,945,072.88           2.99
Michigan                                      245           27,242,719.28           3.71
Minnesota                                     126           19,872,849.46           2.71
Mississippi                                    65            5,311,725.36           0.72
Missouri                                      156           16,253,950.13           2.21
Montana                                         4              336,716.81           0.05
Nebraska                                       25            2,622,741.00           0.36
Nevada                                         36            6,072,665.14           0.83
New Hampshire                                  38            5,762,285.45           0.78
New Jersey                                    287           47,287,116.17           6.44
New Mexico                                     14            2,045,951.15           0.28
New York                                      347           60,092,731.83           8.18
North Carolina                                274           29,489,435.24           4.02
North Dakota                                    5              428,516.89           0.06
Ohio                                          521           60,689,886.17           8.26
Oklahoma                                       42            3,490,780.81           0.48
Oregon                                         64            9,493,356.93           1.29
Pennsylvania                                  448           52,532,731.13           7.15
Rhode Island                                   43            6,564,307.45           0.89
South Carolina                                151           14,555,315.99           1.98
South Dakota                                    8              956,658.31           0.13
Tennessee                                     356           39,698,048.73           5.41
Texas                                         147           15,824,637.84           2.15
Utah                                           36            5,423,579.58           0.74
Vermont                                         3              453,380.07           0.06
Virginia                                      328           47,029,526.19           6.40
Washington                                     85           13,440,282.88           1.83
West Virginia                                  50            4,156,990.28           0.57
Wisconsin                                      50            5,590,101.22           0.76
Wyoming                                         3              348,394.85           0.05
---------------------------------------------------------------------------------------------
Total                                       5,803         $734,394,364.22         100.00%

                           POOL 1 COLLATERAL SUMMARY

 Collateral statistics for the Pool 1 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                  PREPAYMENT PENALTY TERM
-------------------------------------------------------------------------------------------
                                      NUMBER OF                                 % OF
PREPAY PENALTY TERM                    MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
(MONTHS)                                LOANS          LOAN BALANCE($)      LOAN BALANCE
-------------------------------------------------------------------------------------------
0                                       1,642          $206,876,476.40           28.17%
3                                           2               291,877.50            0.04
5                                           1               200,093.20            0.03
12                                        207            33,826,123.64            4.61
24                                        247            34,308,346.29            4.67
30                                          5             1,043,741.27            0.14
36                                      3,699           457,847,705.92           62.34
-------------------------------------------------------------------------------------------
Total                                   5,803          $734,394,364.22          100.00%

                                  FICO SCORE DISTRIBUTION
-------------------------------------------------------------------------------------------
                                      NUMBER OF                                 % OF
                                       MORTGAGE          CUT-OFF DATE       CUT-OFF DATE
FICO SCORE RANGE                        LOANS          LOAN BALANCE($)      LOAN BALANCE
-------------------------------------------------------------------------------------------
500 - 525                                  34            $3,603,073.82            0.49%
526 - 550                                 121            12,539,225.61            1.71
551 - 575                                 251            29,361,214.27            4.00
576 - 600                                 395            43,448,416.55            5.92
601 - 625                                 579            67,723,065.63            9.22
626 - 650                                 865           104,529,374.52           14.23
651 - 675                                 979           125,909,393.14           17.14
676 - 700                                 889           116,199,844.30           15.82
701 - 725                                 672            91,800,377.78           12.50
726 - 750                                 547            75,516,458.63           10.28
751 - 775                                 322            43,865,895.62            5.97
776 - 800                                 130            17,222,913.53            2.35
801+                                       19             2,675,110.82            0.36
-------------------------------------------------------------------------------------------
Total                                   5,803          $734,394,364.22          100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

--------------------------------------------------------------------------------------------------
                                            COLLATERAL SUMMARY             RANGES (IF APPLICABLE)
--------------------------------------------------------------------------------------------------
TOTAL NUMBER OF LOANS                                           2,515
TOTAL OUTSTANDING LOAN BALANCE                        $340,484,892.70
AVERAGE OUTSTANDING LOAN BALANCE                      $    135,381.67     $30,178.58 - $398,913.42
WEIGHTED AVERAGE COUPON                                          7.64%               6.00% - 11.10%
WEIGHTED AVERAGE ARM CHARACTERISTICS
  MARGIN                                                         7.14%               0.00% - 11.87%
  FIRST PERIODIC CAP                                             2.92%                0.00% - 3.00%
  SUBSEQUENT PERIODIC CAP                                        1.08%                1.00% - 2.00%
  LIFETIME MAXIMUM RATE                                         14.04%              10.04% - 18.00%
  LIFETIME MINIMUM RATE                                          7.59%               3.83% - 11.87%
WEIGHTED AVERAGE ORIGINAL TERM
  (MONTHS)                                                        360                    360 - 360
WEIGHTED AVERAGE REMAINING TERM
  (MONTHS)                                                        354                    342 - 358
WEIGHTED AVERAGE ORIGINAL LTV                                   91.49%             25.74% - 100.00%
WEIGHTED AVERAGE FICO SCORE                                       647                    503 - 813
1ST LIENS (%)                                                  100.00%
BALLOONS (%)                                                     0.00%
LOAN TYPE
  2/28 ARM                                                      96.69%
  3/27 ARM                                                       3.31%
PROPERTY TYPE
  SINGLE FAMILY                                                 94.27%
  2-4 FAMILY                                                     0.69%
  CONDO                                                          3.84%
  PUD                                                            1.21%
OCCUPANCY STATUS
  PRIMARY HOME                                                  99.73%
  INVESTMENT                                                     0.27%
  SECOND                                                         0.00%
LOAN PURPOSE
  CASH-OUT REFINANCING                                          61.69%
  PURCHASE                                                      31.32%
  RATE/TERM REFINANCING                                          6.99%
GEOGRAPHIC DISTRIBUTION
                                          Michigan              10.30%
                                          Illinois               7.36%
                                    North Carolina               6.79%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Origination Date.

-------------------------------------------------------------------------------------------
                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            ORIGINAL LOAN           % OF ORIGINAL
RANGE OF BALANCES($)           LOANS               BALANCE($)             LOAN BALANCE
-------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00           49               $2,163,478.00                0.63%
50,000.01 - 75,000.00            243               15,788,450.00                4.61
75,000.01 - 100,000.00           472               41,693,339.25               12.18
100,000.01 - 125,000.00          479               54,316,706.35               15.87
125,000.01 - 150,000.00          427               58,463,109.52               17.08
150,000.01 - 175,000.00          320               51,996,048.78               15.19
175,000.01 - 200,000.00          210               39,232,573.15               11.46
200,000.01 - 225,000.00          129               27,460,999.46                8.02
225,000.01 - 250,000.00           81               19,262,155.00                5.63
250,000.01 - 275,000.00           33                8,643,526.85                2.53
275,000.01 - 300,000.00           30                8,684,793.52                2.54
300,000.01 - 322,700.00            8                2,484,140.24                0.73
322,700.01 - 350,000.00           19                6,389,948.92                1.87
350,000.01 - 375,000.00            6                2,149,562.00                0.63
375,000.01 - 400,000.00            9                3,491,624.86                1.02
-------------------------------------------------------------------------------------------
Total                          2,515             $342,220,455.90              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
RANGE OF BALANCES($)           LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00           51               $2,253,216.32                0.66%
50,000.01 - 75,000.00            242               15,692,350.92                4.61
75,000.01 - 100,000.00           473               41,616,559.37               12.22
100,000.01 - 125,000.00          485               54,842,494.14               16.11
125,000.01 - 150,000.00          423               57,780,177.06               16.97
150,000.01 - 175,000.00          326               52,877,692.42               15.53
175,000.01 - 200,000.00          201               37,480,097.29               11.01
200,000.01 - 225,000.00          129               27,321,864.85                8.02
225,000.01 - 250,000.00           82               19,428,056.85                5.71
250,000.01 - 275,000.00           32                8,379,514.93                2.46
275,000.01 - 300,000.00           29                8,364,708.91                2.46
300,000.01 - 322,700.00            9                2,797,034.05                0.82
322,700.01 - 350,000.00           20                6,735,132.60                1.98
350,000.01 - 375,000.00            4                1,438,472.93                0.42
375,000.01 - 400,000.00            9                3,477,520.06                1.02
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                      MORTGAGE RATES
-------------------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF MORTGAGE             MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
RATES(%)                       LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
6.000% - 6.499%                  256              $37,967,399.83               11.15%
6.500 - 6.999                    481               72,208,272.73               21.21
7.000 - 7.499                    358               50,724,936.20                14.9
7.500 - 7.999                    529               71,991,255.38               21.14
8.000 - 8.499                    292               37,070,038.37               10.89
8.500 - 8.999                    349               43,686,263.24               12.83
9.000 - 9.499                    118               13,245,657.18                3.89
9.500 - 9.999                    100               10,855,533.56                3.19
10.000 - 10.499                   25                2,226,302.73                0.65
10.500 - 10.999                    6                  450,958.62                0.13
11.000 - 11.499                    1                   58,274.86                0.02
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                 ORIGINAL TERM TO MATURITY
-------------------------------------------------------------------------------------------
                             NUMBER OF
ORIGINAL TERM TO              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
MATURITY (MONTHS)              LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
360                            2,515             $340,484,892.70              100.00%
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                REMAINING TERM TO MATURITY
-------------------------------------------------------------------------------------------
                             NUMBER OF
REMAINING TERM TO             MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
MATURITY (MONTHS)              LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
313 - 348                        103              $12,162,349.83                3.57%
349 - 360                      2,412              328,322,542.87               96.43
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                         SEASONING
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE            % OF CUT-OFF
SEASONING (MONTHS)             LOANS             LOAN BALANCE($)        DATE LOAN BALANCE
-------------------------------------------------------------------------------------------
0 - 6                           1621             $220,508,902.08               64.76%
7 - 12                           817              111,070,177.13               32.62
13 - 18                           77                8,905,813.49                2.62
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                               ORIGINAL LOAN-TO-VALUE RATIO
-------------------------------------------------------------------------------------------
                               NUMBER OF
RANGE OF ORIGINAL LTV          MORTGAGE            CUT-OFF DATE         % OF CUT-OFF DATE
RATIO(%)                         LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
25.01% - 30.00%                      3               $149,344.38                0.04%
35.01 - 40.00                        1                159,543.89                0.05
40.01 - 45.00                        1                 39,935.32                0.01
45.01 - 50.00                        9              1,325,044.20                0.39
50.01 - 55.00                       13              1,955,047.64                0.57
55.01 - 60.00                       15              1,545,865.32                0.45
60.01 - 65.00                       16              2,253,291.69                0.66
65.01 - 70.00                       30              3,888,181.55                1.14
70.01 - 75.00                       81             10,387,929.31                3.05
75.01 - 80.00                      309             38,808,216.38               11.40
80.01 - 85.00                      139             18,630,672.74                5.47
85.01 - 90.00                      492             66,091,603.31               19.41
90.01 - 95.00                      445             65,278,553.95               19.17
95.01 - 100.00                     961            129,971,663.02               38.17
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                      OCCUPANCY TYPE
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
OCCUPANCY TYPE                 LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Investor                          13                 $925,636.47                0.27%
Primary                        2,502              339,559,256.23               99.73
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                       PROPERTY TYPE
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
PROPERTY TYPE                  LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
2-4 Family                        16               $2,350,714.09                0.69%
Condo                            106               13,061,697.45                3.84
PUD                               21                4,107,248.34                1.21
Single Family                  2,372              320,965,232.82               94.27
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                       LOAN PURPOSE
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
LOAN PURPOSE                   LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Cash-out Refinancing           1,501             $210,044,052.73               61.69%
Purchase                         833              106,653,656.75               31.32
Rate/term Refinancing            181               23,787,183.22                6.99
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                    DOCUMENTATION TYPE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
DOCUMENTATION TYPE               LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Full Doc                          2390           $322,381,426.57               94.68%
NIQ                                125             18,103,466.13                5.32
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                       CREDIT GRADE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
CREDIT GRADE                     LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
A+                                 239            $32,225,547.06                9.46%
A                                  298             41,419,657.19               12.16
B                                  591             81,925,462.48               24.06
B+                                 503             68,780,213.41               20.20
C                                  332             42,693,468.41               12.54
C+                                 383             53,316,790.78               15.66
C-                                 169             20,123,753.37                5.91
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                         LOAN TYPE
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
                               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
LOAN TYPE                        LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
2/28 ARM                         2,432           $329,226,514.91               96.69%
3/27 ARM                            83             11,258,377.79                3.31
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                 GEOGRAPHICAL DISTRIBUTION
-------------------------------------------------------------------------------------------
                             NUMBER OF                                        % OF
                              MORTGAGE            CUT-OFF DATE            CUT-OFF DATE
STATE                          LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Alabama                           38               $4,442,482.86                1.30%
Arizona                           87               12,107,829.69                3.56
Arkansas                          20                1,970,377.15                0.58
Colorado                          46                7,742,730.85                2.27
Connecticut                       24                4,439,443.33                1.30
Delaware                           6                1,083,004.37                0.32
Idaho                              5                  554,337.66                0.16
Illinois                         175               25,053,601.39                7.36
Indiana                          141               16,543,842.21                4.86
Iowa                              26                2,800,429.66                0.82
Kansas                            54                6,231,213.21                1.83
Kentucky                          46                5,873,262.82                1.72
Louisiana                         33                3,816,221.66                1.12
Maine                              2                  335,990.78                0.10
Maryland                         104               19,327,401.22                5.68
Massachusetts                     22                4,258,360.15                1.25
Michigan                         273               35,064,954.56               10.30
Minnesota                         92               14,062,054.70                4.13
Mississippi                       26                3,216,063.41                0.94
Missouri                         132               16,254,936.10                4.77
Nebraska                          21                2,684,651.78                0.79
Nevada                            30                4,409,806.17                1.30
New Hampshire                     10                1,748,449.89                0.51
New Jersey                        61               10,151,212.45                2.98
New Mexico                         5                  638,698.26                0.19
New York                          24                3,842,955.68                1.13
North Carolina                   180               23,133,788.00                6.79
North Dakota                       2                  210,615.47                0.06
Ohio                             186               23,077,420.16                6.78
Oklahoma                          22                2,556,212.41                0.75
Oregon                            26                4,032,238.41                1.18
Pennsylvania                      81               10,438,899.60                3.07
Rhode Island                      10                1,496,749.18                0.44
South Carolina                    68                7,891,223.32                2.32
South Dakota                       2                  255,916.82                0.08
Tennessee                        108               12,821,875.03                3.77
Texas                             54                6,757,875.19                1.98
Utah                              25                3,754,359.28                1.10
Virginia                         100               14,750,488.85                4.33
Washington                        60                9,976,338.67                2.93
West Virginia                     11                1,221,425.51                0.36
Wisconsin                         76                9,356,704.28                2.75
Wyoming                            1                   98,450.51                0.03
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                       GROSS MARGINS
-------------------------------------------------------------------------------------------
                             NUMBER OF                                        % OF
    RANGE OF GROSS            MORTGAGE            CUT-OFF DATE            CUT-OFF DATE
      MARGINS(%)               LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0.000% - 0.999%                    2                 $456,537.99                0.13%
1.000 - 1.499                      1                  122,748.77                0.04
2.500 - 2.999                      3                  537,004.27                0.16
3.000 - 3.499                      1                  158,578.86                0.05
3.500 - 3.999                      3                  829,638.84                0.24
4.000 - 4.499                      4                  500,190.16                0.15
4.500 - 4.999                     16                2,676,449.51                0.79
5.000 - 5.499                     67               10,642,857.91                3.13
5.500 - 5.999                    173               25,812,958.70                7.58
6.000 - 6.499                    373               53,164,796.32               15.61
6.500 - 6.999                    475               67,778,101.71               19.91
7.000 - 7.499                    414               57,004,623.74               16.74
7.500 - 7.999                    393               51,147,593.29               15.02
8.000 - 8.499                    265               31,773,765.79                9.33
8.500 - 8.999                    165               19,480,252.27                5.72
9.000 - 9.499                     94               11,060,593.09                3.25
9.500 - 9.999                     40                4,075,712.98                1.20
10.000 - 10.499                   11                1,253,893.10                0.37
10.500 - 10.999                    8                1,078,290.28                0.32
11.000 - 11.499                    4                  323,652.23                0.10
11.500 - 11.999                    3                  606,652.89                0.18
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                            NEXT INTEREST RATE ADJUSTMENT DATE
-------------------------------------------------------------------------------------------
                             NUMBER OF                                        % OF
NEXT INTEREST RATE            MORTGAGE            CUT-OFF DATE            CUT-OFF DATE
ADJUSTMENT DATE                LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
May-04                             3                 $410,588.93                0.12%
Jun-04                             9                1,140,516.74                0.33
Jul-04                            12                1,316,402.90                0.39
Aug-04                             9                  920,611.48                0.27
Sep-04                            20                2,228,916.87                0.65
Oct-04                            33                3,826,243.23                1.12
Nov-04                            26                3,483,992.10                1.02
Dec-04                            66                9,120,447.25                2.68
Jan-05                            98               12,927,083.45                3.80
Feb-05                           110               14,529,594.23                4.27
Mar-05                           224               29,976,327.94                8.80
Apr-05                           426               58,700,235.98               17.24
May-05                           578               79,430,697.38               23.33
Jun-05                           467               63,025,407.58               18.51
Jul-05                           267               36,597,066.86               10.75
Aug-05                            86               11,791,299.11                3.46
Sep-05                             2                  331,522.22                0.10
Oct-05                             3                  383,627.13                0.11
Jan-06                             2                  231,409.51                0.07
Feb-06                             3                  380,296.77                0.11
Mar-06                            12                1,443,661.86                0.42
Apr-06                            17                2,301,381.40                0.68
May-06                            17                2,612,931.68                0.77
Jun-06                             9                1,366,315.04                0.40
Jul-06                            14                1,748,566.13                0.51
Aug-06                             1                  147,434.14                0.04
Sep-06                             1                  112,314.79                0.03
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                       MAXIMUM RATES
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
RANGE OF MAXIMUM               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
RATES(%)                         LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
10.000% - 10.499%                    1               $179,307.71                0.05%
11.000 - 11.499                      3                422,926.27                0.12
11.500 - 11.999                      1                138,165.83                0.04
12.000 - 12.499                    190             27,593,764.49                8.10
12.500 - 12.999                    327             47,680,369.01               14.00
13.000 - 13.499                    294             42,062,168.35               12.35
13.500 - 13.999                    468             66,332,849.21               19.48
14.000 - 14.499                    288             37,426,926.25               10.99
14.500 - 14.999                    407             52,554,014.46               15.44
15.000 - 15.499                    194             25,030,487.87                7.35
15.500 - 15.999                    214             27,030,486.16                7.94
16.000 - 16.499                     67              7,330,414.29                2.15
16.500 - 16.999                     46              5,164,261.87                1.52
17.000 - 17.499                     12              1,152,637.58                0.34
17.500 - 17.999                      2                106,956.71                0.03
18.000 - 18.499                      1                279,156.64                0.08
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                       MINIMUM RATES
-------------------------------------------------------------------------------------------
                               NUMBER OF                                      % OF
RANGE OF MINIMUM               MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
RATES(%)                         LOANS           LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0.000% - 3.499%                      1               $383,461.87                0.11%
3.500 - 3.999                        2                450,725.00                0.13
4.000 - 4.499                        1                156,625.19                0.05
4.500 - 4.999                        4                745,049.16                0.22
5.000 - 5.499                       20              3,418,716.60                1.00
5.500 - 5.999                       38              5,574,683.31                1.64
6.000 - 6.499                      271             38,698,199.88               11.37
6.500 - 6.999                      455             67,506,567.96               19.83
7.000 - 7.499                      361             51,486,538.43               15.12
7.500 - 7.999                      481             65,830,968.41               19.33
8.000 - 8.499                      286             36,642,995.52               10.76
8.500 - 8.999                      312             38,372,800.96               11.27
9.000 - 9.499                      133             15,123,416.15                4.44
9.500 - 9.999                       98             10,482,276.55                3.08
10.000 - 10.499                     30              3,094,038.83                0.91
10.500 - 10.999                     14              1,529,248.90                0.45
11.000 - 11.499                      5                381,927.09                0.11
11.500 - 11.999                      3                606,652.89                0.18
-------------------------------------------------------------------------------------------
Total                            2,515           $340,484,892.70              100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

------------------------------------------------------------------------------------------
                                INITIAL PERIODIC RATE CAP
------------------------------------------------------------------------------------------
                             NUMBER OF                                       % OF
INITIAL PERIODIC RATE         MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
CAP(%)                         LOANS            LOAN BALANCE($)          LOAN BALANCE
------------------------------------------------------------------------------------------
0.00                               1                $367,694.95                0.11%
1.00                              56               8,260,327.16                2.43
1.50                              10               1,356,386.00                0.40
2.00                              84               9,616,137.48                2.82
3.00                           2,364             320,884,347.11               94.24
------------------------------------------------------------------------------------------
Total                          2,515            $340,484,892.70              100.00%

------------------------------------------------------------------------------------------
                               SUBSEQUENT PERIODIC RATE CAP
------------------------------------------------------------------------------------------
                             NUMBER OF                                       % OF
SUBSEQUENT PERIODIC           MORTGAGE            CUT-OFF DATE           CUT-OFF DATE
RATE CAP(%)                    LOANS            LOAN BALANCE($)          LOAN BALANCE
------------------------------------------------------------------------------------------
1.00                            2138            $285,943,920.66              83.98%
1.50                             369              53,582,794.78              15.74
2.00                               8                 958,177.26               0.28
------------------------------------------------------------------------------------------
Total                          2,515            $340,484,892.70             100.00%

                           POOL 2 COLLATERAL SUMMARY

 Collateral statistics for the Pool 2 Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                  PREPAYMENT PENALTY TERM
-------------------------------------------------------------------------------------------
                             NUMBER OF
PREPAY PENALTY TERM           MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
(MONTHS)                       LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0                                395              $52,388,780.09               15.39%
5                                  1                   83,477.92                0.02
9                                  1                  123,150.72                0.04
11                                 1                  183,552.72                0.05
12                                98               15,814,588.77                4.64
24                             1,527              208,142,500.52               61.13
30                                10                1,760,450.09                0.52
36                               482               61,988,391.87               18.21
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

-------------------------------------------------------------------------------------------
                                  FICO SCORE DISTRIBUTION
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
FICO SCORE RANGE               LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
500 - 525                         25               $3,069,291.55                0.90%
526 - 550                         72                7,813,860.10                2.29
551 - 575                        165               21,071,695.55                6.19
576 - 600                        267               36,177,967.88               10.63
601 - 625                        352               46,714,767.56               13.72
626 - 650                        463               64,211,057.58               18.86
651 - 675                        473               64,191,441.77               18.85
676 - 700                        319               44,788,977.48               13.15
701 - 725                        204               27,364,977.93                8.04
726 - 750                        108               16,086,304.21                4.72
751 - 775                         47                6,326,644.78                1.86
776 - 800                         17                2,180,152.93                0.64
801+                               3                  487,753.38                0.14
-------------------------------------------------------------------------------------------
Total                          2,515             $340,484,892.70              100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

------------------------------------------------------------------------------------------------
                                           COLLATERAL SUMMARY            RANGES (IF APPLICABLE)
------------------------------------------------------------------------------------------------
TOTAL NUMBER OF LOANS                                          8,318
TOTAL OUTSTANDING LOAN BALANCE                     $1,074,879,256.92
AVERAGE OUTSTANDING LOAN BALANCE                   $      129,223.28    $25,127.50 - $458,731.84
WEIGHTED AVERAGE COUPON                                         7.54%              6.00% - 12.15%
WEIGHTED AVERAGE ORIGINAL TERM
  (MONTHS)                                                       335                   120 - 360
WEIGHTED AVERAGE REMAINING TERM
  (MONTHS)                                                       329                   108 - 358
WEIGHTED AVERAGE ORIGINAL LTV                                  87.52%            10.36% - 100.00%
WEIGHTED AVERAGE FICO SCORE                                      663                   501 - 820
1ST LIENS (%)                                                 100.00%
BALLOONS (%)                                                    5.33%
LOAN TYPE
  FIXED                                                        67.22%
  TEASER                                                        1.11%
  2/28 ARM                                                     30.63%
  3/27 ARM                                                      1.05%
PROPERTY TYPE
  SINGLE FAMILY                                                94.70%
  2-4 FAMILY                                                    1.30%
  CONDO                                                         3.14%
  PUD                                                           0.86%
OCCUPANCY STATUS
  PRIMARY HOME                                                 99.36%
  INVESTMENT                                                    0.64%
  SECOND                                                        0.00%
LOAN PURPOSE
  CASH-OUT REFINANCING                                         74.29%
  PURCHASE                                                     18.08%
  RATE/TERM REFINANCING                                         7.63%
GEOGRAPHIC DISTRIBUTION
                                            Ohio                7.79%
                                        New York                5.95%
                                    Pennsylvania                5.86%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Origination Date.

-------------------------------------------------------------------------------------------
                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            ORIGINAL LOAN           % OF ORIGINAL
RANGE OF BALANCES($)           LOANS               BALANCE($)             LOAN BALANCE
-------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00          381               $16,260,154.78               1.50%
50,000.01 - 75,000.00          1,148                73,579,536.34               6.80
75,000.01 - 100,000.00         1,581               139,112,686.92              12.85
100,000.01 - 125,000.00        1,427               161,353,743.19              14.90
125,000.01 - 150,000.00        1,253               171,723,461.27              15.86
150,000.01 - 175,000.00          888               143,907,838.77              13.29
175,000.01 - 200,000.00          615               115,162,952.66              10.64
200,000.01 - 225,000.00          363                77,249,554.37               7.13
225,000.01 - 250,000.00          267                63,399,125.95               5.86
250,000.01 - 275,000.00          130                34,096,518.29               3.15
275,000.01 - 300,000.00           96                27,653,489.70               2.55
300,000.01 - 322,700.00           42                13,099,528.54               1.21
322,700.01 - 350,000.00           55                18,560,769.92               1.71
350,000.01 - 375,000.00           28                10,119,226.00               0.93
375,000.01 - 400,000.00           36                13,992,759.35               1.29
400,000.01 - 500,000.00            8                 3,533,971.48               0.33
-------------------------------------------------------------------------------------------
Total                          8,318            $1,082,805,317.53             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
RANGE OF BALANCES($)           LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00          393               $16,628,777.61               1.55%
50,000.01 - 75,000.00          1,159                74,068,426.98               6.89
75,000.01 - 100,000.00         1,580               138,561,605.24              12.89
100,000.01 - 125,000.00        1,452               163,883,216.52              15.25
125,000.01 - 150,000.00        1,235               168,973,919.36              15.72
150,000.01 - 175,000.00          898               145,405,502.99              13.53
175,000.01 - 200,000.00          581               108,499,651.15              10.09
200,000.01 - 225,000.00          368                77,964,586.40               7.25
225,000.01 - 250,000.00          266                62,923,551.32               5.85
250,000.01 - 275,000.00          127                33,268,051.50               3.10
275,000.01 - 300,000.00           92                26,400,358.80               2.46
300,000.01 - 322,700.00           44                13,678,566.76               1.27
322,700.01 - 350,000.00           54                18,205,998.59               1.69
350,000.01 - 375,000.00           29                10,482,791.47               0.98
375,000.01 - 400,000.00           32                12,428,888.51               1.16
400,000.01 - 500,000.00            8                 3,505,363.72               0.33
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

---------------------------------------------------------------------------------------------
                                       MORTGAGE RATES
---------------------------------------------------------------------------------------------
                                    NUMBER OF            CUT-OFF            % OF CUT-OFF
RANGE OF MORTGAGE                   MORTGAGE              DATE                  DATE
RATES(%)                              LOANS          LOAN BALANCE($)        LOAN BALANCE
---------------------------------------------------------------------------------------------
6.000% - 6.499%                         781          $122,332,938.05             11.38%
6.500 - 6.999                         1,869           274,958,147.11             25.58
7.000 - 7.499                         1,199           159,175,276.11             14.81
7.500 - 7.999                         1,855           234,228,721.16             21.79
8.000 - 8.499                           849            99,449,151.44              9.25
8.500 - 8.999                           987           112,797,246.04             10.49
9.000 - 9.499                           355            34,495,787.00              3.21
9.500 - 9.999                           291            27,755,474.91              2.58
10.000 - 10.499                          76             5,994,309.94              0.56
10.500 - 10.999                          44             2,968,315.37              0.28
11.000 - 11.499                           9               525,978.43              0.05
11.500 - 11.999                           2               122,278.21              0.01
12.000 - 12.999                           1                75,633.15              0.01
---------------------------------------------------------------------------------------------
Total                                 8,318         $1,074,879,256.92           100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                 ORIGINAL TERM TO MATURITY
-------------------------------------------------------------------------------------------
                             NUMBER OF               CUT-OFF              % OF CUT-OFF
ORIGINAL TERM TO              MORTGAGE                DATE                    DATE
MATURITY (MONTHS)              LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
97 - 132                          64                $4,200,542.03               0.39%
133 - 168                          5                   265,808.83               0.02
169 - 180                        921                99,298,303.97               9.24
181 - 204                          1                    49,544.28               0.00
205 - 240                        480                59,005,248.90               5.49
241 - 276                          2                    97,727.54               0.01
277 - 312                         48                 5,711,674.26               0.53
313 - 348                          1                    75,887.02               0.01
349 - 360                      6,796               906,174,520.09              84.30
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                                REMAINING TERM TO MATURITY
-------------------------------------------------------------------------------------------
                             NUMBER OF               CUT-OFF              % OF CUT-OFF
REMAINING TERM TO             MORTGAGE                DATE                    DATE
MATURITY (MONTHS)              LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
97 - 132                          64                $4,200,542.03               0.39%
133 - 168                         88                 9,470,338.43               0.88
169 - 180                        838                90,093,774.37               8.38
181 - 216                          2                    97,459.04               0.01
217 - 228                         58                 8,337,320.70               0.78
229 - 240                        421                50,620,013.44               4.71
241 - 276                          2                    97,727.54               0.01
277 - 312                         48                 5,711,674.26               0.53
325 - 336                          1                    75,887.02               0.01
337 - 348                        270                35,753,188.38               3.33
349 - 360                      6,526               870,421,331.71              80.98
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                         SEASONING
-------------------------------------------------------------------------------------------
                               NUMBER OF
                               MORTGAGE         CUT-OFF DATE LOAN       % OF CUT-OFF DATE
SEASONING (MONTHS)               LOANS              BALANCE($)            LOAN BALANCE
-------------------------------------------------------------------------------------------
0 - 6                            4,511            $578,845,666.47              53.85%
7 - 12                           3,598             471,530,552.57              43.87
13 - 18                            207              24,352,694.27               2.27
19 - 24                              2                 150,343.61               0.01
-------------------------------------------------------------------------------------------
Total                            8,318          $1,074,879,256.92             100.00%

-------------------------------------------------------------------------------------------
                               ORIGINAL LOAN-TO-VALUE RATIO
-------------------------------------------------------------------------------------------
                               NUMBER OF
RANGE OF ORIGINAL LTV          MORTGAGE         CUT-OFF DATE LOAN       % OF CUT-OFF DATE
RATIOS(%)                        LOANS              BALANCE($)            LOAN BALANCE
-------------------------------------------------------------------------------------------
0.01% - 25.00%                      23              $1,144,618.66               0.11%
25.01 - 30.00                       18               1,155,362.64               0.11
30.01 - 35.00                       23               1,806,045.14               0.17
35.01 - 40.00                       45               4,150,035.25               0.39
40.01 - 45.00                       36               2,960,212.96               0.28
45.01 - 50.00                       72               8,169,844.96               0.76
50.01 - 55.00                       83               9,478,782.75               0.88
55.01 - 60.00                      125              14,006,657.70                1.3
60.01 - 65.00                      164              20,715,938.21               1.93
65.01 - 70.00                      249              29,828,410.34               2.78
70.01 - 75.00                      423              53,432,109.64               4.97
75.01 - 80.00                    1,249             161,607,702.96              15.03
80.01 - 85.00                      775             103,659,668.15               9.64
85.01 - 90.00                    1,502             192,352,968.28               17.9
90.01 - 95.00                    1,227             171,150,338.99              15.92
95.01 - 100.00                   2,304             299,260,560.29              27.84
-------------------------------------------------------------------------------------------
Total                            8,318          $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                      OCCUPANCY TYPE
-------------------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
OCCUPANCY TYPE                  LOANS            LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Investor                           84               $6,899,238.65               0.64%
Primary                         8,234            1,067,980,018.27              99.36
-------------------------------------------------------------------------------------------
Total                           8,318           $1,074,879,256.92             100.00%

                                       PROPERTY TYPE
-------------------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
PROPERTY TYPE                   LOANS            LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
2-4 Family                         92              $13,978,391.88               1.30%
Condo                             278               33,771,486.26               3.14
PUD                                55                9,234,632.81               0.86
Single Family                   7,893            1,017,894,745.97              94.70
-------------------------------------------------------------------------------------------
Total                           8,318           $1,074,879,256.92             100.00%

                                       LOAN PURPOSE
-------------------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
LOAN PURPOSE                    LOANS            LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Cash-out Refinancing            6,130             $798,537,670.18              74.29%
Purchase                        1,537              194,360,925.82              18.08
Rate/term Refinancing             651               81,980,660.92               7.63
-------------------------------------------------------------------------------------------
Total                           8,318           $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                    DOCUMENTATION TYPE
-------------------------------------------------------------------------------------------
                               NUMBER OF
                               MORTGAGE         CUT-OFF DATE LOAN       % OF CUT-OFF DATE
DOCUMENTATION TYPE               LOANS              BALANCE($)            LOAN BALANCE
-------------------------------------------------------------------------------------------
Full Doc                         7,914          $1,015,564,015.46              94.48%
NIQ                                404              59,315,241.46               5.52
-------------------------------------------------------------------------------------------
Total                            8,318          $1,074,879,256.92             100.00%

                                       CREDIT GRADE
-------------------------------------------------------------------------------------------
                               NUMBER OF
                               MORTGAGE         CUT-OFF DATE LOAN       % OF CUT-OFF DATE
CREDIT GRADE                     LOANS              BALANCE($)            LOAN BALANCE
-------------------------------------------------------------------------------------------
A+                               1,460            $199,027,003.95              18.52%
A                                1,148             153,931,176.94              14.32
B+                               1,610             215,641,839.13              20.06
B                                1,692             216,988,283.88              20.19
C+                               1,092             139,074,481.24              12.94
C                                  873             103,311,679.21               9.61
C-                                 443              46,904,792.57               4.36
-------------------------------------------------------------------------------------------
Total                            8,318          $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                         LOAN TYPE
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
LOAN TYPE                      LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
2/28 ARM                       2,432              $329,226,514.91              30.63%
3/27 ARM                          83                11,258,377.79               1.05
Balloon                          461                57,267,940.77               5.33
Fixed                          5,236               665,237,273.41              61.89
Teaser                           106                11,889,150.04               1.11
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                 GEOGRAPHICAL DISTRIBUTION
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
STATE                          LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
Alabama                          231               $23,367,231.22               2.17%
Arizona                          180                23,743,009.49               2.21
Arkansas                          72                 6,612,440.02               0.62
Colorado                         103                17,102,139.17               1.59
Connecticut                      163                25,567,096.45               2.38
Delaware                          27                 3,513,898.28               0.33
Idaho                             24                 3,026,919.80               0.28
Illinois                         445                60,490,465.20               5.63
Indiana                          456                48,145,698.28               4.48
Iowa                              77                 7,825,554.54               0.73
Kansas                           122                12,580,343.10               1.17
Kentucky                         179                18,750,370.57               1.74
Louisiana                        129                13,456,629.75               1.25
Maine                             18                 2,745,424.60               0.26
Maryland                         305                54,776,857.39               5.10
Massachusetts                    144                26,203,433.03               2.44
Michigan                         518                62,307,673.84               5.80
Minnesota                        218                33,934,904.16               3.16
Mississippi                       91                 8,527,788.77               0.79
Missouri                         288                32,508,886.23               3.02
Montana                            4                   336,716.81               0.03
Nebraska                          46                 5,307,392.78               0.49
Nevada                            66                10,482,471.31               0.98
New Hampshire                     48                 7,510,735.34               0.70
New Jersey                       348                57,438,328.62               5.34
New Mexico                        19                 2,684,649.41               0.25
New York                         371                63,935,687.51               5.95
North Carolina                   454                52,623,223.24               4.90
North Dakota                       7                   639,132.36               0.06
Ohio                             707                83,767,306.33               7.79
Oklahoma                          64                 6,046,993.22               0.56
Oregon                            90                13,525,595.34               1.26
Pennsylvania                     529                62,971,630.73               5.86
Rhode Island                      53                 8,061,056.63               0.75
South Carolina                   219                22,446,539.31               2.09
South Dakota                      10                 1,212,575.13               0.11
Tennessee                        464                52,519,923.76               4.89
Texas                            201                22,582,513.03               2.10
Utah                              61                 9,177,938.86               0.85
Vermont                            3                   453,380.07               0.04
Virginia                         428                61,780,015.04               5.75
Washington                       145                23,416,621.55               2.18
West Virginia                     61                 5,378,415.79               0.50
Wisconsin                        126                14,946,805.50               1.39
Wyoming                            4                   446,845.36               0.04
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                            TOTAL COLLATERAL SUMMARY

 Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date.

-------------------------------------------------------------------------------------------
                                  PREPAYMENT PENALTY TERM
-------------------------------------------------------------------------------------------
                             NUMBER OF
PREPAY PENALTY TERM           MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
(MONTHS)                       LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
0                              2,037              $259,265,256.49              24.12%
3                                  2                   291,877.50               0.03
5                                  2                   283,571.12               0.03
9                                  1                   123,150.72               0.01
11                                 1                   183,552.72               0.02
12                               305                49,640,712.41               4.62
24                             1,774               242,450,846.81              22.56
30                                15                 2,804,191.36               0.26
36                             4,181               519,836,097.79              48.36
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

                                  FICO SCORE DISTRIBUTION
-------------------------------------------------------------------------------------------
                             NUMBER OF
                              MORTGAGE            CUT-OFF DATE          % OF CUT-OFF DATE
FICO SCORE RANGE               LOANS             LOAN BALANCE($)          LOAN BALANCE
-------------------------------------------------------------------------------------------
500 - 525                         59                $6,672,365.37               0.62%
526 - 550                        193                20,353,085.71               1.89
551 - 575                        416                50,432,909.82               4.69
576 - 600                        662                79,626,384.43               7.41
601 - 625                        931               114,437,833.19              10.65
626 - 650                      1,328               168,740,432.10              15.70
651 - 675                      1,452               190,100,834.91              17.69
676 - 700                      1,208               160,988,821.78              14.98
701 - 725                        876               119,165,355.71              11.09
726 - 750                        655                91,602,762.84               8.52
751 - 775                        369                50,192,540.40               4.67
776 - 800                        147                19,403,066.46               1.81
801+                              22                 3,162,864.20               0.29
-------------------------------------------------------------------------------------------
Total                          8,318            $1,074,879,256.92             100.00%

CORE PROSPECTUS

Summary

The Certificates

CitiFinancial Mortgage Securities Inc. (CFMSI) will set up a Trust that will purchase one or more pools of mortgage loans from CFMC. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CFMSI.

  Each mortgage loan will be secured, usually by a first or second priority mortgage on a one-to four-family residential property. The supplement describes the specific composition of the mortgaged properties.

  The mortgage loans in the Trust will be originated and serviced by CitiFinancial Mortgage Company, Inc. (CFMC), an affiliate of CFMSI, or purchased from third parties and serviced by CFMC. CFMSI will purchase all mortgage loans included in each Trust from CFMC.

  The Trust will sell Certificates evidencing interests in one or more pools of mortgage loans. The Certificates offered by a Trust will comprise a single Series of Certificates. A Certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders.

  The Trust will receive scheduled payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus or in the supplement. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CFMC and/or others for servicing the mortgage loans and for bond administration, fees of the Trustee, expenses of foreclosure proceedings, and other expenses.

Different classes of Certificates
A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CFMC or an affiliated company). Only Certificates rated as investment grade by a nationally recognized rating agency will be offered to the public.

  Holders of Certificates in different classes may be entitled to different distributions out of payments received by the Trust. For example:

- Different classes may not receive interest at the same rate on their principal balances. Some principal-only, or PO, classes may receive no interest at all.

- Some classes may receive interest but not principal. Such interest-only, or IO, classes will receive interest on a "notional" balance, but will not receive distributions of any part of their notional balance.

- Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance.

- Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class). As a result, some classes will have their principal balances reduced faster than other classes.

- Some classes may receive distributions of principal out of excess cash available to the Trust while other classes have no right to receive any part of such excess cash.

- Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.

- Some classes may be entitled to credit enhancement of a type, or in an amount, that is not available to other classes.

  A class of Certificates may be divided into subclasses. Each subclass may have one or more of the characteristics described above.

  The supplement describes each class of Certificates in the Series.

REMIC election

The Trust will elect to be treated as one or more "real estate mortgage investment conduits" (each a REMIC) under US federal tax laws. A REMIC is generally not subject to US federal corporate income tax, so payments of principal and interest on the mortgage loans received by the Trust can be distributed to Certificate holders without deduction for this tax. A discussion of US federal income tax laws applicable to REMICs and interests in REMICs is set forth below under "Taxation of the Trust" and "Taxation of Certificate holders".

General risk factors

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

Limited liquidity

The liquidity of the Certificates may be limited.

- A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates.

- While CFMSI anticipates that an underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.

- CFMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

Limited assets

The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.

Limited delinquency advance obligation

CFMC may advance its own funds to cover the interest and principal portion of a delinquent scheduled payment on a mortgage loan, but only to the extent it believes that the advance will be reimbursed to it from future receipts on such loan. To the extent that CFMC does not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans and any available credit enhancement.

Underwriting guidelines

CFMC'S business primarily consists of originating sub-prime mortgage loans to mortgagors who do not qualify for loans conforming to FNMA or FHLMC guidelines, particularly with respect to a prospective borrower's credit history. The loans in this Trust are likely to experience higher rates of delinquency, foreclosure and bankruptcy than the rates historically experienced for loans underwritten to FNMA and FHLMC conforming guidelines. Declines in the value of mortgaged properties are likely to have a greater negative effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on loans originated in a more traditional manner. See "Mortgage loan underwriting" below and "Delinquency and foreclosure experience" in the supplement.

Uncertainty of yields

The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to

- the rate of principal prepayments and other unscheduled receipts on the mortgage loans,

- the allocation of prepayments and unscheduled receipts among the classes of Certificates,

- the amount, timing and cause of losses and payment shortfalls on the mortgage loans,

- the allocation of losses and distribution shortfalls among the classes of Certificates and

- any difference between the purchase price of a Certificate and its principal balance at the time of purchase.

  If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. Any credit enhancement provided for Certificates will be for credit risk, not prepayment risk. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions on the Certificates" below and "Distributions of principal," "Losses" and "Sensitivity of Certificates to prepayments" in the supplement.

Modification of loan terms

If a mortgage loan is in default or, in CFMC'S judgment, is about to go into default, CFMC is permitted to modify a homeowner's obligations under that loan. CFMC may reduce the loan's interest rate, forgive delinquent payments of principal and interest, waive a prepayment charge in whole or in part, or extend the loan's maturity, or a combination of the foregoing. Any of these modifications will temporarily reduce, and may permanently reduce, the amount of cash received by the Trust on the loan. Reduced collections on loans may result in reduced distributions on one or more classes of Certificates. CFMC will take such actions only if it determines that the action will ultimately reduce the loss that would otherwise be experienced on that loan. CFMC cannot, however, guarantee that any modification will in fact prove to minimize losses, and the Trust will have no recourse against CFMC if its determinations on modifications ultimately prove incorrect. See "Servicing--Realizing on defaulted mortgage loans" below.

Prepayment charges

Under the laws of some states, prepayment charges may not be imposed after a specified period of time following the origination of a loan secured by an owner-occupied residential property, if such loan is paid prior to maturity. The absence of such a restraint on prepayment, particularly for fixed rate loans having higher interest rates, may increase the likelihood of refinancings and other early retirements of loans. See "Distributions on the Certificates--Prepayments on mortgage loans" and "--Effect of prepayments".

Delayed interest rate adjustments

The interest rate on some classes of Certificates may be based on rates on adjustable rate mortgage loans (ARMs) included in the Trust. These classes will always receive accrued interest at a rate that lags the rate that they would receive if holders of such classes invested directly in obligations bearing interest at the ARM rate. There will be a delay between the time of an adjustment to the index interest rate on which ARM rates are based and the time at which homeowners begin making monthly payments reflecting that adjustment. There will be a further delay between the time of receipt of these monthly payments from homeowners and the payment to Certificate holders of accrued interest. See "The mortgage loans--Adjustable rate mortgage loans" below.

Subordinate financing

When a borrower encumbers his property with one or more junior liens in addition to a first priority mortgage, the owner of the senior mortgage is subjected to additional risk. First, the borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as many junior loans do) and the senior loan does not, a borrower may be more likely to repay amounts due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of, or interest rate on, a senior loan, the senior lender may lose its priority to the extent any junior lender is harmed or if the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or a junior loan or loans, the existence of junior liens and the actions taken by junior lenders can impair the security available to the senior lender and can delay or interfere with the taking of action by the senior lender.

Second priority mortgages

The Trust's assets may include second priority mortgage loans. These loans will be subordinate to the first priority mortgage on the same property. It is unlikely that the Trust will also own that first priority mortgage. If the homeowner goes into default on his mortgages, all cash received upon foreclosure, from insurance or otherwise, will be applied to satisfy all amounts due on the first mortgage before any cash is applied to satisfy the second mortgage. Amounts due on a first mortgage will include its outstanding balance and accrued interest as well as any amounts expended by the first mortgage lender in enforcing or performing the homeowner's obligations under that mortgage.

  The servicer cannot foreclose on the property securing a second mortgage unless it either pays off the first mortgage or assumes the obligation to make the homeowner's payments under the first mortgage. The Trust will have no funds available to satisfy first mortgages or to make the homeowner's payments under the first mortgage. CFMC will be entitled to reimbursement of all sums expended by it upon foreclosure, including satisfaction of the first mortgage and other payments thereunder and its foreclosure expenses, before any foreclosure proceeds are applied to make payments on the Certificates. CFMC may decide not to foreclose on a second mortgage if it believes that it would not be fully reimbursed for its expenditures. As a consequence, the servicer may decide not to foreclose on defaulted second priority loans and, if it does foreclose, there may be insufficient proceeds from foreclosure to fully satisfy the second priority loan, resulting in losses that may be suffered by one or more classes of Certificates.

  Expenses of foreclosure generally do not vary directly with the size of the defaulted loan. Because second loans tend to be smaller in principal amount than first priority loans, a substantial portion of the foreclosure proceeds on second loans may be applied to reimbursement of the servicer's expenses before any remainder is applied to make payments on the Certificates.

  Declines in market value of properties. A decline in the market value of a mortgaged property would affect the interest of a second priority lien holder before it affected the interest of a senior lien holder. A decline in the residential real estate market in which mortgaged properties are located, or a deterioration in the general condition of mortgaged properties, would be expected to reduce the market values of those properties. A market value decline could be large enough to cause the value of a property to be less than the combined amount of the first and second mortgages, and could completely extinguish the interest of a second lien holder. In such cases, CFMC could determine that foreclosure on a second mortgage would not be in the interest of the Trust or Certificate holders, and would suspend or abandon attempts to collect on the mortgage.

Environmental risks and clean-up costs

If a mortgaged property becomes contaminated by hazardous wastes or toxic substances and the related loan goes into default, the servicer may have to expend considerable sums to clean up the property before it can be resold. These sums would be reimbursed to the servicer out of resale proceeds before any such proceeds are paid to the Trust, thus reducing amounts distributable to Certificate holders. Alternatively, the servicer may determine that clean-up costs would be too expensive and then abandon the property, resulting in a complete loss on the mortgage loan. See "Legal aspect of mortgage loans--Environmental considerations" below.

Consumer protection laws

The origination of mortgage loans is subject to numerous federal and state laws and regulations. These laws and regulations are discussed in "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders". Certain provisions of these laws and regulations apply to those loans in a Trust that have higher interest rates and/or higher origina-tion fees than are customary for loans conforming to guidelines of Fannie Mae and Freddie Mac. Violations of these laws may enable the borrower to rescind the loan, may limit the ability of the servicer to collect all the principal and interest otherwise due on the loan, may entitle the borrower to a refund of amounts previously paid and may subject the servicer and the Trust to damages. The Trust, as assignee of the originator of the loans, would generally be subject to all claims and defenses of a borrower that the borrower could assert against the originator. If any mortgage loan is not originated in compliance with such laws in all material respects, and such non-compliance results in a material adverse effect on the interest of Certificate holders in that loan, then CFMSI will be required either to repurchase such non-complying loan from the Trust or to substitute another mortgage loan for the non-complying loan. Each repurchase will be treated as a prepayment of the loan, which may affect the yield on some or all of the classes of Certificates. See "Defective mortgage loans" below. CFMSI's repurchase price will include reimbursement to the Trust of any expenses, damages, costs or penalties incurred due to such non-compliance.

  A failure to comply with applicable laws in the origination of a mortgage could render the mortgage unenforceable against the homeowner. In this event, the only recourse of the Trust to recover on such a loan will be the obligation of CFMSI to repurchase or substitute a loan. Such remedy, however, may not be adequate to fully compensate the Trust. See "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders".

Texas Home Equity Laws

In general, any "cash-out refinance" or other non-purchase money mortgage loan (except for rate/term refinancings and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to provisions of the Texas Constitution (the "Texas Home Equity Laws"). These laws provide disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any such requirement, whether inadvertent or not, may render the mortgage loan unenforceable and/or the lien on the mortgaged property invalid. Mortgage loans subject to the Texas Home Equity Laws can be enforced only pursuant to court order, rather than through non-judicial foreclosure as is available for other types of Texas mortgages. Therefore, delays and increased costs may result in effecting foreclosures of these loans. If the court were to find that any requirement of the Texas Home Equity laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid and/or require the lender or the holder of the mortgage to forfeit some or all principal and interest of the loan.

Georgia Fair Lending Act

This Act, which became effective on October 1, 2002, prohibits certain practices in connection with the origination and servicing of all residential mortgage loans secured by one-to-four family owner-occupied homes in Georgia. In addition, a home loan with an interest rate that equals or exceeds certain thresholds specified in the Act, or for which points and fees were charged in an amount greater than certain specified thresholds, is subject to additional restrictions and prohibitions under the Act, such as caps on allowable fees and charges (including prepayment charges) that may be imposed on a homeowner, a limit on the amount of the final payment on a balloon loan, restrictions on a creditor's ability to accelerate and foreclose on a home loan, mandatory disclosures, prescribed suitability determinations and other restrictions. The Act also prohibits the refinancing of any home loan within five years of the original loan unless a tangible net benefit is provided to the homeowner, considering the factors specified in the Act.

  Penalties for violation of the Act can be severe, including rescission, actual, statutory and punitive damages and criminal penalties. These penalties can be imposed on the originator and the servicer and, in certain cases, upon the assignee of a home loan, such as a Trust. In addition, an assignee of a home loan may be subject to all defenses that a homeowner may have against the originator of the loan, even if the assignee had no knowledge of the originator's violation of the Act and even if the originator and the assignee are totally independent.

  Effective March 17, 2003, the Act was amended to exclude assignees, such as the Trust, from its coverage, except for certain "high cost" mortgages for which the assignee can not demonstrate, by a preponderance of the evidence, that it exercised reasonable due diligence. The amendment does not apply, however, to mortgages originated before March 17, 2003.

Legal investment

Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in certain classes of Certificates. CFMSI cannot represent that any class of Certificates will be a legal investment for you. You should consult your counsel on whether any class of Certificates is a legal investment for you. See "Legal Investment Considerations" below.

Restrictions on transfer

The purchase and holding of certain classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (ERISA) may result in prohibited transactions under ERISA, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy these classes of Certificates and could therefore adversely affect the liquidity of these Certificates.

  The Trust will not register or recognize a transfer of Certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations--Class exemptions" below.

Distributions on the Certificates

Scheduled payments on mortgage loans
Each mortgage loan will have a scheduled payment that is due on a specified day of each month (the due date). The scheduled payment will consist of

- interest on the unpaid principal amount (the principal balance) of the mortgage loan, and

-  a specified part of the principal balance.

  For most fixed rate loans, the interest portion of a scheduled payment is equal to 30 days' accrued interest at the applicable loan rate. There may be loans for which accrued interest is calculated on the basis of the number of days elapsed since the last scheduled payment was actually made. Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay additional interest or a late payment charge. (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

Property of the Trust; the cut-off date

The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for due dates occurring on or before the cut-off date, even if the homeowners make the payments on or after the cut-off date.

  Example: A Trust issues Certificates on January 15. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on or before January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust as are scheduled payments due on January 2 or later, even if the scheduled payments were received before the cut-off date.

Distribution of scheduled payments

The paying agent for the Trust will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly. In this core prospectus, it will be assumed that distributions are made monthly on the 25th day of the month (the distribution day).

  For each distribution day, the period from and including the second day of the preceding month through and including the first day of the current month is the collection period. On a specified day in each month (the determination day), usually the 18th day, CFMC will determine how much of the scheduled principal and interest payments due during the preceding collection period has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers' and the Trustee's fees, their reimbursable advances and certain expenses, these funds will be distributed on the distribution day to the Certificate holders as principal and interest on the Certificates. (If the 18th day of the month is not a business day, the determination day will be the next business day preceding the 18th; if the 25th day of the month is not a business day, the distribution day will be the next business day after the 25th.)

  Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.

  In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be one residual class of Certificates in each REMIC that will have no interest rate and may have no principal balance. The residual class will receive in each month some or all of any amounts that were available for distribution but that exceeded the distributions required to be made to the regular classes.
Calculation of interest; effective rate

Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that

- interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and

- interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.

  Calculation of interest for any Certificates bearing a variable or floating rate of interest is described in the supplement.

  Interest accrued on mortgage loans will be due from the homeowner, along with the scheduled principal payment due, on the specified due day for the loan in each month, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the due day to the distribution day. For example, scheduled payments of principal and interest due and received in January will not earn interest from February 1 to the February 25 distribution day.

  This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate will be lower than its stated interest rate.

Adequacy of scheduled payments

The Certificates in a Series may be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. For some Series, however, we may provide a higher principal balance of mortgage loans than of Certificates, thus providing an initial amount of overcollater-alization at closing. We may also provide that any excess cash flow on the loans in the Trust will be used to pay additional principal on the Certificates so that, over time and in the absence of losses, the aggregate principal balance of the Certificates becomes less than the aggregate principal balance of the mortgage loans. These options are described below under "Insurance and other credit support--Overcollateralization". In addition, we may provide that a portion of the mortgage loans to be part of the Trust will be sold to the Trust after the closing date. This option is described below under "The mortgage loans--Addition of mortgage loans".

  The principal balance of a mortgage loan on a distribution day will equal its actual principal balance, except that it is assumed that no prepayments (whole or partial) have been made after the end of the related collection period.

  If each homeowner were to make all of his or her scheduled monthly payments of principal and interest on the due day, and never prepay any principal, the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the collection period during which the last scheduled payment of principal and interest on any mortgage loan is due. Although it is extremely likely that some homeowners will be late or otherwise default on their mortgage loan payments, and that some homeowners will make principal prepayments, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.

  If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, the terms of a Series will provide that available funds will be used to distribute current interest and to pay principal, in the order of priority set forth in the supplement. Any remaining cash available will be applied as described in the supplement. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal (or notional) balances of the Certificates.

  You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a prepayment that the Trust receives after the end of a collection period, or a scheduled payment received after the determination day, is not available to be distributed on the following distribution day. Also, escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

Delinquencies and their effect; advances

Homeowners from time to time delay making scheduled payments of principal and interest until after the end of a collection period. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.

  If the Trust does not have enough money on a distribution day to distribute full interest to all classes of Certificates, it will allocate available funds to pay current interest accrued to classes in the order of priority specified in the supplement. Any class that does not receive a full payment of current accrued interest will be entitled to receive the amount of the interest shortfall on future distribution days, but only if sufficient cash is then available for that purpose.

  CFMC intends to make a delinquency advance to the Trust of a delinquent payment of interest and principal on a mortgage loan if it believes that it will subsequently be reimbursed for such advance out of future receipts on such loan. A delinquent payment, and the advance, may also be for taxes or insurance premiums. On a later distribution day, the Trust will reimburse CFMC for a delinquency advance, without interest, out of later payments received on the mortgage loan for which the advance was made or out of excess cash remaining after all required distributions on Certificates on that day have been made. In addition, if CFMC determines that a prior delinquency advance has become nonrecoverable, it will be reimbursed for that advance on the next distribution day out of cash that would otherwise be available for distributions to the Certificates.

Prepayments on mortgage loans

A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest on the due date, or can pay it at some other time. A homeowner may incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "--Types of prepayment" below.

  CFMC and CFMSI anticipate that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

Delay in distribution of prepayments

For a particular distribution day, the prepayment collection period is the period from and including the first day of the preceding month through and including the last day of the preceding month. Prepayments received by the servicer during a prepayment collection period will generally not be distributed as principal to Certificate holders until the next distribution day after the end of that collection period. For example, if $1,000 of prepayments is received on March 2, the Trust will distribute these prepayments to the Certificate holders on the April 25 distribution day.
Effect of prepayments

Prepayments can have a number of effects on the Certificates:

- Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes--an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.

  Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.

- Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates.

  Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to pay off faster, with the result that the weighted average interest rate on the mortgage loans would decline.

- When a homeowner makes a prepayment on a date other than the due date, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the distribution day, the prepayment amount will usually earn less interest than it would at the mortgage loan rate or the interest rate on any class of Certificates.

  Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 25 distribution day. The Trust will also be required to distribute 30 days' interest on the $1,000--interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will be less than 30 days' interest at the mortgage loan rate.

  If there are a substantial number of prepayments in a collection period, the drop in interest payments by the homeowners for that period could result in a shortfall of funds available to distribute interest on the Certificates on the following distribution day. However, in the case of loans prepaid in full or in part on a date other than their due dates, CFMC will make up at least part of such prepayment interest shortfalls out of its servicing fee, as described in the supplement. The amount of the servicing fee applied to cover these shortfalls is called compensating interest. CFMC will not be entitled to reimbursement of compensating interest.

Types of prepayment

In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.

- The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing (but not as an alternative to foreclosure). Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. CFMC is permitted to refinance or modify mortgage loans, and from time to time may offer homeowners special refinancing or modification incentives.

- Most mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CFMC will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CFMC believes the clause is legally enforceable, and (2) for an adjustable rate mortgage loan, the assumption would impair the Trust's security.

- If a mortgaged property is damaged by fire or other hazard insured under an insurance policy, insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to repair and restore the property, which would not be a prepayment.)

- If the mortgage loan is foreclosed upon (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.

- When the aggregate principal balance of all the mortgage loans in a Series (or in a particular pool of mortgages) is reduced to less than a stated percentage (usually 10%) of the original principal balance of the mortgage loans in the Series, CFMC or the holders of the residual Certificates may purchase all the remaining mortgage loans for their principal balances plus accrued interest. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.

- CFMSI will make various representations and warranties about the mortgage loans to the Trust; these representations and warranties will be essentially identical to those made by CFMC to CFMSI for the sale of loans to CFMSI. If a mortgage loan does not conform to these representations and warranties and, as a result, the interest of Certificate holders in that loan is materially and adversely affected, CFMSI must repurchase or replace that loan. A repurchase will be treated as a prepayment in full of the loan. See "Defective mortgage loans" below.

- Under the circumstances described below under "Servicing--Repurchases of loans", CFMSI has the right to repurchase a limited amount of loans from the Trust, at a price equal to the unpaid principal balance plus accrual interest on each repurchased loan. Each repurchase will be treated as a prepayment in full of the loan.

Foreclosures and their effect

After a mortgage loan has become seriously delinquent, CFMC may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CFMC'S expenses of foreclosure and unreimbursed advances and charges, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing--Realizing on defaulted mortgage loans."

  If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, may be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.

  Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve assessing the creditworthiness of a potential borrower and the value of the mortgaged property. CFMC's loan underwriting policies are described below under "Mortgage loan underwriting."

  Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

Subordination

Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes.

  As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls allocated to the Certificates will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distributions or allocation of principal losses, to zero.

  A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" class M. In this structure, all losses allocated to the Certificates would be allocated to class B as long as it is outstanding (i.e., until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with more levels of subordination.

  Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.

  Cash available for distribution is generally distributed in order of seniority--that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination--that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the losses have been fully allocated. Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.

  Subordination can be limited in amount or time (e.g., a class is subordinated only for five years) or to certain types and amounts of losses (e.g., a subordinated class is allocated a specific type of loss up to a fixed dollar limit). Losses that are not covered by subordination are generally allocated among all the classes proportionately. The supplement describes the subordinated classes and the precise limits of the subordination.

  Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

Method of distribution

The paying agent will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional balance) of at least $1 million. In all other cases, the paying agent will make distributions by check or draft mailed on each distribution day.

Distribution reports

On each distribution day, the paying agent will forward or make available a report to each person who is a registered holder of a Certificate on the related record day. Beneficial owners of Certificates may obtain copies of these reports free of charge from the Trustee upon request in the manner described in the supplement.

  The report will include information for each class and subclass on

- the amounts of interest and principal distributed on the Certificates in the class, and the aggregate amounts of principal and interest for all classes,

-  the amount of any losses allocated to the Certificates, by class,

- for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,

- the aggregate principal balance of the Certificates in the class, and the aggregate principal balances for all classes, after the distribution,

- the aggregate payments received on the mortgage loans during the related collection period, and the aggregate principal balance of the mortgage loans after giving effect to these payments,

- the number and aggregate principal balances of mortgage loans delinquent 30 days, 60 days and 90 or more days,

- the book value of any real estate acquired by the Trust through foreclosure or otherwise,

-  the amount remaining under any form of credit enhancement,

-  CFMC's servicing compensation since the preceding report, and

- other customary information that CFMC believes Certificate holders need to prepare their tax returns.

  CFMC will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.

  The Trustee or CFMC will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.

The mortgage loans

Each first priority mortgage loan will generally have an original principal balance of not more than $525,000 ($600,000 in California); each second priority mortgage loan will generally not exceed $400,000 minus the aggregate balances of all senior loans. Each mortgage loan will have an original maturity of up to 30 years (in the case of first priority loans) or up to 20 years (in the case of second priority loans). No mortgage loan will rank junior to an existing second priority lien.

  Each mortgage loan pool will be primarily composed of loans on one- to four-family residential properties. Other types of residential properties that may be included in a pool are planned unit developments, townhouses, cooperative apartments and mixed use properties. The mortgage loans will primarily be conventional mortgage loans (i.e., not insured or guaranteed by any governmental agency).

  The mortgage loans in a Trust may consist entirely of fixed rate mortgage loans or entirely of ARMs, or may include one or more pools, each including one type of loan or more than one type of loan.

  Each mortgage loan will be selected by CFMSI from mortgage loans originated by CFMC or acquired by it in the ordinary course of its business. Originators of acquired loans may be affiliates of CFMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.

  The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before CFMSI acquires the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean

- if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and

- for other changes, the mortgage loan as modified at the effective date of the modification.

Warranties by CFMSI

CFMSI will warrant to the Trustee that on the date a Series is issued

- the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CFMSI delivered to the Trustee (including maximum loan-to-value ratios, as described below),

- at the cut-off date, no more than specified aggregate principal balances of mortgage loans were delinquent more than 30 days, 60 days or 90 days or more,

- at the cut-off date, there were no delinquent tax or assessment liens against the mortgaged properties,

-  at the cut-off date, each mortgaged property was free of substantial damage,

- each mortgage loan had at its origination either (a) a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force, or (b) in the case of lower balance loans secured by properties in Texas, Oklahoma and Iowa, a title report only,

- any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),

- CFMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,

- each mortgage is either a valid first or second lien on the mortgaged property, subject only to (1) in the case of second mortgages, the senior lien,
(2) liens for current real property taxes and assessments, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the title policy or appraisal of the mortgaged property at origination and (4) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and

- each mortgage loan complied at origination in all material respects with applicable federal, state and local laws, including all applicable predatory and abusive lending laws.

Fixed rate mortgage loans

A fixed rate mortgage loan may be

- a fully amortizing mortgage loan with level monthly payments of principal and interest, or

- a fully amortizing mortgage loan with an initial "teaser" rate which increases after the expiration of a specified period of months, or

- a balloon mortgage loan that amortizes over a fixed number of years (generally 30) but has a shorter term to maturity (generally 15 years), so that the entire remaining principal balance of the loan is due at maturity.

  No fixed rate mortgage loan will have "negative amortization"--i.e., scheduled payments will not be less than accrued interest at the mortgage loan interest rate.

Adjustable rate mortgage loans

Adjustable rate mortgage loans (ARMs) bear interest at a rate that is adjusted at regular intervals to equal a fixed number of basis points (a margin) over a variable index interest rate. (A basis point is 0.01%.) The adjusted rate is generally rounded to the next higher eighth of a percent. Six-month LIBOR is our most common index interest rate. There are often limits on the size of any one upward or downward adjustment or on the total upward or downward adjustment during a specified period (usually six months), which is called a periodic rate cap, and there is usually a limit on the maximum interest rate and the minimum interest rate that can ever be charged on the mortgage loan.

  When the interest rate on an ARM is adjusted, the scheduled monthly payment of principal and interest will be adjusted in order to amortize fully the mortgage loan by its stated maturity.

  The initial scheduled monthly payment by the homeowner is the amount that will fully amortize the initial principal balance of the ARM in equal installments over its original term and pay interest at the initial interest rate. On the due date of the month following the month in which an interest rate adjusts, the homeowner must begin making scheduled monthly payments that will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted interest rate. No ARM in a Trust will permit negative amortization.

  The homeowner under an ARM may have been qualified at origination at an interest rate that is lower than the current rate. Accordingly, the repayment of the ARM will depend on the homeowner's ability to make larger monthly payments after the first interest rate adjustment.

  Unless otherwise specified in the supplement, ARMs included in a Trust will not be convertible at the homeowner's option into fixed rate loans.

  Yield considerations. When the scheduled monthly payment on an ARM is adjusted, the first distribution to Certificate holders that reflects the adjustment will be made on the distribution day following the collection period which includes the due date on which the new ARM interest rate is first effective. Furthermore, adjustments in the interest rate are made on a delayed basis because the adjustments are based on the relevant index most recently available before the date of the interest rate adjustment. Also, there may be a delay between the time the index is set and its public availability. Accordingly, for those Certificate holders whose interest rates are based on variable indices, their yield will be adjusted on a delayed basis relative to movements in the index. Adjustments to the ARM rate may also be limited by a maximum periodic adjustment or a maximum or minimum interest rate. The following table illustrates the timing of the adjustments and receipt by Certificate holders of related distributions for a hypothetical ARM pool containing ARMs having a July 1 adjustment date based on the value of the index that is most recently available within 45 days of the ARM adjustment date. All dates are assumed to be business days.

May 1        Index published.
May 15       Index value picked for use on
             next adjustment date.
July 1       ARM interest rate adjusted based
             on value of May 15 index.

August 1     Homeowners make first adjusted
             monthly payment at adjusted
             interest rate; end of collection
             period.
August 25    First payment to Certificate
             holders that reflects adjusted
             scheduled monthly payments on
             ARMs.

  On the cut-off date for a Trust containing ARMs, some ARMs may be newly originated while others may have had one or more adjustments. The ARMs will have different interest rate adjustment dates.

The mortgaged properties

The mortgaged properties will be detached homes, attached homes (i.e., one- to four-family units with a common wall), or units located in condominiums or planned unit developments. The mortgaged properties will be located within the 50 United States.

  The mortgaged properties may include investment properties and vacation and second homes. However, CFMSI anticipates that most mortgaged properties will be the homeowner's primary residence. CFMC will determine whether a mortgaged property is a homeowner's primary residence based solely on either

- the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or

- the mortgaged property being the homeowner's mailing address in the originator's records.

Loan-to-value ratios

First priority mortgage loans will usually have an original principal balance that is not more than 90% of the value of the mortgaged property (a 90% loan-to-value ratio or LTV). However, CFMC offers certain first mortgage loans for which a loan-to-value ratio of more than 100% is permitted. For these purposes, "value" is (in the case of refinancings) the appraised value at origination or (in the case of purchase money mortgages) the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any broker fee and origination fee that are financed.

  Second priority mortgage loans will usually have an original principal balance that, when combined with the outstanding amount of the first priority mortgage, is not more than 90% of the property value (a 90% combined loan-to-value ratio or CLTV). However, CFMC offers certain second mortgage loans for which a combined loan-to-value ratio of more than 100% is permitted.

  Mortgage loans with LTV OR CLTVs greater than 95% are subject to higher credit score, mortgage payment history and credit history requirements.

  For both first and second priority loans, the portion of the LTV or CLTV in excess of 100% generally represents the broker and origination fees that are financed.

  See "Mortgage loan underwriting" below.

Pre-funding of mortgage loans

CFMSI may undertake to sell to the Trust additional mortgage loans after the closing date for a Series of Certificates. These additional loans will be loans that could not be delivered to the Trust by the closing date because they had not completed the origination and review process by that date or were otherwise not able to be delivered by that date. In this event, a portion (not to exceed 25%) of the proceeds received from the sale of the Certificates will be deposited with the Trustee in a pre-funding account and held for up to 90 days until the date set for transfer of these additional loans. The cash in the pre-funding account will be applied to purchase the additional loans from CFMSI. To the extent that cash remains in the pre-funding account after the purchase of the additional loans, this cash will be distributed on the next distribution day to one or more classes of Certificates as a principal payment. The supplement describes the details for any contemplated transfer of additional mortgage loans.

Junior mortgages

A mortgaged property may be encumbered by one or more subordinated mortgage loans. Subordinated loans that are not part of the Trust are not included in loan-to-value ratio calculations.

Defective mortgage loans

Repurchase or substitution

The Trustee (or a custodian on the Trustee's behalf) will review the mortgage loan documents (see "Mortgage documents" below) within 180 days after the closing date for a Series. If it is discovered that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, and the effect is to materially and adversely affect the interests of Certificateholders in the mortgage loan, CFMSI must cure the defect or repurchase or replace the mortgage loan within 180 days (or 90 days in the case of loans that are not suitable for a REMIC).

  If it is discovered that a warranty that CFMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CFMSI will have 60 days to cure the false warranty or repurchase the mortgage loan or (if permitted) replace the loan.

  The repurchase price for a mortgage loan will be

- the sum of the loan's principal balance and accrued unpaid interest to date of repurchase, minus

- any unreimbursed payments under credit support or delinquency advances on the loan.

  During the first two years following the closing date, CFMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substitute mortgage loan must satisfy the criteria in the pooling agreement, including the requirements that such loan must,

- be of a credit grade category at least as high as that of the loan for which it is substituted,

- have a loan-to-value ratio not greater than that of the loan for which it is substituted,

- have a principal balance that is at least equal to the principal balance of the loan for which it is substituted (except that CFMSI may make up any shortfall in the principal balance with a cash payment to be distributed to Certificate holders),

- have an interest rate that is not less than the interest rate of the loan for which it is substituted,

- have a maturity date that is no later than the latest maturity of any other loan in the Trust, and

-  be suitable for a REMIC.

In addition, a second priority mortgage cannot be substituted for a first priority mortgage, and a balloon loan cannot be substituted for a non-balloon loan.

  If one or more loans are substituted for one or more defective loans, the substitution criteria (other than the interest rate, maturity, loan-to-value and REMIC criteria) may be satisfied on a weighted average or other aggregate basis.

  CFMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CFMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CFMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan. CFMSI will repurchase defective loans by concurrently requiring CFMC to repurchase such loans, and will obtain any substitute loans from CFMC.

Insurance and other credit support

Homeowners' policies

Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. CFMC requires homeowners to maintain insurance in an amount not less than the lower of the principal balance of the loan (including any senior lien) and the minimum amount necessary to compensate for loss or damage on a replacement cost basis. CFMC may also maintain a blanket policy insuring all the mortgage loans against hazard losses rather than requiring separate policies on each mortgaged property. If the blanket policy contains a deductible clause, CFMC will pay the Trust the deductible for each hazard loss.

  The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, environmental contamination, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, CFMC requires flood insurance to be maintained by the homeowner for mortgaged properties located in federally designated special flood hazard zones.

  The insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

  If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

Fidelity bond and errors and omissions policy

CFMC will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will generally conform to Fannie Mae requirements.

Other insurance

The Trust may have the benefit of the following additional insurance coverage:

- Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.

- Since hazard insurance policies do not cover all possible causes of physical damage to mortgaged properties, special hazard insurance against some additional hazards may be obtained.

- Some mortgaged properties may be covered by title insurance policies or commitments.

- Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.

  The supplement describes any additional insurance maintained for the Series.

Overcollateralization

The principal balance of loans in a Trust at the cut-off date may exceed the initial principal balance of the Certificates of the related Series, thus providing an additional measure of protection against losses and delinquencies on the loans.

  Alternatively, a Series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the Certificates) will not be released. Instead, the excess cash will be paid to one or more senior classes of Certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the Certificates; the difference is overcollateralization. The supplement describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

Cross-support

More than one pool of mortgage loans may be included in a Trust, and certain classes of the related Series of Certificates may evidence interests in only one, or less than all, of the pools. Credit support may be provided in this case by a cross-support feature that requires payments be made on certain classes of Certificates evidencing interests in one or more pools before payments are made on more subordinated Certificates evidencing interests in other pools. The supplement describes any cross-support feature for a Series.

Other credit support

Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CFMC or by a third party. The supplement describes any additional credit support.

Mortgage documents

Documents delivered to Trustee

On the closing date, CFMSI will buy the mortgage loans from CFMC and will sell the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.

  CFMSI will deliver to the Trustee (or its agent) for each mortgage loan,

-  the endorsed mortgage note,

- either (1) the original title insurance commitment or (if available) the original title insurance policy or (2) an attorney's opinion of title, a title report or other assurance of title customary in the relevant jurisdiction,

-  any assumption or modification agreement, and

- the original recorded mortgage (or, temporarily, a copy if the recorded document cannot be immediately delivered due to recording delays).

Recording of assignments

CFMSI will deliver to the Trustee (or its agent) a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.

  CFMSI does not expect to record assignments of mortgage loans to the Trust after the issuance of the Certificates. Recording is not necessary to make the sale to the Trust effective between the Trustee and CFMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be CFMC, CFMSI or one of their affiliates). In addition, if any of the originators or CFMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CFMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CFMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CFMSI might have rights in the mortgage loan superior to the Trust's.

CFMSI and its affiliates

CitiFinancial Mortgage Securities Inc.

CFMSI was incorporated in Delaware in 1999. It is not expected that CFMSI will have any business operations other than purchasing mortgage loans from CFMC, offering mortgage-backed securities and related activities. CFMSI is a wholly owned, indirect subsidiary of Citigroup Inc. CFMSI's principal offices are at 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3607.

CitiFinancial Mortgage Company, Inc.

CFMC was incorporated in New York in 1967. CFMC derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.

  CFMC'S business consists primarily of acquiring and servicing mortgage loans that do not conform to the underwriting standards of FNMA or FHLMC. It originates loans through its principal office in Irving, Texas and its branch offices. CFMC acquires loans from a referral network of correspondent mortgage lenders and brokers, banks and other referral sources, which may include its affiliates. CFMC has been approved as a mortgagee by the Federal Housing Administration.

  CFMC'S principal offices are at 250 East Carpenter Freeway, Irving, Texas 75062, telephone (972) 652-4000.

CitiFinancial Credit Company

CitiFinancial Credit Company (CITIFINANCIAL) is a financial services holding company engaged, through its subsidiaries, in consumer finance services. Its predecessor company was founded in 1912. CFMC is a wholly owned subsidiary of CITIFINANCIAL. CITIFINANCIAL is itself a wholly owned, indirect subsidiary of Citigroup Inc., a publicly owned Delaware corporation and diversified global financial services holding company. CITIFINANCIAL's business includes consumer lending services as well as credit-related insurance and credit card services. Its principal offices are at 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3000.

Mortgage loan underwriting

Mortgage loan underwriting assesses a prospective borrower's ability and willingness to repay, and the adequacy of the property as collateral for, a requested loan.

  CFMC's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. Mortgage loans are originated through CFMC's lending offices and through its correspondent mortgage lender and broker network. Mortgage loans are also acquired through bulk acquisitions from other mortgage lenders. Loans are pre-approved prior to funding, or purchased in bulk after funding. CFMC also may acquire loans originated through the branches of its parent CITIFINANCIAL. Regardless of the source, all loans are subject to substantially the same underwriting guidelines. These guidelines analyze the prospective borrower's credit history, income and debt-to-income ratio, the property type, the borrower's equity in the property, the terms of any senior mortgage and other relevant factors. All loans originated by third parties are subjected to re-underwriting by CFMC's own underwriters.

  CFMC uses the Fair, Isaacs credit bureau-based credit scoring system as part of its underwriting process. This credit scoring system assesses a prospective borrower's probability of default based upon predetermined characteristics and credit risk factors. The credit scoring system generates a credit score (also known as a FICO score) ranging from 250 to 900, with a higher score indicating a borrower with a relatively lower probability of default. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history, types of credit and bankruptcy experience. CFMC generally does not make loans to prospective borrowers if the FICO score is less than 530. If more than one person is jointly applying for a loan, the credit score is obtained for the person earning the majority of the income used to qualify the loan. A prospective borrower is assigned a credit grade, ranging from "A+" to "CX"; credit grades are discussed below under "Credit Grade Categories". Depending on the source of the loan (see "Origination Channels" below), the credit grade is determined by the FICO score, or by a combination of FICO score and mortgage payment history. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below.

  Initially, a prospective borrower must fill out an application that gives information about the applicant's employment, income, assets, debts and other obligations, the property to be financed and the type of loan desired. The applicant must also provide

- proof of income, such as (in the case of a salaried prospective borrower) a recent paycheck stub and W-2 form; tax returns are accepted to verify other forms of income, and

-  proof of liquid assets (in the case of purchase money loans).

  CFMC obtains a credit bureau report that summarizes the prospective borrower's credit history and any record of bankruptcy, delinquencies, judgments, repossessions, garnishments and similar instances of adverse credit factors that can be discovered from public records. Loans are usually not made to borrowers who do not have a credit history of at least three years.

  Facsimile copies of some verification documents (such as bank statements and verification of employment) are accepted in lieu of originals.

  Self-employed prospective borrowers must submit proof of two years operating experience within their current business and (except for NIQ applicants, discussed below) their federal income tax returns for the most recent two years and bank statements for at least the last three months.

Income guidelines

Once employment verification and the credit bureau report are received, the originator decides whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses. Income is calculated on a gross basis, before deduction for taxes or social security and other benefits. There is no minimum gross income requirement.

  CFMC has established as a lending guideline that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges, hazard insurance and other fixed obligations, such as car and credit card payments (together, the debt burden), should not exceed 55% of the borrower's verified gross monthly income. This ratio is called the debt-to-income ratio. The maximum ratio is reduced to 50% if the property is non-owner occupied or if the proposed loan is an ARM or would be junior to an ARM, and is reduced to 45% if the proposed loan is an ARM secured by non-owner occupied property. Where two individuals jointly sign the mortgage note or documents, the incomes and debts of both are considered. The borrower is also subject to a minimum disposable income test, which varies by the size of the borrower's family.

  CFMC's underwriting guidelines recognize two means of establishing income.

- Full documentation uses written third party verifications or alternative information sources, in addition to borrower-supplied information.

- NIQ (for self-employed borrowers only) uses the income declared on the borrower's loan application plus the borrower's business license or other proof of at least two years operating experience.

CFMC requires less than full income verification for its existing mortgage loan customers seeking to refinance their mortgage loans if the refinancing meets its minimum mortgage payment history requirements.

Appraisals

The originator requires the value of the mortgaged property to support the principal balance of the mortgage loan, taking into account any senior mortgage.

  An appraisal is required on each property proposed as collateral. Either a full or limited appraisal on FNMA forms is obtained, in accordance with Uniform Standards of Professional Appraisal Practices. All appraisals are conducted by independent fee appraisers. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Two appraisals are typically required on properties valued at $500,000 or more, or when the combined loan amount (first plus second) is $350,000 or more.

  The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the originator's judgment of the appraisal determines the maximum amount of the mortgage loan.

  In the case of refinancings of loans in which only the interest rate and/or term of the loan is modified ("rate/term refinances"), a new appraisal is not required if the loan is not more than 36 months old. In the case of refinancings in which the borrower receives cash in excess of $500 or debt consolidation payments ("cash-out refinances"), a new appraisal is not required if the loan is not more than 12 months old. In all cases, however, the original appraisal must be available; if it is not, then a new appraisal is required. If the original appraisal is used, a current property inspection report with photos is required. For first priority loans of up to $150,000 secured by Texas homestead properties, the tax assessed value and a property inspection report may be used in lieu of a current appraisal.

Lien records; title insurance; hazard and flood insurance

At origination a search is made of the recorded liens on the property being financed. Title insurance, or a title insurance commitment, or other assurance of title and lien priority customary in the jurisdiction, is required for all first priority mortgage loans, but is not required for second priority loans with smaller principal balances.

  Borrowers are required to secure homeowners insurance and, depending on the location of the property, flood insurance, as described above under "Insurance and other credit support".

Origination Channels

CFMC originates loans through its direct origination channels, and originates or acquires loans through its indirect channels. The direct origination channels are its Centralized Direct channel and its Home Equity Lending Offices (HELOs), which include its telemarketing office in Irving, Texas and its HELO loan origination offices located throughout the United States. The indirect channels are

- Correspondent, Flow Funding, and Acquisition channels, in which loans are originated and funded by third party lenders and subsequently purchased by CFMC, and

- Broker channel, in which the loan origination process is initiated through approved third party brokers but loans are funded by CFMC at closing.

Credit Grade Categories

CFMC's underwriting guidelines use credit grade categories to gauge the likelihood that the borrower will satisfy the repayment obligations of his or her loan. These categories determine the loan products for which a borrower may qualify, as well as the maximum loan-to-value ratio and debt-to-income ratio. For the Centralized Direct and HELO origination channels, credit grade categories are determined solely on the basis of the borrower's FICO score; for all other channels, the categories are based on the borrower's FICO score and mortgage payment history. A summary of these credit grade categories is set forth below. The "Mortgage History" criterion in each category refers to how delinquent, and how many times delinquent, a prospective borrower is permitted to have been during the prior 12 months on all his or her mortgage indebtedness. Specifically, when we say

- "zero 30 days", we mean a borrower is not permitted to have been 30 days or more delinquent during that 12-month period.

- "one time 30 days" means a borrower is permitted to have been delinquent 30 days, but no more than 59 days, once during that period (for this purpose, if a borrower has had consecutive 30-day delinquencies, all these delinquencies together are consider as one "rolling" 30-day delinquency, or "one time 30 days").

- "two times 30 days" means a borrower is permitted to have been delinquent 30 days, but no more than 59 days, twice during that period; similarly for "three times 30 days" and "four times 30 days".

- "one time 60 days" means a borrower is permitted to have been delinquent 60 days, but not more than 89 days, once during that period; similarly for "two times 60 days".

  Example: During a 12-month period a prospective borrower made monthly payments on his or her existing mortgage indebtedness on the scheduled due date for each of the months of January through August, did not make the September payment on its due date but instead made such payment 30 days late in October, and similarly made the October and November payments 30 days late in November and December, respectively. This borrower would be considered "one time 30 days" delinquent due to the rolling, consecutive nature of the delinquencies.

  Example: During a 12-month period a prospective borrower made monthly payments on his or her existing mortgage indebtedness on the scheduled due date for each of the months of January through July, did not make the August or September payments on their due dates but instead made the August payment 60 days late in October and in October also paid the late September payment and the scheduled October payment, bringing the loan current. The November and December payments were made when due. This borrower would be considered "one time 60 days" for the late August payment and "one time 30 days" for the late September payment.

  A prospective borrower is initially assigned to a credit grade category on the basis of his or her FICO score. If the borrower's mortgage payment history is not as good as that required for that category, the borrower is demoted to the credit grade category for which the borrower's mortgage payment history qualifies him or her. Alternatively, if a prospective borrower's mortgage payment history is "zero 30 days", a borrower may be promoted one credit grade category; promotion could qualify a borrower for lower pricing and/or a higher permissible loan-to-value ratio. However, credit grade category promotions are generally not allowed if the prospective borrower is self-employed or if the property is non-owner occupied.

  Example: a prospective borrower has a credit score of 630 and during the preceding 12-month period has been 60 days delinquent on an existing mortgage once. The 630 credit score would initially place the borrower in the "B" category but the borrower's mortgage payment history is worse than that required by that category. The borrower will generally be demoted to the "C" category, the category for which the mortgage payment history criterion is satisfied.

  Example: a prospective borrower has a credit score of 580 and during the preceding 12-month period has not been 30 days delinquent on any mortgage. The 580 credit score would initially place the borrower in the "C" category but the borrower's mortgage payment history would generally allow the borrower to be promoted one category to the "C+" category.

  The following tables illustrate, by origination channel, the FICO score and (if relevant) mortgage payment history requirement for each credit grade category, and the maximum LTV or CLTV for that category. For these purposes, the LTV and CLTV is calculated net of any broker or origination fee that is financed.

Centralized Direct and HELO*
Credit Grade Category   FICO Score    Max LTV         Max CLTV         Mortgage Payment History
                                            (1(st))          (2(nd))
-----------------------------------------------------------------------------------------------
          A+            710 or more       100%             100%        zero 30 days
          A             680 to 709        100              100         zero 30 days
          B+            650 to 679        100              100         one time 30 days
          B             620 to 649        100               95         three times 30 days
          C+            590 to 619         95               90         four times 30 days
          C             560 to 589         90               85         one time 60 days
          C-            530 to 559         80               80         two times 60 days

*Mortgage payment history is relevant for these origination channels only for the purpose of determining the maximum LTV or CLTV applicable to a credit grade category.

Broker and Flow Funded
Credit Grade Category   FICO Score   Mortgage Payment History   Max LTV         Max CLTV
                                                                      (1(st))          (2(nd))
----------------------------------------------------------------------------------------------
          A+            710 or more  zero 30 days                   100%             100%
          A             680 to 709   zero 30 days                   100              100
          B+            650 to 679   one time 30 days               100               95
          B             620 to 649   three times 30 days             95               90
          C+            590 to 619   four times 30 days              90               85
          C             560 to 589   one time 60 days                90               80
          C-            530 to 559   two times 60 days               80               80

Correspondent and Acquisition
Credit Grade Category   FICO score   Mortgage Payment History   Max LTV         Max CLTV
                                                                      (1(st))          (2(nd))
----------------------------------------------------------------------------------------------
          A+            710 or more  zero 30 days                   100%             100%
          A             680 to 709   zero 30 days                   100              100
          B+            650 to 679   one time 30 days               100              100
          B             620 to 649   three times 30 days            100               95
          C+            590 to 619   four times 30 days              95               90
          C             560 to 589   one time 60 days                90               85
          C-            540 to 559   two times 60 days               90               80
          CX            530 to 539   two times 60 days               80               80

Certain loan products require higher FICO scores and/or a better mortgage payment history, regardless of origination channel. These products include loans secured by non-owner occupied properties, loans to self-employed borrowers and loans with LTVs greater than 95%.

Additional underwriting criteria

Bankruptcy experience: Prior bankruptcy experience of a prospective borrower is considered in the underwriting process. A self-employed applicant with prior bankruptcy experience, or any applicant with a history of multiple bankruptcies, will usually be declined. If a prospective borrower has had a Chapter 7 bankruptcy case discharged less than 24 months ago, the permissible loan-to-value ratio generally cannot exceed 90%, regardless of credit grade category. Similarly, if the Chapter 7 discharge was more than 24 months ago, or if a Chapter 13 bankruptcy discharge was obtained by the borrower, the maximum loan-to-value ratio is generally 95%. If a loan applicant is the subject of an active Chapter 13 proceeding, CFMC will usually decline any proposed loan. A loan applicant who has been the subject of a foreclosure action within the preceding five years will also usually be declined.

Property type: CFMC classifies properties as standard or non-standard, and further as owner occupied or non-owner occupied. Standard properties are owner occupied single family detached principal residences owned in fee simple and located in an urban or suburban area; non-standard properties are all other types, such as 2-to-4 family residences, townhouses, rowhouses, condominiums, vacation and investment homes, second homes, rural properties and leasehold estates. Loans on non-owner occupied properties and on non-standard properties are generally subject to higher minimum credit grade requirements and lower permissible loan-to-value ratios.

Compensating factors

Other credit considerations may cause a loan underwriter to depart from the guidelines set forth above, and a loan underwriter may require additional information or verification to compensate for the departure. These positive credit considerations ("compensating factors") could include such factors as a relatively low loan-to-value ratio, a relatively low debt burden, a relatively high FICO score, substantial liquid assets, a robust credit history, stable employment and the length of time in the same residence. All compensating factors that are the basis for an underwriting guideline exception must be documented. Based on industry experience, CFMC believes that these credit considerations will affect underwriting decisions for a significant number of mortgage loans.

Servicing

The servicer; delegation

CFMC, as servicer, will be responsible for administering and servicing the mortgage loans. It may delegate or subcontract servicing duties to affiliated or non-affiliated qualified subservicers. CFMC will in all cases remain ultimately responsible for servicing the mortgage loans. References to the servicer and to actions taken by the servicer in this prospectus will refer to CFMC, acting by itself or through subservicers.

Collection procedures; realizing on defaulted mortgage loans

CFMC will make reasonable efforts to collect all payments due on the mortgage loans, following collection procedures it believes advisable. It will deposit all amounts received from homeowners, net of permitted reimbursements, within two business days after receipt into an account in the Trustee's name at an approved depository institution.

  The servicer employs a variety of collection techniques during the various stages of mortgage loan delinquency. The primary aim of its collection efforts is to bring a delinquent loan current in as short a time as possible. The servicer will attempt to ascertain the reason for a delinquency, whether the delinquency results from a temporary or permanent condition, and whether the delinquency can reasonably be expected to be cured by the homeowner.

  CFMC will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan, regardless of whether recovery under insurance or other credit support is available. These practices and procedures include working with the homeowner to explore every reasonable avenue for curing a loan default on more than just a temporary basis.

  If CFMC does not foreclose on a defaulted mortgage loan, it may accept less than the principal balance and accrued interest of the mortgage loan following a sale or a retention by the homeowner of the mortgaged property. If CFMC does foreclose on a defaulted mortgage loan, it may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. The servicer is not required to pursue a deficiency judgment on a mortgage loan, even if legally permitted. The servicer need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement for its expenditures.

  As an alternative to foreclosure, the servicer may enter into a modification, waiver or amendment to the provisions of a mortgage loan that is, or is about to become, in serious default. However, the servicer will take such action only if it believes that the action will minimize the loss that would otherwise be experienced on the loan, and only if the maturity of the loan is not extended beyond the latest expected final payment date of any class of the Series. Before entering into a modification or amendment, the homeowner may be subject to income and property value verification. The servicer generally does not enter into such an arrangement if the loan, as modified or amended, would result in negative amortization of the loan or would be a balloon loan, and generally does not modify a fixed rate loan into an adjustable rate loan.

  Another alternative to foreclosure is a refinancing of the delinquent loan. To qualify for a refinancing, the homeowner would be subject to payment history and debt-to-income ratio requirements, and the servicer would obtain a new credit score for the homeowner. If the delinquent loan is refinanced, it will be repurchased from the Trust by CFMC at a price equal to its current principal amount plus accrued and unpaid interest (net of unreimbursed advances) and treated as a prepayment in full of the loan.

  If a particular Series of Certificates has the benefit of credit support provided by a third party or through a reserve fund, spread account or similar facility, and if a mortgage loan in the related Trust goes into default, then to avoid draws under the credit support the servicer may make advances or repurchase the loan. The servicer will be entitled to full reimbursement of its advances and purchase price, any net loss on the loan will diminish the credit support (if the credit support is limited in dollar amount), and any excess will be retained by the servicer. Credit support providers do not have to cover mortgage losses or delinquencies if the remaining obligation under the credit support is less than the amount of such losses or delinquencies.

  Certificate holders will realize a loss to the extent that liquidation proceeds and payments under any credit support for a mortgaged property, are less than the principal balance and accrued interest on the mortgage loan plus CFMC'S unreimbursed fees, expenses and advances.

Enforcement of due-on-sale clauses

If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CFMC may (but is not obligated to) accelerate the maturity of the mortgage loan. If the servicer believes it will not be able to enforce the due-on-sale clause, the servicer will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement. The interest rate, principal amount and monthly payment of the loan will not be reduced under an assumption agreement, nor will the maturity of the loan be extended. CFMC will retain as additional servicing compensation any fees it receives for entering into an assumption agreement.

Real estate taxes and assessments

For those loans that provide for escrow payments by the homeowner, CFMC will deposit all homeowner payments of taxes, assessments or comparable items in an escrow account. CFMC will use the escrow account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse itself for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the escrow account. CFMC anticipates that the majority of loans in a Trust will not provide for escrow payments.

Primary mortgage and flood insurance

We do not anticipate that any mortgage loans will be covered by primary mortgage insurance. Unless otherwise specified in the supplement, CFMC will not advance premiums for any flood insurance if the homeowner does not make the payments (even if CFMC is authorized to do so under the loan documents).

Repurchases of loans

CFMSI may from time to time repurchase one or more mortgage loans from a Trust. CFMSI will repurchase a loan on a distribution day at a price equal to its principal balance plus accrued interest thereon. Under the pooling agreement, CFMSI may so repurchase, in the aggregate over the life of a Trust, mortgage loans representing not more than 2% of the total initial principal balance of loans in a Trust.

Fees and reimbursements

The Trust will pay CFMC a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. CFMC may also receive additional fees in connection with servicing or taking certain specified actions with respect to delinquent or defaulted loans. In addition, unless otherwise specified in the supplement for a particular Series, the servicer may keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation.

  CFMC will pay any subservicer's fees and independent accountants' fees and expenses.

  CFMC will be reimbursed for expenses which in its judgment were necessary in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection, repair or restoration of the mortgaged property, as well as legal fees, real estate taxes, appraisal costs, unpaid late charges, etc.) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to Certificate holders. In the liquidation of a second mortgage, the servicer will be reimbursed for any amounts expended to satisfy senior liens on the mortgaged property. The servicer may retain these reimbursements even if the remaining funds are inadequate to distribute to Certificate holders the full principal balance and accrued interest on the mortgage loan.

Resignation and removal

CFMC may resign as servicer only if

-  it receives a legal opinion that remaining as servicer would be illegal or

- the Trustee and 2/3 of the registered holders of Certificates (by principal balance) and any credit enhancer consent to the resignation.

  A resignation will become effective when the Trustee or a successor servicer assumes CFMC's servicing obligations.

  The Trustee may remove CFMC as servicer only upon a servicer event of default, as described below under "Default by CFMC".

CFMC'S liability

CFMC, as servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

Default by CFMC

Events of default

The following are servicing events of default:

- CFMC, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the Trustee for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.

- CFMC fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 business days after either the Trustee notifies CFMC, or the registered holders of 2/3 of the principal balance of the Certificates notify CFMC and the Trustee, of the failure.

- Certain events indicate CFMC'S insolvency, reorganization or inability to pay its obligations.

Actions on event of default

As long as an event of default remains unremedied, the Trustee, the registered holders of 2/3 of the principal balance of the Certificates or (if applicable) the credit enhancer may have the Trustee take over CFMC's responsibilities, duties and liabilities under similar compensation arrangements. CFMC will be paid for its prior services notwithstanding the termination of its activities as servicer. Termination of CFMC as servicer will not affect the obligations of any credit support provider.

  If the Trustee is unwilling or unable to act as servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer for a servicing compensation no greater than CFMC's servicing compensation.

The Trustee

The Trustee is named in the supplement. The Trustee may appoint agents (including CFMC and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations. However, the Trustee will not be responsible for any negligence or misconduct on the part of any agent appointed with due care.

  To meet legal requirements of certain local jurisdictions, CFMC and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.

  The Trustee may have normal banking relationships with CFMC or any originator, or any of their affiliates.

  The Trustee may resign at any time. The Trustee may be removed at any time by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CFMSI if

- the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,

-  the Trustee is insolvent,

- the Trustee breaches a duty that materially and adversely affects the Certificate holders, or

- through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.

  A Trustee resignation or removal will not be effective until CFMSI appoints a successor Trustee.

The Trustee's duties; limitation of liability

If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.

  The Trustee is not responsible for CFMC's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related document, and is not accountable for the use or application by CFMC of funds paid to it on the mortgage loans.

  The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a REMIC, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.

The pooling agreement

The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) among CFMSI, CFMC and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, the repurchase or substitution of defective mortgage loans, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, and otherwise sets forth the specific rights and obligations of CFMC, CFMSI, the Trustee and Certificate holders. The pooling agreement is governed by New York law.

  The Certificates are complex instruments, and the pooling agreement is a lengthy and complex document. This prospectus discusses only those aspects of the Certificates and the pooling agreement that CFMSI believes are likely to be material to purchasers of Certificates. You should read the provisions of the pooling agreement that may be important to you. The Trustee will send you a copy of the pooling agreement (without exhibits) upon your written request.

  The pooling agreement contains the following provisions:

Legal action by CFMC and CFMSI

Neither CFMC nor CFMSI will have to appear in, prosecute or defend any legal action that is not incidental to CFMC's servicing responsibilities and that it believes may cause it expense or liability. CFMC or CFMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CFMC and CFMSI for, the expenses of the action and any resulting liability out of Trust assets.

Legal action by Certificate holders

A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless

- the holder gives CFMSI and the Trustee written notice of the holder's intent to institute proceedings and

- the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.

  The Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation, under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

Liability of CFMSI and CFMC; indemnification

Neither CFMC nor CFMSI nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.

  The Trust will indemnify CFMC and CFMSI and their directors, officers, employees and agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

Amendments

CFMC, CFMSI, the issuers of any credit support and the Trustee may together amend the pooling agreement and any credit support without Certificate holder consent

-  to cure ambiguities and errors,

-  to resolve inconsistencies,

- to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support,

- to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or

-  to establish a "qualified reserve fund" for a REMIC.

  CFMC, CFMSI, the issuers of any credit support and the Trustee may also amend the pooling agreement and any credit support without Certificate holder consent if CFMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders. In lieu of a legal opinion, CFMSI may deliver confirmation from each rating agency that the amendment will not cause a reduction in the current rating of any affected class.

  CFMC, CFMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of
 2/3 of the principal balances of the Certificates affected by the amendment, except that

- the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose holders must consent to an amendment, without the consent of the holders of all Certificates of each affected class, and

- if the amendment affects any class of Certificates differently in any material respect than the other classes, the holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment.

  For purposes of granting or withholding consent, if a class of Certificates is divided into subclasses, a subclass will not be considered a separate "affected class". Accordingly, where consent of the holders of 2/3 of the principal balances of the Certificates of a differently affected class is required, this means the consent of the holders of the entire class, without regard to subclasses. Thus, if a class is divided into subclasses, the consent of the holders of 2/3 of the principal balances of Certificates of a single subclass will not be sufficient in itself for any consent, nor will the withholding of consent by the holders of more than 1/3 of the principal balance of the Certificates of one subclass be sufficient in itself to deny any consent.

Compliance reports

A firm of independent public accountants selected by CFMC will provide a compliance report to the Trustee by March 31 of each year on the servicing of the mortgage loans, beginning in the calendar year following the year in which the Series of Certificates were issued. Concurrently, an officer of CFMC will deliver a certificate to the Trustee stating that CFMC has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.

  Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

List of registered holders

Unless the Trustee is also the certificate registrar, CFMC will provide the Trustee within 5 business days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CFMC and will give the requesting Certificate holders access to the new list promptly after receipt.

No annual meeting

There will not be any annual or other meetings of Certificate holders.

Successors

A corporation or other entity

- that is a successor to CFMC due to a merger or consolidation, or that otherwise succeeds to the business of CFMC, or

- any entity that is more than 50% owned, directly or indirectly, by Citigroup Inc. that assumes CFMC's obligations,

will be CFMC's successor under the pooling agreement.

Termination of Trust

The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.

  The Trustee will notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates.

Book-entry and physical Certificates

Book-entry Certificates

Certificates offered to the public will be book-entry certificates. That is, one or more "global" Certificates for each of the classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these Certificates. If you purchase a book-entry Certificate, you will be a beneficial owner of the Certificate, and as such will not be able to obtain physical (paper) certificates evidencing your ownership of your Certificates.

  Purchasers of book-entry Certificates will hold their certificates indirectly through securities intermediaries--banks, brokerage houses and other institutions that maintain securities accounts for their customers. DTC will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermediaries holding certificates for their customers). Thus, each purchaser of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the purchaser's own securities intermediary at the "bottom." The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries with a securities depository at the top is the system through which most publicly traded securities are held in the United States.

  Purchasers of book-entry Certificates should realize that, unless otherwise stated in this prospectus, the Trust will

-  make all payments on their Certificates to DTC,

- send all reports and notices required to be sent to book-entry Certificate holders solely to DTC, and

- accept notices and directions solely from the registered holder, which for book-entry Certificates will mean DTC.

  DTC and the securities intermediaries are generally required by law and their own internal procedures to

-  deposit payments from the Trust into the appropriate customers' accounts,

- transmit notices and directions from the Trust to their customers and from their customers to the Trust, and

- exercise the rights that come from holding Certificates as a representative of their customers.

  Beneficial owners of book-entry Certificates may find it more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving payments on their Certificates, since payments will be initially made to DTC and must then travel down the hierarchy of intermediaries to the Certificate owner's own account with its securities intermediary.

  European purchasers of Certificates can hold interests in the Certificates only through Clearstream International (Clearstream) or through Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear), if they are participants in such systems or indirectly through organizations that are participants in such systems.

  Because Clearstream and Euroclear are not DTC participants, Clearstream and Euroclear will hold positions through US securities intermediaries that will in turn hold positions on DTC's books. Citibank will act as securities intermediary for Clearstream, and JPMorgan Chase Bank will act as securities intermediary for Euroclear. None of the Trustee, CFMC or CFMSI will be responsible, or liable to Certificate owners, for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

-  payments to its participants or customers,

- transmission of notices, directions (including directions as to voting Certificates) and other communications to or from beneficial owners, or

-  record keeping,

nor will they have any obligation to Certificate owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

The Depository Trust Company

DTC is a limited purpose trust company organized under the laws of New York State, a member of the Federal Reserve System, a "clearing corporation" under the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities deposited by its participants and facilitates the settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream is registered as a bank in Luxembourg and is regulated by the Luxembourg Monetary Authority, which supervise Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

  Clearstream's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's US customers are limited to securities brokers and dealers and banks, and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream or Euroclear.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. Euroclear's rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under Euroclear's rules only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

  The preceding information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Physical Certificates

Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if

- CFMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CFMSI is unable to locate a qualified successor,

-  CFMSI, at its option, elects to terminate the book-entry system, or

- after CFMC'S resignation or removal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry Certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.

  The certificate registrar will notify all beneficial owners, through DTC, of the availability of physical Certificates.

  Physical Certificates will be transferable and exchangeable at the offices of the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the certificate registrar may require a payment sufficient to cover any tax or other governmental charge incurred.

ERISA considerations

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"Plan asset" regulations

If an ERISA plan purchases Certificates, the underlying assets of the Trust--for example, mortgage loans--might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee or the servicer. In such circumstances, some operations of the Trust might be considered prohibited transactions under ERISA.

  ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CFMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and employee benefit plans not subject to ERISA.

Class exemptions

U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CFMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans. PTE 83-1 might not apply, however, to the purchase and holding of

-  senior classes of Certificates of a PO or IO class,

-  subordinated classes of Certificates or

-  residual Certificates.

  Accordingly, unless an underwriter exemption (as described below) applies, CFMSI and CFMC will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee

- executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of, an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 (PTE 95-60)), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition or

- delivers (1) an opinion of counsel satisfactory to the Trustee and CFMC that the purchase or holding of the Certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CFMC or the Trustee to any obligation in addition to those undertaken in the pooling agreement and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CFMC may require in connection with the transfer.

Underwriters' exemptions

Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

Other prohibitions

An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CFMSI (such as Citibank, N.A. or Citigroup Global Markets Inc.), any underwriter or the Trustee

-  has discretion to invest such assets, or

- has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or

-  is an employer maintaining or contributing to the ERISA plan.

  By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CFMSI that the assets of the ERISA plan used in the purchase are not described in the preceding sentence.

Investor responsibility

Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

  Employee benefit plans that are not subject to ERISA may be subject to similar federal, state or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

Legal investment considerations

SMMEA

If the Trust contains only first priority mortgage loans, then the senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). If, however, a pool of mortgage loans underlying Certificates contains any loans secured by junior liens, then none of the Certificates will be mortgage related securities under SMMEA.

  Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.

  A Certificate will be a mortgage related security so long as

- it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and

- it is part of a Series of Certificates in a Trust consisting of first priority mortgage loans originated by the types of originators specified in SMMEA.

  The supplement specifies whether any classes of Certificates of a Series are mortgage related securities.

State overrides of SMMEA

SMMEA permitted states that acted before October 4, 1991 to override some of its provisions with regard to mortgage related securities backed by loans on residential properties or mixed commercial and residential properties. A number of states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

Federal depository institutions

SMMEA also permits

- federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby,

-  federal credit unions to invest in mortgage related securities, and

- national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities,

subject in each case to regulations of their federal regulators.

  In this connection,

- the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),

- The National Credit Union Administration (the NCUA) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec.
703.19 may be able to invest in those prohibited forms of securities, and

- the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

Investor responsibility

Depository institutions considering an investment in the Certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates may be considered unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

  The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or that are issued in book-entry form.

  Except for the status of some Certificates as "mortgage related securities," no representations are made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Taxation of Certificate holders

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICS. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

Taxation of Certificates--general

Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

Accrual method

Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

Original issue discount

All accrual Certificates will be issued with original issue discount (or OID), and other classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

  Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.

  The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CFMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.

  CFMC will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "--Reporting requirements" below.

Calculation of OID

A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)

  Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CFMSI will treat the monthly period ending on the day before each distribution day as the accrual period.

  Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series.

  Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."

  The issue price of a Certificates is generally the first price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CFMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CFMSI as the fair market value of the Certificate on the issue date.

  The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.

  The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CFMSI intends to treat interest on Certificates as qualified stated interest.

  Distributions on the following types of Certificates will not be qualified stated interest:

-  Certificates in an accrual class,

- Certificates for which interest distributions may be deferred and added to the principal balance, or

- Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class).

Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Any deferred interest (as defined in the supplement) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the Certificates in computing OID.

  Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of

- the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over

- the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.

  Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.

  The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

De minimis OID

OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (i.e., rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.

  Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "--Election to treat interest under the constant yield method" below.

OID on retail class Certificates

For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CFMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate

- the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and

- the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

  CFMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

Acquisition premium

A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alter-natively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "--Election to treat interest under the constant yield method" below.

OID on variable rate Certificates

Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if

- the issue price does not exceed the original principal balance by more than a specified amount and

-  the interest compounds or is payable at least annually at current values of
(1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

  A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.

  An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.

  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)

  OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CFMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.

  Although unclear under the OID rules, CFMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.

  Under the REMIC regulations, a Certificate bearing

- a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

- one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods,

qualifies as a regular interest in a REMIC. For OID reporting purposes, CFMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

  A class of Certificates may not have a variable rate under the preceding rules--for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

Market discount

A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.

  The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.

  The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

  The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.

  As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.

  By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "--Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

Losses

Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.

  Under section 166, it appears that

- a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and

- other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.

  Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.

  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

Election to treat interest under the constant yield method

A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

  A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

Sale or exchange of Certificates

If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.

  Except as described in "--Market discount" above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.

  Gain on the sale or exchange of a Certificate will be treated as ordinary income

- if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,

- for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

- to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate.

  In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

  Holders that recognize a loss on a sale or exchange of the regular interest for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Special types of holders

CFMSI anticipates that Certificates held by

- a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C),

- a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B), in their entirety, because mortgage loans qualifying for these tests are expected at all times to exceed 95% of the assets of the Trust. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "--Reporting requirements."

  Certificates held by

-  a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and

-  certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

Foreign investors

A non-U.S. person is a person that is not

-  a citizen or resident of the United States,

- a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,

- an estate subject to United States federal income tax regardless of the source of its income, or

- a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.
  Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person

- is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and

- provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S. person.

  For the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

- You provide your name, address and a signed statement that you are the beneficial owner of the certificates and that you are not a US certificate owner. This statement is generally made on IRS Form W-8BEN.

- You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form W-8BEN.

- You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the US. This claim is generally made on Form W-8ECI.

  If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates. For Certificates held by a foreign partnership, (1) the certification described above must be provided by the partners rather than by the foreign partnership and (2) the partnership must provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

Backup withholding

Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 28% (increasing to 31% after 2010) of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

Reporting requirements

Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.

Taxation of the Trust

REMIC qualification

CFMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools. The supplement states whether CFMSI will make more than one REMIC election for the Trust's assets.

  Cadwalader, Wickersham & Taft LLP has advised CFMSI that in its opinion

- the Trust will qualify as one or more REMICs under current law if CFMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules, and

-  the Certificates qualify as regular interests in a REMIC.

  For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.

  If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

Taxes that may be imposed on the REMIC

Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include

- the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,

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-  the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,

-  the receipt of compensation for services, or

- the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

  It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.

  Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC

-  during the three months following the closing date,

-  made to a qualified reserve fund by a residual interest holder,

-  in the nature of a guaranty, and

-  made to facilitate a qualified liquidation or clean-up call.

  Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.

Legal aspects of mortgage loans

Mortgages and deeds of trust

The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.

  There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the lender to make payments on the mortgage note. The security arrangements for a

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living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.

  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.

  The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

Foreclosure

The mortgage loans in each Trust will be primarily composed of first priority mortgage loans. The discussion in this section is principally relevant to first mortgages, although portions may also be relevant to second mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

  An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, in states where a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that

-  the homeowner's default was neither willful nor in bad faith and

- the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender.

  Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one

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

year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

  In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.

  CFMC is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances--for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property--that would cause CFMC to elect not to foreclose on a defaulted mortgage loan.

  Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."

  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

  In CONNECTICUT a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 21 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming

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

party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, an attorney is appointed by the court to sell the mortgaged property at auction. After the sale is approved by the court, the proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

  Upon commencement of a foreclosure action on a CONNECTICUT mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.

  In CALIFORNIA, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although the redeemer will be required to pay reasonable rental value upon redemption.

  A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

  In CALIFORNIA, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.

  In ILLINOIS, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem

---------------
(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

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

by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

  In MICHIGAN, a borrower is granted a right of redemption for a period after a sale of the property of six months (one year in certain cases). Upon exercise of such right, the borrower can redeem the property by paying the amount of the sale price, plus interest and advances. Any resulting deficiency in the amount owing under the mortgage will be unsecured, and is generally nonrecoverable.

Junior liens

The rights of a lender under a second, or junior, lien on a mortgaged property are subordinate to the rights of the holder of the first, or senior, mortgage. The senior mortgage lender has the prior right to receive hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon homeowner default. State law usually does not require the holder of a senior mortgage to give notice of default to any junior lender.

  In some states, a junior lien holder may satisfy a senior loan in default by paying off the senior loan in full, or may cure the default by making the senior loan current. In either case, the amount paid by the junior lender would be added to the principal balance of the junior loan.

  If the proceeds of insurance or condemnation and from a sale of the mortgaged property are sufficient to satisfy the senior mortgage in full, then, and only then, will any excess proceeds be available to be applied to satisfaction of the principal or interest due on any junior lien.

Rights of redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

Anti-deficiency laws and other limitations on lenders

In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  Although CFMC may elect to pursue deficiency judgments on a mortgage loan, CFMC does not have to do so, even if permitted by applicable law.

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

  NEW YORK. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.

  Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender.

  In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

  NEW JERSEY. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

  In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

  CONNECTICUT. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.

  CALIFORNIA. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of per-

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

sonal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, CFMC intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.

  TEXAS. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

  ILLINOIS. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.

  FLORIDA. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

  MICHIGAN. If the price at the foreclosure sale is less than the total amount due under the mortgage, under Michigan law the lender retains the right to institute suit for the amount of the deficiency against the borrower.

  ALL MORTGAGE LOANS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may

"bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default under a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 reorganization plan.

  Generally, a repayment plan in a case under Chapter 13 and a reorganization plan under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.

  State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

  If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.

  In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.

  Bankruptcy reform legislation passed by the Senate in September 1998 would have amended the Bankruptcy Code to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, the provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the mortgage loans. The House bill and the conference report did not have a similar provision, and Congress adjourned without acting on the proposed legislation. However, such legislation may be reintroduced. If the proposed amendment to the Bankruptcy Code were to become law, a violation of the Truth in Lending Act in the origination of a mortgage loan could result in a total loss on the loan in a bankruptcy proceeding. Such a violation would, however, breach a representation and warranty of CFMSI, which would require it to repurchase the mortgage loan.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a Trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.

  The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. The existence of tax liens may delay or interfere with the lender's enforcement of rights on a defaulted mortgage loan.

  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Home Equity Loan Consumer Protection Act, Reigle Community Development and Regulatory Improvement Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Violations of these laws may also limit the ability of the servicer to collect all of the principal and interest otherwise payable on the related mortgage loans.

  The Soldiers' and Sailors' Civil Relief Act (the Civil Relief Act) limits the amount of interest that may be charged on a mortgage loan during the period when the homeowner is in military service. The maximum interest rate that can be charged is 6% per annum. This maximum rate applies even though the mortgage was originated before the homeowner was called to active duty. The servicer will not be required under the pooling agreement to make deposits or otherwise advance amounts on a mortgage loan as to which the Civil Relief Act (or any similar state law) has limited the amount of interest which the borrower is required to pay each month. Shortfalls on interest collections due to this law will not be covered by any subordination and, unless otherwise provided in the supplement, the interest shortfalls will be allocated pro rata to all interest-bearing Certificates. This law also limits the ability of a servicer to foreclose on a defaulted mortgage loan during the homeowner's period of military service.

Due-on-sale clauses

Fixed rate mortgage loans in a Trust will usually contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.

  The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated

-  before October 15, 1982,

-  on mortgaged properties in Minnesota, Michigan, New Mexico and Utah, and

- by a lender that was not a federal savings and loan associations or a federal savings bank.

  However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.
Other limitations on foreclosure

Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have

- required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,

- required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and

- limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

  Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of usury laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.

  CFMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws, to the extent not pre-empted by Title V.

Environmental considerations

Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate

-  emissions of air pollutants,

-  discharges of wastewater or storm water,

- generation, transport, storage, treatment or disposal of hazardous waste or hazardous substances,

-  operation, closure and removal of underground storage tanks,

-  removal and disposal of asbestos-containing materials, and

- management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").

Failure to comply with these laws can result in significant penalties, including civil and criminal fines.

  Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners" and/or "operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. For example, under the laws of many states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.

  Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to address properly environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.

  Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.

  In 1996, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that should not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA upon foreclosure. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, the scope of the additional protections offered by the new law has not yet been fully defined by the courts. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.
  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The secured creditor protections in CERCLA do not protect against the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on property "owners or operators" but do not incorporate the secured creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CFMC nor any originator has made such evaluations prior to the origination of the mortgage loans, and CFMC does not require that originators who sell mortgage loans to it make such evaluations. CFMC is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CFMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CFMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

  In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Use of proceeds

CFMSI intends to use net proceeds from the sale of the Certificates to purchase residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to CITIFINANCIAL, its affiliates or unaffiliated parties.

  Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CFMSI acquires, prevailing interest rates, availability of funds and general market conditions.

Plan of distribution

CFMSI may offer and sell the Certificates either through agents or through underwriters. CFMSI normally sells Certificates through underwriters. An underwriter or agent that offers the Certificates may be an affiliate of CFMSI, and offers and sales of Certificates may include secondary market transactions by CFMSI affiliates. Affiliates may act as principal or agent in these transactions. Sales will be at prices related to prevailing market prices at the time of sale.

  The supplement sets forth the terms of the offering, including the names of any underwriters or agents, the managing underwriters of any underwriting syndicate, the net proceeds from the sale, and any securities exchange on which the Certificates will be listed. CFMSI does not anticipate listing Certificates on any securities exchange. Dealer trading may take place in the Certificates, including Certificates not listed on a securities exchange.

  CFMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."

  Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for CITIFINANCIAL or its affiliates in the ordinary course of business.

Additional information

SEC filings

All documents subsequently filed by CFMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the Certificates are incorporated by reference into this prospectus.

  CFMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (without exhibits). Written or telephone requests for documents should be made to CitiFinancial Mortgage Securities Inc., 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3607.

  You may read and copy any materials CFMSI files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

  The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CFMSI.

  Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

Index of defined terms

accrual classes, 1

accrual period, S-18

administration fee, S-27

ARMS, 3

balloon mortgage loan, 13

Bankruptcy Code, 49

beneficial owner, 28

book-entry certificates, 28

cap contract, S-35

CERCLA, 53

certificate administrator, S-6

certificate registrar, S-4

Certificates, 1

CFMC, 1

CFMSI, 1

Civil Relief Act, 52

Civil Relief shortfall, S-15

class MF-1 principal distribution amount, S-22

class MF-2 principal distribution amount, S-22

class MF-3 principal distribution amount, S-22

class MF-4 principal distribution amount, S-22

class MF-5 principal distribution amount, S-22

class MF-6 principal distribution amount, S-22

class MF-7 principal distribution amount, S-22

class MF-8 principal distribution amount, S-22

class MV-1 principal distribution amount, S-23

class MV-2 principal distribution amount, S-23

class MV-3 principal distribution amount, S-23

class MV-4 principal distribution amount, S-23

class MV-5 principal distribution amount, S-23

class MV-6 principal distribution amount, S-23

class MV-7 principal distribution amount, S-23

classes, 1

clean-up call, 10, S-25

clean-up call date, S-25

Clearstream, 29

CLTV, 15

collection period, 6

combined loan-to-value ratio, 15

compensating factors, 23

compensating interest, 10, S-15

Conference Committee Report, 34

CPR, S-27

credit grade, 19

credit score, 18

cut-off date, 6

debt burden, 19

debt-to-income ratio, 19

delinquency advance, 8

determination day, 6

distribution day, 6, S-4

DTC, 29

due date, 6

due-on-sale clause, 10

enhancement level, S-12

ERISA, 5, 31

ERISA plans, 31

Euroclear, 29

events of default, 25

excess interest, S-6

FICO score, 18

formula rate, S-20

full documentation, 19

fully amortizing mortgage loan, 13

Garn-St Germain Act, 52

Group 1, S-3

Group 1 net WAC cap, S-18

Group 1 principal distribution amount, S-20

Group 1 senior principal distribution amount, S-21

Group 2, S-3

Group 2 net WAC cap, S-19

Group 2 principal distribution amount, S-21

Group 2 senior principal distribution amount, S-21

HELO, 20

HEP, S-27

homeowner, 6

index interest rate, 13

interest cap carryforward, S-20

interest carryforward, S-16

interest funds, S-14

interest-only, 1

interest shortfall, S-20

IO, 1

IRA, 31

LIBOR, S-19

LIBOR determination date, S-19

liquidated loan, S-26

loan-to-value ratio, 14

London business day, S-19

LTV, 14

margin, 13

Moody's, S-4

mortgage loans, 1

mortgaged properties, 1

mortgagee, 44

mortgagor, 44

NAS, S-21

NIQ, 19

non-U.S. person, 41

OC floor amount, S-13

OID, 34

OID rules, 34

one-month LIBOR, S-19

order of seniority, 11

order of subordination, 11

original issue discount, 34

outstanding, 11

overcollateralization, 17

par, S-33

paying agent, S-4

periodic rate cap, 13

PO, 1

Pool 1, S-4

Pool 1 interest funds, S-14

Pool 1 principal funds, S-15

Pool 2, S-4

Pool 2 interest funds, S-14

Pool 2 principal funds, S-15

pool insurance, 16

pooling agreement, 26

prefunding account, 15

prepayment charge, 8

prepayment collection period, 8

prepayment interest shortfall, 10, S-15

prepayment model, 9, S-26

principal balance, 6, S-15

principal funds, S-14

principal-only, 1

PTE 83-1, 31

PTE 95-60, 31

RCRA, 54

realized loss, S-26

record date, S-4

registered holder, 28

regular classes, 6

release amount, S-25

REMIC, 2

residual class, 6

retail class Certificates, 36

S&P, S-4

scheduled payment, 6

SEC, 56

secured creditor exemption, 54

securities intermediaries, 29

senior classes, 1, 11

Series, 1

servicer, 6

servicing fee, 24, S-25

SMMEA, 32

special hazard insurance, 17

specified Group 1 enhancement level, S-12

specified Group 2 enhancement level, S-12

stepdown test, S-13

structuring assumptions, S-27

subclasses, 1

subordinated classes, 1, 11

subordination depletion date, S-15

superliens, 53

targeted level, S-6

Title V, 53

trigger event, S-13

Trust, 1

Trustee, 1

underwriter exemption, 32, S-34

weighted average mortgage rate, S-19

weighted average net mortgage rate, S-19

Prospectus
November 24, 2003
                                                                  [CITICORP
LOGO]

                 [CITIFINANCIAL MORTGAGE SECURITIES INC. LOGO]

                           $911,360,000 (approximate)
                        REMIC Pass-Through Certificates
                                 Series 2003-4

--------------------------------------------------------------------------------
                     DEALER PROSPECTUS DELIVERY OBLIGATION

 Until March 3, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be
     required to deliver a prospectus. This is in addition to the dealers'
         obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------------------------------------------------------

CITIGROUP
            BANC ONE CAPITAL MARKETS, INC.
                                                           RBS GREENWICH CAPITAL